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                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

                             RESTRUCTURING AGREEMENT

                                  BY AND AMONG

                       SATELITES MEXICANOS, S.A. DE C.V.,

                SERVICIOS CORPORATIVOS SATELITALES, S.A. DE C.V.,

                           SUPPORTING EQUITY HOLDERS,

                             SUPPORTING FRN HOLDERS

                                     - AND -

                             SUPPORTING NOTEHOLDERS

                              AS OF MARCH 31, 2006

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                             RESTRUCTURING AGREEMENT

                                     PREFACE

     This RESTRUCTURING AGREEMENT (this "Agreement"), dated as of March 31, 2006, is entered into by and among:

     (a)  Satelites Mexicanos, S.A. de C.V. (the "Company");

     (b)  Servicios Corporativos Satelitales, S.A. de C.V. ("Servicios");

     (c)  Loral Skynet Corporation and Loral SatMex Ltd. (collectively,
          "Loral");

     (d) Principia, S.A. de C.V. ("Principia" and, together with Loral, the "Supporting Equity Holders");

     (e) the undersigned beneficial owners (or investment managers or advisors with power to vote or dispose of all or substantially all of the relevant securities on behalf of the beneficial owners) of the Senior Secured Floating Rate Notes due June 30, 2004, identified on Exhibit B hereto (the "Supporting FRN Holders"); and

     (f) the undersigned beneficial owners (or investment managers or advisors with power to vote or dispose of all or substantially all of the relevant securities on behalf of the beneficial owners) of the 10-1/8% Senior Notes due November 1, 2004, identified on Exhibit B hereto (the "Supporting Noteholders" and, together with the Supporting Equity Holders, the Supporting FRN Holders and each other beneficial owner (or investment managers or advisors with power to vote or dispose of all or substantially all of the relevant securities on behalf of the beneficial owners) of the FRNs, Senior Notes and the Existing Equity (each as defined below) that executes, after the date hereof, a counterpart signature page to this Agreement as provided in section 25 below or an Accession Agreement in accordance with the terms hereof, the "Supporting Holders," and each, individually, a "Supporting Holder").

     For purposes hereof, all references in this Agreement to Supporting Holders shall mean, as of any date of determination, those Supporting Holders who have executed and delivered this Agreement as an original signatory on or before the date of this Agreement, together with those additional Supporting Holders who after the date of this Agreement, but on or before any such date of determination, have become party to this Agreement by executing and delivering counterpart signature pages as provided in section 25 below or an Accession Agreement in accordance with the terms hereof, other than those Supporting Holders, if any, who after the date of this Agreement cease to be a party hereto in accordance with the terms of this Agreement. After the date of this Agreement, as other Supporting Holders become signatories to this Agreement or Supporting Holders cease to be parties hereto in accordance with the terms of this Agreement, Exhibits B and/or C, as applicable, to this Agreement shall be deemed to be updated to include such Supporting Holder and the Securities (as defined below) held by such Supporting Holder, and to exclude any such Supporting Holder that ceases to be a party hereto.

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     Capitalized terms used in this Agreement shall have the meaning ascribed to them in section 1 hereof, unless otherwise defined in the Term Sheet (as defined below), in which case any such term shall have the meaning ascribed to it in the Term Sheet.

                                    RECITALS

     Whereas, (i) on June 29, 2005, the Company initiated the Concurso Proceeding by filing a concurso mercantil petition; (ii) on September 7, 2005, the Mexican Bankruptcy Court declared the Company in concurso mercantil under the MBRA; (iii) on October 11, 2005, the Mexican Bankruptcy Court appointed Thomas Stanley Heather Rodriguez as conciliador in the Concurso Proceeding (the "Conciliador"); (iv) on December 30, 2005, the Mexican Bankruptcy Court issued a judgment acknowledging claims (sentencia de reconocimiento, graduacion y prelacion de creditos) (the "Recognition Judgment"); and (v) under the MBRA, the Conciliador is required to attempt to facilitate a plan of reorganization (Convenio Concursal) that he believes is supported by the Company and holders of a majority of Recognized Claims, to submit such plan (Convenio Concursal) to such holders for their assent and, if applicable, execution, and to subsequently file such plan (Convenio Concursal) with the Mexican Bankruptcy Court for its approval, as executed by the Company and by the requisite number and amount of holders of Recognized Claims as provided by the MBRA.

     Whereas, the Company, the Ad Hoc FRN Committee, the Ad Hoc Senior Note Committee and the Supporting Equity Holders, with the support of the Conciliador, have engaged in good faith negotiations with the objective of consummating the Restructuring.

     Whereas, to expedite and ensure the implementation of the Restructuring, the Company is prepared to commit, on the terms and subject to the conditions of this Agreement and Applicable Law, to execute the Concurso Plan, subject to the terms hereof, and take the steps described herein and in the Term Sheet to effect the Restructuring.

     Whereas, to expedite and ensure the implementation of the Restructuring, Servicios and each of the Supporting Equity Holders is prepared to commit, on the terms and subject to the conditions of this Agreement and Applicable Law, to support the approval, execution and consummation of the Concurso Plan, take the steps described herein and in the Term Sheet to effect the Restructuring, and to perform its other obligations hereunder, if any.

     Whereas, to expedite and ensure the implementation of the Restructuring, each Supporting Holder (other than the Supporting Equity Holders) is prepared to commit, on the terms and subject to the conditions of this Agreement, to, if and when solicited to do so, execute (or, in the case of Supporting Noteholders, subject to the terms hereof, instruct the indenture trustee of the Senior Notes to execute, and, if allowed under the MBRA, to allow such Supporting Noteholders to execute) the Concurso Plan as part of the Restructuring and to support its approval, and to perform its other obligations hereunder, if any.

     Whereas, as specified further herein, to consummate the implementation of the Restructuring, each Supporting Holder is prepared to commit, on the terms and subject to the conditions of this Agreement and applicable bankruptcy law, to, if and when solicited to do so, vote (or, in the case of managed accounts, instruct its custodial agents to vote) to accept the Chapter 11 Plan in a case as part of the Restructuring in the Bankruptcy Court under chapter 11

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of the Bankruptcy Code with respect to the Company (the "Chapter 11 Case"), to support confirmation of the Chapter 11 Plan, and to perform its other obligations hereunder, if any.

     Whereas, to expedite and ensure the implementation of the Restructuring, Servicios and each of the Supporting Holders acknowledge the necessity of the Servicios Restructuring and are prepared to commit (as may be applicable), on the terms and subject to the conditions of this Agreement and Applicable Law, to support the approval and consummation of the Servicios Restructuring.

     Now, therefore, in consideration of the promises and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signatory to this Agreement, intending to be bound hereby, agrees as follows:

     Section 1. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     "304 Proceeding" means that proceeding commenced ancillary to the Concurso Proceeding pursuant to section 304 of the Bankruptcy Code in the Bankruptcy Court by the Company on August 4, 2005 and styled as In re Satelites Mexicanos, S.A. de C.V., Case No. 05-16103 (RDD).

     "304 Stipulation" means the Stipulation, Agreement and Order, a copy of which is annexed as Annex G hereto, executed on behalf of the Company, the Supporting FRN Holders, the Supporting Noteholders and Loral (together with its affiliated entities) on or about the date hereof, in connection with the 304 Proceeding.

     "Accession Agreement" means the instrument of accession attached hereto as Annex B.

     "Ad Hoc Senior Note Committee" means the informal committee of holders of the Senior Notes, the members of which are set forth in Annex D hereto, that, directly and through its legal and financial advisors, has negotiated the terms of the Restructuring with the Company.

     "Ad Hoc FRN Committee" means the informal committee of holders of the FRNs, the members of which are set forth in Annex D hereto, that, directly and through its legal and financial advisors, has negotiated the terms of the Restructuring with the Company.

     "Agreement" shall have the meaning ascribed to that term in the Preface and shall include all annexes and exhibits hereto, all of which are incorporated by reference herein, and all amendments and modifications made pursuant hereto.

     "Akin" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     "Applicable Law" means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.

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     "Article 980" shall have the meaning ascribed to that term in section
5A(a)(iv) of this Agreement.

     "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Sections. 101-1532 (as may be amended).

     "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

     "Bondholder Equity" shall have meaning ascribed to that term in the Term Sheet.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in either New York City or Mexico City are authorized or required by Applicable Law to close. Any event scheduled to occur on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

     "CAAYS" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     "CAN" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     "Chanin" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     "Chapter 11 Case" shall have the meaning ascribed to that term in the Recitals.

     "Chapter 11 Filing Deadline" shall mean July 14, 2006.

     "Chapter 11 Filing Trigger" shall have the meaning ascribed to that term in section 3(b) of this Agreement.

     "Chapter 11 Order Date" shall mean the date that the Chapter 11 Plan Order is entered on the Bankruptcy Court's docket.

     "Chapter 11 Plan" means a plan of reorganization of the Company filed in the Chapter 11 Case, which plan shall be substantially on the terms and conditions set forth in the Term Sheet, restructuring the debt and equity of the Company.

     "Chapter 11 Plan Order" means an order by the Bankruptcy Court in the Chapter 11 Case confirming the Chapter 11 Plan.

     "CNIE" means the Foreign Investments National Commission (Comision Nacional de Inversiones Extranjeras) of Mexico.

     "COFECO" means the Federal Antitrust Commission (Comision Federal de Competencia) of Mexico.

     "Committees" means the Ad Hoc FRN Committee and the Ad Hoc Senior Note Committee, collectively.

     "Company" shall have the meaning ascribed to that term in the Preface.

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     "Conciliador" shall have the meaning ascribed to that term in the Recitals.

     "Conciliador Termination Notice" shall have the meaning ascribed to that term in section 2(b) of this Agreement.

     "Conciliador's Submission" means the submission by the Conciliador of the Concurso Plan to the holders of Recognized Claims in accordance with the first and second paragraphs of article 161 of the MBRA.

     "Concurso Filing Deadline" means the tenth (10th) Business Day following the effective date of the Conciliador's Submission.

     "Concurso Filing Trigger" means the receipt by the Conciliador of executed counterpart signature pages of the Concurso Plan from the Required Noteholders.

     "Concurso Plan" means a plan of reorganization (Convenio Concursal) of the Company filed in the Concurso Proceeding, which plan shall (a) be substantially on the terms and conditions set forth in the Term Sheet and (b) set forth the manner for implementing the restructuring of the debt and equity of the Company through consummation of the Chapter 11 Plan.

     "Concurso Plan Order" means a final and non-appealable order entered by the Mexican Bankruptcy Court approving the Concurso Plan.

     "Concurso Proceeding" means the proceeding for the Company under the MBRA currently pending before the Mexican Bankruptcy Court under file number 129/2005.

     "Confidential Information" shall have the meaning ascribed to that term in section 5(b) of this Agreement.

     "Confirmation of Termination" shall have the meaning ascribed to that term in section 2(b) of this Agreement.

     "Debt" means the term debt as defined in section 101(12) of the Bankruptcy Code.

     "Designee" shall have the meaning ascribed to that term in section 5A(a)(iv) of this Agreement.

     "Disclosure Statement" means a disclosure statement for the Chapter 11 Plan prepared in accordance with the requirements of section 1125 of the Bankruptcy Code.

     "Effective Date" means the first Business Day on which (a) all conditions precedent to the effectiveness of the Chapter 11 Plan have been satisfied or waived pursuant to the terms of the Chapter 11 Plan and (b) the Chapter 11 Plan Order has become a final non-appealable order.

     "Enlaces" shall have the meaning ascribed to that term in the Term Sheet.

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     "Equity Documents" shall have the meaning ascribed to that term in section
11(b) of this Agreement.

     "Equity Holder Documents" shall have the meaning ascribed to that term in section 11(f) of this Agreement.

     "Equity Trust" shall have meaning ascribed to that term in the Term Sheet.

     "Evercore" shall have the meaning ascribed to that term in section 8(h) of this Agreement.

     "Existing Equity" means the issued and outstanding common stock (Series "A" or "B"), the convertible preferred stock (Series "C") and the neutral investment stock (Series "N"), which represent all of the Company's issued and outstanding capital stock, identified on Exhibit C hereto.

     "Firmamento" means Firmamento Mexicano, S. de R.L. de C.V.

     "First Priority Senior Secured Notes" shall have the meaning ascribed to that term in the Term Sheet.

     "First Priority Senior Secured Notes Documents" shall have the meaning ascribed to that term in section 11(c) of this Agreement.

     "FRN Advisors" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     "FRNs" means the Senior Secured Floating Rate Notes due June 30, 2004, issued by the Company, in the aggregate outstanding principal amount of U.S. $203,400,000 as of the date hereof.

     "FRN Collateral Trustee" shall have the meaning ascribed to such term in section 4(a) of this Agreement.

     "Governmental Authority" means any entity exercising executive, legislative, judicial, regulatory or administrative functions (or other similar functions) of or pertaining to any national, federal, state, municipal, regional or local government (whether foreign or domestic), including any governmental authority, agency, department, board, commission or instrumentality or any political subdivision thereof, and any tribunal, court or arbitrator(s) of competent jurisdiction.

     "Grant Holders" shall have the meaning ascribed to that term in section 5A(a)(iv) of this Agreement.

     "Initial Draft" shall have the meaning ascribed to that term in section 5A(a)(iii) of this Agreement.

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     "Intercreditor Agreement" shall have the meaning ascribed to that term in section 11(e) of this Agreement.

     "Law" means any law (including common law), statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued or entered by any Governmental Authority.

     "Lease Agreements" means collectively (i) that certain Agreement Concerning the Lease of Transponders dated June 14, 2005, between the Company and Loral Skynet, a division of Loral SpaceCom Corporation, as amended and (ii) that certain Agreement Concerning the Lease of Transponders dated June 14, 2005, between the Company and SS/L (as assignee of Loral Space & Communications Corporation), as amended.

     "Local Rules" means the Local Bankruptcy Rules for the Bankruptcy Court.

     "Loral" shall have the meaning ascribed to that term in the Preface.

     "Loral Documents" means the documents set forth on Exhibit F hereto.

     "Loral Entities" shall have the meaning ascribed to that term in section 5A(a)(iv) of this Agreement.

     "Loral Grant" shall have the meaning ascribed to that term in section 5A(a)(iv) of this Agreement.

     "Loral Pledge" shall mean that certain pledge of 473,449 Series C, Sub-Series C-1, shares of the Company pursuant to the Security Agreement, dated November 21, 2005, by and among the Bank of New York, Loral Skynet Corporation and certain subsidiaries of Loral Skynet Corporation signatories thereto to secure Loral Skynet Corporation's 14% Senior Secured Notes due 2015.

     "Loral Settlement Agreements" means collectively (i) that certain Settlement Agreement (the "Settlement Agreement") dated June 14, 2005, by and among the Company, Loral Space & Communications Corporation, Loral SpaceCom Corporation, Loral Skynet, a division of Loral SpaceCom Corporation, Loral Skynet Network Services, Inc. and SS/L, (ii) the New Agreements (as defined in the Settlement Agreement) and (iii) the Active Capacity Agreements (as defined in the Settlement Agreement).

     "Loral Termination Notice" shall have the meaning ascribed to that term in section 5A(a) of this Agreement.

     "Loral Transponders" means those transponders that are the subject of the Lease Agreements.

     "Loral Usufructo" shall have the meaning ascribed to that term in section 5A of this Agreement.

     "MAH" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

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     "Majority FRN Holders" means, as of any applicable date of determination, holders of FRNs who are signatories to this Agreement that hold at least fifty-one percent (51%) of the principal amount of all outstanding FRNs.

     "Majority Noteholders" means, as of any applicable date of determination, holders of Senior Notes who are signatories to this Agreement that hold at least fifty-one percent (51%) of the principal amount of all outstanding Senior Notes.

     "MBRA" means the Ley de Concursos Mercantiles, published in the Official Gazette of the Federation (Diario Oficial de la Federacion) on May 12, 2000, as amended from time to time.

     "Mexican Bankruptcy Court" means the Second Federal District Court for Civil Matters in Mexico City, Mexico.

     "MXP" means pesos, the legal currency of Mexico.

     "Outside Date" means, with respect to the Concurso Plan Order, July 29, 2006; with respect to the Chapter 11 Plan Order, the date that is one hundred and twenty (120) days from the date on which the Petition is filed with the Bankruptcy Court by the Company; and, with respect to the Effective Date, the date that is sixty (60) days from the Chapter 11 Order Date.

     "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

     "Petition" means a voluntary petition for bankruptcy under chapter 11 of the Bankruptcy Code to be filed by the Company to effectuate and implement the Restructuring through the Chapter 11 Plan in accordance with section 3 of this Agreement.

     "Plan and Approval Documents" shall have the meaning ascribed to that term in section 11(a) herein.

     "Principia" shall have the meaning ascribed to that term in the Preface.

     "Recognition Judgment" shall have the meaning ascribed to that term in the Recitals.

     "Recognized Claims" means those claims against the Company specified in the Recognition Judgment and identified on Exhibit D hereto.

     "Required FRN Holders" means, as of any applicable date of determination, holders of FRNs that hold at least sixty-seven percent (67%), in the aggregate, of the principal amount of all outstanding FRNs.

     "Required Noteholders" means, as of any applicable date of determination, holders of Senior Notes that hold at least sixty-seven percent (67%), in the aggregate, of the principal amount of all outstanding Senior Notes.

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     "Restructuring" means the restructuring of the debt and equity of the
Company substantially on the terms and conditions set forth in the Term Sheet and as otherwise provided in this Agreement through the (i) Concurso Plan and
(ii) Chapter 11 Plan.

     "Restructuring Documents" shall have the meaning ascribed to that term in section 11(g) of this Agreement.

     "Satmex 5 Satellite" means Satmex's satellite referred to as "Satmex 5."

     "Satmex 6 Satellite" means the Satmex 6 satellite provided to the Company pursuant to the contract dated June 14, 2005 (as amended), between SS/L and the Company.

     "SCT" means the Ministry of Communication and Transportation (Secretaria de Comunicaciones y Transportes) of Mexico.

     "Second Priority Senior Secured Notes" shall have the meaning ascribed to that term in the Term Sheet.

     "Second Priority Senior Secured Notes Documents" shall have the meaning ascribed to that term in section 11(d) of this Agreement.

     "Securities" means the FRNs, the Senior Notes and the Existing Equity.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Note Advisors" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     "Senior Notes" means the 10-1/8% Unsecured Senior Notes due November 1, 2004, issued by the Company, in the aggregate outstanding principal amount of U.S. $320,000,000 as of the date hereof.

     "Servicios" shall have the meaning ascribed to that term in the Preface.

     "Servicios Proceeding" means the proceeding for Servicios under the MBRA currently pending before the Mexican Bankruptcy Court, which proceeding shall reflect the terms and conditions set forth in the Term Sheet, and which proceeding shall be converted from the conciliation phase to the quiebra phase in accordance with this Agreement.

     "Servicios Restructuring" means the liquidation of the assets of Servicios in the Servicios Proceeding through the transfer by the liquidator (sindico) to the Mexican Government of the rights of Servicios under the Equity Trust to receive payment of any amounts resulting from the future sale or disposition of the shares to be contributed and the shares underlying the interests to be contributed by Servicios to such Equity Trust in full satisfaction of the obligation of Servicios to the Mexican Government arising from that certain agreement dated December 29, 1997 (the "Menoscabo").

     "Sitrick" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

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     "Solicitation Materials" means the Disclosure Statement, ballots to vote for or against the Chapter 11 Plan and other related materials that are distributed by the Company in accordance with an order of the Bankruptcy Court authorizing, among other things, procedures for the solicitation of votes on the Chapter 11 Plan.

     "SS/L" means Space Systems/Loral Inc., a corporation organized under the laws of the State of Delaware.

     "Subsequent Concurso Proceeding" shall have the meaning ascribed to that term in section 3(f) of this Agreement.

     "Successive Draft" shall have the meaning ascribed to that term in section 5A(a)(iii) of this Agreement.

     "Supporting Equity Holders" shall have the meaning ascribed to that term in the Preface.

     "Supporting FRN Holders" shall have the meaning ascribed to that term in the Preface.

     "Supporting Holder" and "Supporting Holders" shall each have the meaning ascribed to such term in the Preface.

     "Supporting Noteholders" shall have the meaning ascribed to that term in the Preface.

     "Target" means each item under the column "Target" in the attached Annex C, hereto.

     "Target Date" means with respect to each Target that certain date under the column "Target Date" associated with such Target as further described in Annex C, hereto.

     "Term Sheet" means that certain term sheet, including any exhibits or schedules thereto, attached hereto as Annex A, that sets forth the material terms and conditions of the Restructuring.

     "Termination Date" shall have the meaning ascribed to that term in section 33 of this Agreement.

     "Transfer" means to, directly or indirectly (whether by one or more transactions), (i) lend, offer, sell, pledge, assign, encumber, grant any option or any right with respect to, transfer or otherwise dispose of any participation or interest (whether a voting interest, an economic interest or otherwise) in or
(ii) enter into an agreement, commitment or other arrangement to lend, offer, sell, pledge, assign, encumber, grant any option or any right with respect to, transfer or otherwise dispose of any participation or interest (whether a voting interest, an economic interest or otherwise) in, or the act thereof; provided, however, that the grant of any option or any right with respect to, or any participation or interest in, any of the Senior Notes or FRNs shall not be deemed a "Transfer" hereunder so long as the transferor Supporting Noteholder or Supporting FRN Holder, as applicable, retains the absolute right to vote such Senior Notes or FRNs, including the absolute right to vote such Senior Notes or FRNs in support of the Restructuring as contemplated herein (including the actions set forth in section 5(a) of this Agreement) until the end of the Transfer Restriction Period.

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     "Transferor Obligation" shall have the meaning ascribed to that term in section 5(c) of this Agreement.

     "Transfer Restriction Period" shall have the meaning ascribed to that term in section 5(c) of this Agreement.

     "WilmerHale" shall have the meaning ascribed to that term in section 8(a) of this Agreement.

     Section 2. Agreement to Complete Restructuring and Consummate Concurso Plan and Chapter 11 Plan.

          (a) Subject to the terms and conditions of this Agreement, the parties to this Agreement agree to use their commercially reasonable efforts to effectuate the Restructuring, as expeditiously as practicable, under the MBRA, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Rules and other Applicable Law, through the execution and approval of the Concurso Plan and the consummation of the Chapter 11 Plan. With respect to the Concurso Plan, the requisite acceptances and executions will be solicited pursuant to the requirements of the MBRA. The parties to this Agreement acknowledge that the Concurso Plan will set forth the final framework for the Restructuring but not implement the restructuring of the debt or equity of the Company, which will be restructured on the Effective Date.

          (b) The Concurso Plan shall not be binding upon any Supporting FRN Holder or Supporting Noteholder that is a party to both this Agreement and the Concurso Plan if, prior to the Effective Date, the Conciliador delivers a notice (pursuant to the procedures immediately below) to the Mexican Bankruptcy Court stating that this Agreement has terminated pursuant to its terms as to such Supporting FRN Holder or Supporting Noteholder (the "Conciliador Termination Notice"). Upon the good faith termination of this Agreement pursuant to its terms by any Supporting FRN Holder or Supporting Noteholder, such Supporting FRN Holder or Supporting Noteholder may deliver a certificate to the Company, its U.S. counsel and the Conciliador stating that this Agreement has terminated pursuant to its terms with respect to such Supporting FRN Holder or Supporting Noteholder. Upon receipt of such certificate, the Company shall have, for purposes of preventing delivery of the Conciliador Termination Notice, three (3) Business Days to challenge the validity of such termination. If the Company challenges the validity of such termination, the Conciliador shall not be obligated to deliver the Conciliador Termination Notice unless the Supporting FRN Holder or Supporting Noteholder has obtained an order of a court of competent jurisdiction confirming the termination, as duly evidenced to the Conciliador by written notice delivered pursuant to section 16 hereof, which notice shall be accompanied by a copy of such order and all appropriate legal documentation, if any, required by such court order (such notice, the "Confirmation of Termination"). The Conciliador shall deliver a Conciliador Termination Notice as to the applicable Supporting FRN Holder or Supporting Noteholder to the Mexican Bankruptcy Court promptly upon (a) expiration of the three (3) Business Day objection period so long as the Conciliador did not receive within such period written notice delivered pursuant to section 16 hereof evidencing that the Company objected within the objection period or (b) receiving a Confirmation of Termination if the Company did object within the objection period. The delivery of the Conciliador Termination Notice

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following the commencement of the Chapter 11 Case shall not affect the Chapter
11 Case in any manner.

          (c) With respect to the Chapter 11 Plan, the requisite acceptances will be solicited after the Company commences the Chapter 11 Case and in accordance with the Bankruptcy Code and other Applicable Law. The parties to this Agreement acknowledge that this Agreement is not a "convenio particular" under Article 154 of the MBRA and that this Agreement shall be void ab initio in the event that a court of competent jurisdiction enters a final order holding otherwise.

     Section 3. Company's Obligations to Support Restructuring.

     The Company agrees that:

          (a) It shall use commercially reasonable efforts to propose, execute, and seek creditor, Mexican Bankruptcy Court, and all other necessary approvals (including all necessary government approvals) of the Concurso Plan and shall seek entry of the Concurso Plan Order as promptly as practicable and in no event later than the Outside Date; provided, however, that the Company shall not be required to execute the Concurso Plan until the Conciliador has received counterpart signature pages of the Concurso Plan executed by the Required FRN Holders and the Required Noteholders.

          (b) It shall move to dismiss the 304 Proceeding and commence the Chapter 11 Case to effectuate and implement the Restructuring through the Chapter 11 Plan within five (5) Business Days following the entry of the Concurso Plan Order (the "Chapter 11 Filing Trigger").

          (c) It shall use commercially reasonable efforts to (i) obtain the approval by the Bankruptcy Court of the Disclosure Statement with respect to the Chapter 11 Plan within forty-five (45) days of filing of the Petition and (ii) cause the Chapter 11 Plan Order to be entered within one hundred and twenty
(120) days of filing of the Petition.

          (d) Subject to the terms and conditions set forth in this Agreement, it shall perform its obligations hereunder and under the Term Sheet.

          (e) Except as required by Applicable Law, it will not take any action (including, without limitation, any filing, pleading or other action in connection with the Concurso Proceeding or Servicios Proceeding) that is inconsistent with the implementation and effectuation of the Restructuring, the Servicios Restructuring, the Concurso Plan or the Chapter 11 Plan in accordance with this Agreement, nor take any action that would unreasonably delay the consummation of the Restructuring, the Servicios Restructuring, the Concurso Plan or the Chapter 11 Plan.

          (f) In the event that (i) the Effective Date has not occurred, (ii) the Concurso Proceeding remains open or is continued, reactivated, or reopened, or otherwise is or becomes pending, or any other or new proceeding under the MBRA or successor statute in which the Company is the debtor is or becomes open, pending, or active (such continued, reactivated, reopened, open, pending, or active Concurso Proceeding or proceeding being a "Subsequent Concurso Proceeding"), and (iii) this Agreement has been terminated as to all parties hereto

(other than a termination of this Agreement pursuant to section 33 hereof), the parties to this Agreement hereby, subject to Applicable Law, waive and agree to terminate (and to take all necessary actions to terminate) the conciliation phase (as defined in Title V of the MBRA) of the Subsequent Concurso Proceeding; provided, however, that such waiver and termination shall not take effect, and the conciliation phase of the Subsequent Concurso Proceeding shall not be waived or terminated, until the later of (x) the date that this Agreement is terminated as to all parties hereto in accordance with the terms hereof, and (y) July 27, 2006. Notwithstanding anything to the contrary in this Agreement, this paragraph shall survive the termination of this Agreement.

          (g) It shall use its reasonable best efforts to cause the Conciliador to file the Concurso Plan with the Mexican Bankruptcy Court as soon as both the Required FRN Holders and the Required Noteholders accept and execute the Concurso Plan.

     Section 4. Conduct of Business Pending Consummation of Chapter 11 Plan.

     From and after the date hereof until the earlier of the (i) termination of this Agreement in accordance with the terms specified herein and (ii) Effective Date, the Company agrees to comply with the following covenants, unless compliance is waived by a majority of the Supporting FRN Holders and a majority of the Supporting Noteholders; provided, however, that only a majority of the Supporting FRN Holders is necessary to waive the requirements of section 4(d) below:

          (a) The Company shall not directly or indirectly take any action to or suffer or permit any Person to do any of the following: (i) except that the Company may, solely to the extent required to effect the Restructuring, including any transactions set forth in the Term Sheet, (A) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock, (B) materially amend its by-laws (estatutos sociales), (C) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its shares of capital stock, (D) redeem, purchase or acquire or offer to acquire any of its shares of capital stock, (E) acquire, transfer, or sell (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division, material asset thereof or interest therein, (F) incur any indebtedness for borrowed money outside the ordinary course of business consistent with prior business practices or issue any debt securities outside the ordinary course of business consistent with prior business practices and consistent with the allowance originally provided for in the indentures pursuant to which the FRNs and Senior Notes were issued,
(G) enter into any transaction with any affiliate of the Company or its shareholders (including Loral, Principia and their respective affiliates) other than pursuant to existing agreements, (H) redeem, purchase or acquire or offer to acquire any of the FRNs or Senior Notes; provided, however, that, notwithstanding the foregoing and subject to the approval of the Majority Noteholders, the Company may at any time redeem the FRNs, (I) increase the compensation payable or to become payable to, or grant any severance or termination pay or stay bonus to, any executive officer or director of the Company except as agreed in connection with the Restructuring, (J) cancel or terminate any applicable material insurance policy naming the Company as a beneficiary or the Company or the collateral trustee for the FRNs (the "FRN Collateral Trustee") as a loss payee, (K) take any action to modify, amend or cancel, any concession or other license from the Mexican Government or any landing right agreements or concessions with any other country necessary for the continued operation of the Company's satellite communications network in the same manner as the Company operates such network on the date hereof, or (L) transfer, sell, or otherwise dispose of any assets outside the ordinary course of business consistent with prior practices; (ii) enter into any material agreement or material arrangement, or materially modify any agreement or arrangement, with any banker, advisors, consultants or attorney of the Company in connection with any matter relating to the Restructuring or any merger or acquisition of the Company or its assets; (iii) enter into any agreement, arrangement or understanding to pay or provide to the holder of any of the Company's Securities or any affiliate thereof, directly or indirectly, any fee, expense or other payment or compensation, in connection with the Restructuring or any part thereof; provided, however, that, upon notice to counsel to the respective Committees, the Company shall be permitted to enter into any such agreement, arrangement or understanding if such agreement, arrangement or understanding is on equally or more favorable terms to the Company than any agreement, arrangement or understanding to which the Company is a party as of the date hereof; or (iv) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding inconsistent with the matters set forth in this section 4(a).

          (b) The Company shall not directly or indirectly engage in, agree to or consummate any transaction outside the ordinary course of its business; provided, however, that nothing herein shall limit the Company's ability to (i) pay or otherwise satisfy all of the Recognized Claims (other than those related to or connected with the FRNs and Senior Notes) immediately prior to the filing of the Petition with the Bankruptcy Court or (ii) take such action as is reasonably required to effect the Restructuring, including any transactions set forth in this Agreement or the Term Sheet. For the avoidance of doubt, any action taken by the Company consistent with industry practices to protect the Satmex 6 Satellite during launch shall constitute activities conducted in the ordinary course of business.

          (c) The Company shall (i) maintain its legal existence under the Laws of Mexico and (ii) notify the Committees' respective counsel of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated or threatened) regarding the Company, which could reasonably be anticipated to materially adversely affect the business, property, or financial condition of the Company and its subsidiaries considered as one enterprise.

          (d) The Company shall not launch the Satmex 6 Satellite until the Concurso Filing Trigger has occurred; provided, however, that the restriction provided for in this section 4(d) shall not apply if the Concurso Filing Trigger does not occur due to (x) a breach by any Supporting FRN Holder or Supporting Noteholder, or (y) the failure of the Required FRN Holders to (A) sign this Agreement or (B) otherwise become irrevocably bound to support the Restructuring (including to vote to accept the Chapter 11 Plan).

          (e) The Company shall use commercially reasonable efforts to keep the FRN Advisors and Senior Note Advisors informed of any material development concerning its negotiations with the Mexican Government on the Restructuring or any of the concessions granted to the Company by the Mexican Government or landing rights with other countries reasonably necessary for the continued operation of the Company's satellite communications network as operated on the date hereof.

          (f) The Company shall insure the Satmex 6 Satellite in accordance with Annex E, which insurance shall name the FRN Collateral Trustee as loss payee and, to the extent the insurers will permit, as an additional insured. The Company shall use its reasonable best efforts to cause the insurers to name the FRN Collateral Trustee as additional insured. Prior to the launch of the Satmex 6 Satellite, the Company shall provide counsel to the Ad Hoc FRN Committee and counsel to the Ad Hoc Senior Note Committee with an insurance certificate demonstrating the Company's compliance with the first sentence of this paragraph.

     Section 5. Supporting Holders' Obligations to Support Restructuring, Concurso Plan and Chapter 11 Plan.

     From and after the date hereof and until the earlier of the (i) termination of this Agreement in accordance with the terms specified herein and (ii) Effective Date:

          (a) Each Supporting FRN Holder and Supporting Noteholder agrees to (i) execute or cause to be executed the Concurso Plan and deliver to the Concilador counterpart signature pages of the Concurso Plan promptly, but (A) with respect to the Supporting FRN Holders, no later than eight (8) Business Days after the effective date of the Conciliador's Submission and (B) with respect to the Supporting Noteholders, no later than ten (10) Business Days after the effective date of the Conciliador's Submission (provided, however, that no Supporting Noteholder shall be required to execute the Concurso Plan unless Required FRN Holders (1) sign this Agreement or (2) otherwise become irrevocably bound to support the Restructuring (including to vote to accept the Chapter 11 Plan)) and
(ii) vote (or, in the case of managed accounts, instruct the custodial agent to vote) to accept the Chapter 11 Plan promptly upon receipt of the Solicitation Materials (but in all events before any deadlines for submitting such votes), and to vote or take any other action (or, in the case of managed accounts, instruct the custodial agent to vote) to reject any other bankruptcy plan, convenio concursal, restructuring, reorganization, liquidation or similar arrangement (in whatever jurisdiction proposed) that does not contain the terms of the Restructuring substantially as set forth in the Term Sheet.

          (b) Each Supporting FRN Holder and Supporting Noteholder agrees, subject to the provisions of this section 5(b) and Annex F hereto, that it shall not, directly or indirectly, use (other than solely in connection with the evaluation of, negotiation of or voting with respect to the Restructuring) or disclose to any Person any information relating to the transactions contemplated hereby or any information included herein including, without limitation, the existence of this Agreement or the Term Sheet or any of the transactions contemplated therein (such information being referred to herein as "Confidential Information"). Each Supporting FRN Holder that is a party to that certain confidentiality agreement with the Company, dated January 30, 2006, and Supporting Noteholder that is a party to that certain confidentiality agreement with the Company, dated November 30, 2005 (whether expired pursuant to its terms or not), agrees, pending termination of this Agreement (either in its entirety or with respect to such individual holder), to keep in strict confidence all information previously provided to it regarding the Company pursuant to the terms of such confidentiality agreement, and agrees that the "Disclosure Date" under any such agreement shall be the date of termination of this Agreement.

          (c) Each Supporting Holder (except in the case of the Loral Pledge or any exercise of rights by the secured party or collateral trustee in connection therewith) hereby agrees that it shall not Transfer any Securities. Notwithstanding the foregoing, except for the period beginning five (5) days prior to the Conciliador's Submission (such date to be set forth in a notice from the Company to counsel for the Committees) and ending upon the expiration of the five (5) Business Day period referred to under article 162 of the MBRA (or, if such five (5) Business Day period does not commence within twenty (20) Business Days following the Conciliador's Submission, then the end of such twenty (20) Business Day period) (the "Transfer Restriction Period"), any Supporting FRN Holder or Supporting Noteholder may Transfer any Securities so long as (i) the transferee agrees in writing to be bound by all of the terms and conditions of this Agreement by executing the Accession Agreement attached hereto as Annex B and/or a counterpart signature page to this Agreement in accordance with section 25 below and (ii) to the extent such transfer is made prior to the commencement of the Transfer Restriction Period, the transferee provides the Company with certifications of the record holders (e.g., DTC or Euroclear) and, if applicable, the custodian and the transferee evidencing the beneficial ownership of the FRNs or Senior Notes (as applicable) transferred thereby as soon as practicable following the effectiveness of the Transfer, but in no circumstances later than two (2) Business Days after the effectiveness of such Transfer. The transferee Supporting FRN Holder or Supporting Noteholder must provide a copy of such executed Accession Agreement and/or signature page to this Agreement within three (3) Business Days after the effectiveness of any Transfer to any transferee; provided, however, that, from the date of such Transfer to the date such transferee executes and delivers the Accession Agreement and/or signature page to this Agreement to the Company, the transferor Supporting FRN Holder or Supporting Noteholder shall remain fully liable for any and all obligations of such transferee under this Agreement (including without limitation any failure to act or breach hereunder) (the "Transferor Obligation"). Subject to compliance with this section 5(c), (i) nothing contained in this Agreement shall affect or restrict the right of a Supporting FRN Holder or Supporting Noteholder to Transfer its Securities and (ii) upon the transfer by a Supporting FRN Holder or Supporting Noteholder of all of its Securities in compliance with the terms of this Agreement, such Supporting FRN Holder or Supporting Noteholder shall have no further obligation or liability hereunder other than for any default by such Supporting FRN Holder or Supporting Noteholder that occurred prior to the effectiveness of the Transfer or the Transferor Obligation. Additionally, except for Supporting FRN Holders that are not domiciled in the United States of America, each Supporting FRN Holder hereby agrees that prior to delivery of its vote to accept the Chapter 11 Plan, it shall not, without the prior written consent of the Company (not to be unreasonably withheld), Transfer any Securities to a transferee unless the transferee is (x) a Person domiciled in the United States of America or with a place of business in the United States of America, (y) is a fund managed by a person domiciled in the United States of America or with a place of business in the United States of America or (z) a Supporting FRN Holder or another holder that has become party to this Agreement by executing the Accession Agreement attached hereto as Annex B and/or a counterpart signature page to this Agreement in accordance with section 25 below. Notwithstanding the foregoing, following the performance by the Supporting Equity Holders of all obligations to be performed hereunder, the Supporting Equity Holders may seek to cause the transfer of the shares of Firmamento and Servicios directly or indirectly held by them as necessary for tax purposes, as provided under the Term Sheet. For the avoidance of doubt, any Transfer of the Senior Notes or FRNs that does not comply with this section 5(c) shall be deemed ineffective to transfer any right to accept or reject the Concurso Plan and Chapter 11 Plan, which right shall remain with and be exercised only by the purported transferor.

          (d) No Supporting Holder may revoke, withdraw or modify the execution of the Concurso Plan or any ballot tendered in connection with a vote to accept the Chapter 11 Plan; provided, however, that prior to the Effective Date, if any term or condition of the Chapter 11 Plan or Concurso Plan is modified, amended, or waived in any material respect, a Supporting Holder shall have the right to revoke, withdraw, or modify its vote to the extent that such vote may be revoked, withdrawn or modified under Applicable Law unless such modification, amendment, or waiver has been approved pursuant to section 13 hereof.

          (e) Each Supporting Holder agrees that (i) it will not, directly or indirectly, execute, vote (or, in the case of managed accounts, instruct the custodial agent to vote) for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any bankruptcy plan, convenio concursal, restructuring, reorganization, liquidation or similar arrangement (in whatever jurisdiction proposed) for the Company or of any of its affiliates other than the Restructuring, the Concurso Plan, the Chapter 11 Plan and the Servicios Restructuring, (ii) in the case of the Supporting FRN Holders and the Supporting Noteholders, it will use its commercially reasonable efforts to cause all of the members of the Ad Hoc FRN Committee and/or the Ad Hoc Senior Note Committee (as applicable) to take all actions necessary to effectuate the Restructuring and consummate the Concurso Plan and the Chapter 11 Plan; provided, however, that nothing herein shall require the Supporting FRN Holders or Supporting Noteholders to indemnify the indenture trustee for the FRNs or Senior Notes or the FRN Collateral Trustee, as applicable, (iii) in the case of the Supporting FRN Holders, it will use its commercially reasonable efforts to cause all of the members of the Ad Hoc FRN Committee to take all actions necessary to effectuate the Servicios Restructuring and, except as otherwise required to effect the Servicios Restructuring, each Supporting FRN Holder shall not, directly or indirectly through the FRN Collateral Trustee, take or cause to be taken, by exercise of rights under the stock trusts securing the guarantees of the FRNs, any shareholder action of Servicios; provided, however, that nothing herein shall require the Supporting FRN Holders to indemnify the FRN Collateral Trustee, (iv) it will support the Restructuring and approval of the Concurso Plan and the Chapter 11 Plan including without limitation, in the case of the Supporting Equity Holders, to vote (or cause to be voted) their direct and indirect shares of Existing Equity in support of the Restructuring and to approve the Concurso Plan; provided, however, that the Supporting Equity Holders shall vote (or cause to be voted by the exercise of rights under the stock trusts securing the guarantees of the FRNs or the Menoscabo or otherwise) their indirect shares of Existing Equity only if they have the right to vote such shares and only if the voting of such shares is not reasonably likely to lead based on the advise of counsel to the incurrence of any liability of the Supporting Equity Holders as a result thereof and (v) subject to section 30 hereof, it will permit public disclosure, in a mutually agreed upon press release of the contents of this Agreement (including, but not limited to, the commitments given in this section 5 and the Term Sheet).

          (f) Each Supporting Holder further agrees that it will not object to, or otherwise commence any proceeding to oppose, the Restructuring or the Concurso Plan or

Chapter 11 Plan or the Servicios Restructuring and shall not take any action in opposition to, or that would unreasonably delay the consummation of, the Restructuring or the Concurso Plan or Chapter 11 Plan or the Servicios Restructuring.

          (g) Each Supporting Holder further agrees that any and all Securities acquired by such Supporting Holder following the date of this Agreement shall be subject to the terms and conditions of this Agreement and shall be subject to the same treatment as the Securities held by such Supporting Holder as of the date hereof. Notwithstanding anything contrary to the foregoing, each Supporting Holder that acquires or disposes of any Securities after the date hereof shall promptly send a written notice to the other parties hereto specifying the type, amount and/or number (as applicable) of Securities acquired or disposed.

          (h) Each Supporting Holder further agrees that it will not request (or support any other Supporting Holder or other party requesting) or otherwise file any motion or commence any action or proceeding, seeking adequate protection.

          (i) Each Supporting Noteholder agrees that it will cause its appeal of the Recognition Judgment to be withdrawn on or before the submission of the Concurso Plan to the Mexican Bankruptcy Court by the Conciliador.

          (j) Except as otherwise required to effect the Restructuring, each Supporting FRN Holder shall not, directly or indirectly through the FRN Collateral Trustee, take or cause to be taken, by exercise of rights under the stock trusts securing the guarantees of the FRNs, any shareholder action of the Company including, among others, any of the actions mentioned in section 4.

          (k) For the avoidance of doubt, nothing in this Agreement shall, or shall be construed to, impose any restriction or limitation on the ability of any party to the Loral Settlement Agreements to enforce its rights or to exercise its remedies in respect of the Loral Settlement Agreements and such party shall incur no liability under this Agreement for the enforcement of its rights or exercise of its remedies in respect of the Loral Settlement Agreements.

          (l) The Supporting Holders hereby consent (to the extent such consent is required) to (i) the representation of Servicios by Javier Quijano Baz and/or Alfonso Martin Lopez Melih in the Servicios Proceeding and (ii) the appointment of Thomas Stanley Heather Rodriguez as conciliador and/or sindico in the Servicios Proceeding; provided, however, that such persons will not be compensated for such services other than for all reasonable out-of-pocket expenses incurred in connection with the Servicios Proceeding, which shall be borne by the Company in accordance with section 8(k) hereof. Nothing in this paragraph will affect payment of the Conciliador's fees, as provided under section 8(o) hereof.

          (m) The Supporting Holders hereby consent to the payment by the Company of success fees to the Company's advisors in accordance with the retention agreements of such advisors as amended as of the date hereof, in each case that have been provided to the FRN Advisors and Senior Note Advisors by the Company.

          (n) The Supporting FRN Holders and the Supporting Noteholders hereby consent to the execution of the 304 Stipulation by the Company.

     Section 5A. Loral's Obligation to Support Restructuring, Concurso Plan and Chapter 11 Plan.

          (a) Notwithstanding anything to the contrary set forth herein, this Agreement may be terminated by Loral as to itself only, if any of the following shall not have occurred or not have been complied with in all respects:

          (i) The 304 Stipulation shall become a final and non-appealable order by May 9, 2006 and time is of the essence with respect thereto.

          (ii) The provisions of the 304 Stipulation shall have been fully complied with.

          (iii) The Loral Documents and the Equity Documents shall be in form and substance reasonably satisfactory to counsel to Loral on or before the respective effective dates of such documents. Loral shall be provided with an initial draft of each of the Loral Documents and the Equity Documents (each, an "Initial Draft") at the same time such Initial Draft is provided to counsel for any of the Supporting Holders but in no event later than forty-five (45) days prior to the earlier of (I) the respective effective date of each Loral Document or Equity Document and (II) the Effective Date. Loral shall only be permitted to terminate this Agreement pursuant to this section 5A(a)(iii) if (x) Loral is not provided with an Initial Draft as specified in the immediately preceding sentence, (y) after provision of notice to the Company that an Initial Draft is not in form and/or substance reasonably satisfactory to Loral, Loral does not receive a successive draft (a "Successive Draft") of such Initial Draft within five (5) Business Days, or (z) if such Successive Draft is not in form and/or substance reasonably satisfactory to Loral, and Loral notifies the Company of such termination within ten (10) Business Days of receipt of such Successive Draft.

          (iv) On the Effective Date, the Company shall grant to certain affiliates of Loral as designated by Loral (the "Loral Entities") a usufructo under Articles 980 et seq. of Mexico's Federal Civil Code ("Article 980") (the "Loral Usufructo") with respect to the Loral Transponders (the "Loral Grant"), which Loral Grant shall conform to the requirements set forth herein and in the Term Sheet. Each of the parties to this Agreement agrees that (a) consistent with Mexican law, the Loral Usufructo shall constitute an in rem property right whereby the Loral Entities and their assignees (collectively, the "Grant Holders") are entitled to the quiet use and enjoyment of the Loral Transponders for (x) the life of the Satmex 6 Satellite as to the Loral Transponders on the Satmex 6 Satellite and (y) the life of the Satmex 5 Satellite as to the Loral Transponders on the Satmex 5 Satellite; (b) as a consequence of the Loral Usufructo and consistent with Mexican law, the Loral Transponders cannot, under any circumstances, including, without limitation, in an insolvency, bankruptcy or similar proceeding under Mexican or U.S. law, be sold, transferred, pledged or otherwise disposed of free and clear of the usufructo embodied in the Loral Grant and any purchaser or transferee thereof takes subject to the Loral Usufructo; provided, however, that solely in the event the Grant Holders determine to accept the Sale Proceeds (as defined in the Term Sheet) in exchange for the termination and extinguishment of the Loral Usufructo as provided herein and in the Term Sheet, the collateral trust agreements shall provide and the collateral trustee under the First Priority Senior Secured Notes and/or Second Priority Senior Secured Notes, as applicable, shall be irrevocably directed to pay the Sale Proceeds to the applicable Grant Holders; (c) the Grant Holders may take any action necessary to enforce their rights under the Loral Usufructo against the Company, its successors and assigns, or any other party in any context; (d) each party to this Agreement and any party with an interest in or claim to the Satmex 5 Satellite or the Satmex 6 Satellite shall be subject to and shall not foreclose and shall waive any right to foreclose the Loral Usufructo in the Loral Transponders; (e) in any proceeding outside Mexico with respect to (x) the subject matter of this section 5A(a)(iv), (y) the Loral Usufructo or the Loral Grant or (z) the Satmex 5 Satellite or the Satmex 6 Satellite as it relates to the rights of the Grant Holders in the Loral Transponders, the parties to this Agreement hereby irrevocably agree that Luis A. Nicolau or such other designee selected by the Grant Holders (the "Designee"), which Designee shall be reasonably acceptable to Satmex and the collateral trustees for the First Priority Senior Secured Notes and Second Priority Senior Secured Notes, shall be the sole expert on Mexican law (specifically including Article
     980) and agree that Mr. Nicolau or such Designee will be the only witness (expert or otherwise) that may submit evidence including, without limitation, any expert report, testimony or opinion, for all purposes in interpreting, enforcing or otherwise explaining the Mexican Federal Civil Code, including Article 980 thereof, with respect to the Loral Usufructo and the Loral Grant or the parties' rights in respect thereof (and each party shall waive any right to call any other witness in respect of these matters); (f) each of the parties to this Agreement is and shall be estopped from arguing or taking any position that the Loral Usufructo embodied in the Loral Grant is other than as expressly described herein; and (g) in any dispute (in any court or other proceeding whether in Mexico, the United States or otherwise) with respect to the Loral Usufructo embodied in the Loral Grant, the laws of Mexico shall apply in connection with the interpretation, enforceability and application of the Loral Usufructo, and such application of Mexican law is to be considered to the fullest extent under Rule 44.1 of the Federal Rules of Civil Procedure and Rule 9017 of the Federal Rules of Bankruptcy Procedure, as may be applicable.

          (v) A provision identical in substance to that set forth above in section 5A(a)(iv) shall be contained in each of (a) the collateral trust agreement relating to the First Priority Senior Secured Notes, (b) the collateral trust agreement relating to the Second Priority Senior Secured Notes, (c) the security agreement entered between the Company and the collateral trustee in favor of the First Priority Senior Secured Notes and
     (d) the security agreement entered by the Company and the collateral trustee in favor of the Second Priority Senior Secured Notes.

          (vi) The parties to the Loral Settlement Agreements shall timely perform their material obligations under the Loral Settlement Agreements, including without limitation making payments when due, and with respect to the Company, complying with section 1C of the Lease Agreement regarding the Satmex 5 Satellite and section 1D of the Lease Agreement regarding the Satmex 6 Satellite; provided, however, that Loral shall not be entitled to terminate this Agreement pursuant to this section 5A(a)(vi) unless the failure to timely perform material obligations under the Loral Settlement Agreements extends beyond the expiration of any applicable notice and cure periods under the Loral Settlement Agreements but; provided, however, that Loral shall be entitled to suspend performance under this Agreement until such default has been cured.

          Notwithstanding the foregoing, Loral shall not be entitled to terminate this Agreement pursuant to section 5A(a)(v) unless, within twenty
     (20) days following the occurrence of any ground for such termination, Loral provides the Company and counsel to the Committees with five (5) Business Days' notice of termination (the "Loral Termination Notice") specifying the grounds for termination and unless such grounds shall not be remedied, removed or cured to the reasonable satisfaction of Loral within such five (5) Business Day period; provided that (x) Loral shall be permitted to suspend its performance under this Agreement from the date of such Loral Termination Notice until such grounds have been remedied, removed or cured as provided for above and (y) the Loral Termination Notice shall be immediately effective, with no opportunity for remedy, removal or cure, if the termination grounds stated by Loral cannot be (I) remedied, removed or cured or (II) remedied, removed or cured prior to the Effective Date. Nothing herein shall affect, limit or modify the ability of Loral and its affiliates to exercise any and all rights and remedies under the Loral Settlement Agreements.

          (b) Notwithstanding anything to the contrary contained herein or in the Term Sheet, including section 13 of this Agreement, the following shall not be amended, modified, supplemented or waived, nor any term or condition thereof amended, modified, supplemented or waived, except in a writing signed by Loral:
section 5A of this Agreement and Section I of the Term Sheet under the captions "Treatment of Enlaces," "Loral Transponders" and "SS/L Right of First Offer." For the avoidance of doubt, no party, including the Company, the Supporting Noteholders, the Supporting FRN Holders or the Equity Holders, shall have the right to amend, modify or supplement this section 5A, nor the provisions of the Term Sheet under the captions "Treatment of Enlaces," "Loral Transponders" and "SS/L Right of First Offer," nor waive any term or condition thereof, without the express written approval of Loral.

     Section 6. Obligations of Servicios to Support Restructuring, Concurso
                Plan, Chapter 11 Plan and Servicios Restructuring.

     To the extent of its legal capacity, from and after the date hereof and until the earlier of the (i) termination of this Agreement in accordance with the terms specified herein and (ii) Effective Date:

          (a) Servicios agrees that (i) it will not, directly or indirectly, execute, vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any bankruptcy plan, convenio concursal, restructuring, reorganization, liquidation or similar arrangement (in whatever jurisdiction proposed) for itself, for the Company or of any of its affiliates other than the Restructuring, the Concurso Plan, the Chapter 11 Plan and the Servicios Restructuring, (ii) it will support the Restructuring and the Servicios Restructuring and approval of the Concurso Plan and the Chapter 11 Plan, and (iii) it will permit public disclosure, in a mutually agreed upon press release of the contents of this Agreement (including, but not limited to, the commitments given in this section 6 and the Term Sheet);

          (b) Servicios agrees that it will not object to or otherwise commence any proceeding to oppose the Restructuring, the Concurso Plan, the Chapter 11 Plan or the Servicios Restructuring and shall not take any action in opposition to or that would unreasonably delay the consummation of the Restructuring, the Concurso Plan, the Chapter 11 Plan or the Servicios Restructuring; and

          (c) Except as otherwise required to effect the Restructuring, Servicios shall not, directly or indirectly, take or cause to be taken any shareholder action of the Company including, among others, any of the actions mentioned in section 4.

          (d) In order to effect the Restructuring and the Servicios Restructuring and to approve the Concurso Plan and the Chapter 11 Plan, Servicios shall vote (or cause to be voted, by the exercise of rights under the stock trust securing the guarantees of the FRNs or otherwise) the shares of Existing Equity originally held by Servicios in the Company.

     Section 7. Forbearance.

     From and after the date hereof and until the earlier of the (i) termination of this Agreement in accordance with the terms specified herein and (ii) Effective Date, each Supporting Holder shall (x) forbear (and agrees not to give instructions to any applicable indenture trustee or agent or other Person that are inconsistent with the terms and conditions of this Agreement) from the exercise of any rights, powers or remedies against the Company or any affiliate it may have (including the right to call a default or seek payment or any other relief in connection with any of the Securities) under (a) the Securities, (b) any applicable documents governing the FRNs and Senior Notes, (c) any Applicable Law in connection with the Securities and/or such documents or (d) the Concurso Proceeding and (y) not challenge or cause to be challenged the Concurso Plan Order; provided, however, that this section 7 shall not apply to actions in furtherance of the Restructuring that are consistent with this Agreement and the Term Sheet. Additionally, each of the Supporting Holders will direct its indenture trustee(s) and in the case of the Supporting FRN Holders, the FRN Collateral Trustee, each as reasonably necessary, to take actions in furtherance of the Restructuring, the Concurso Plan, the Chapter 11 Plan and the Servicios Restructuring; provided, further, that no direction shall be required if it involves indemnification by the Supporting Holder of any party.

     Section 8. Payment of Advisors and Conciliador Fees.

          (a) In connection with the Restructuring, (i) the members of the Ad Hoc FRN Committee have retained Wilmer Cutler Pickering Hale and Dorr LLP ("WilmerHale") as U.S. legal counsel; Cervantes, Aguilar-Alvarez, y Sainz, S.C. ("CAAYS") as Mexican counsel; and Mitchell A. Harwood Partners, LLC ("MAH") as financial advisor (collectively, WilmerHale, CAAYS, and MAH are referred to herein as the "FRN Advisors"), and (ii) the Ad Hoc Senior Note Committee has retained Akin Gump Strauss Hauer & Feld LLP ("Akin") as U.S. legal counsel; Asesoria Juridica-Canales y Socios ("CAN") as Mexican counsel; and Chanin Capital Partners ("Chanin") as financial advisor (collectively, Akin, CAN, and Chanin are referred to herein as the "Senior Note Advisors").

          (b) Advisor Fees from March 23, 2006 to the Petition Date. In order to enable the Supporting FRN Holders and the Supporting Noteholders to effectuate the Restructuring, the Company shall pay for all of the reasonable fees (based on existing engagements as of the date of this Agreement and upon the representation from the Committees that all such engagements have been provided to the Company), actual and documented out-of-pocket costs, and actual and documented out-of-pocket expenses of the FRN Advisors and Senior Note Advisors related to the Restructuring incurred from March 23, 2006 until the earlier of
(a) filing of the Petition and (b) termination of this Agreement pursuant to the terms hereof.

               (i) To obtain payment for the fees and expenses set forth in this section 8(b), each of the FRN Advisors and Senior Note Advisors shall render bills to the Company on a bi-weekly basis for the reasonable fees and actual, documented out-of-pocket expenses incurred in the prior two weeks. The first such bills will cover the period from March 23, 2006 through and including April 2, 2006. Until filing of the Petition, the Company shall pay all such bills, to the extent the fees and expenses therein qualify for payment under this section 8(b), within five (5) Business Days of delivery. In addition to the foregoing, the Company shall, upon execution of this Agreement, pay to Akin U.S. $280,660.85, which amount shall be on account of Akin's and CAN's unpaid bills for January 1, 2006 through March 22, 2006.

               (ii) Upon the first to occur of (A) termination of an FRN Advisor's or Senior Note Advisor's engagement by the members of the Ad Hoc FRN Committee (or by members holding more than a majority of the FRNs held by the members of the Ad Hoc FRN Committee as of the date hereof) or the Ad Hoc Senior Note Committee (as the case may be), (B) completion of the Restructuring, (C) the day that is two (2) Business Days prior to the date the Petition is to be filed, (D) termination of this Agreement pursuant to section 9 hereof, or (E) finalization of an FRN Advisor's or Senior Note Advisor's representation of the Supporting FRN Holders or the Supporting Noteholders (as the case may be), the applicable FRN Advisor or Senior Note Advisor shall render a final bill (or final pre-petition bill, as applicable) in accordance with this section 8(b) and such bills shall be promptly paid; provided, however, that, in the case of the filing of the Petition in clause (C), such bill shall be paid on or before the Business Day that immediately precedes the date the Petition is filed.

          (c) Retainers. On or before the Business Day that immediately precedes the date the Petition is filed, the Company shall pay U.S. $150,000 to the group of the legal counsel to members of the Ad Hoc Commitees and U.S. $150,000 to the group of the Senior Notes Advisors as a retainer for services to be rendered related to the Restructuring in accordance with the FRN Advisors' and Senior Notes Advisors' respective engagements as of the date of this Agreement.

          (d) Pre-Petition Payment of Fees for the period 9/8/05 - 3/22/06. On or before the Business Day that immediately precedes the date the Petition is filed, the Company shall pay the reasonable fees and actual documented out-of-pocket expenses incurred by the FRN Advisors and Senior Note Advisors from the period of September 8, 2005, through and including March 22, 2006, to the extent not previously paid by the Company. The bills for such fees and expenses shall be submitted to the Company by May 6, 2006.

          (e) Effective Date Payments. All fees and expenses of the FRN Advisors and Senior Note Advisors not paid by the Company prior to the Effective Date shall be paid by the Company on the Effective Date or as soon as practicable thereafter in accordance with the Term sheet.

          (f) Payment of MAH Fees. From the date hereof through the Effective Date, the Company shall pay to MAH a monthly advisory fee for services to be rendered related to the Restructuring of U.S. $50,000 and expenses; provided, however, that from the date of the filing of the Petition through the Effective Date, all such advisory fees and expenses shall accrue and be paid on or as soon as practicable after the Effective Date. In addition to the foregoing monthly fees, the Company shall be obligated to pay MAH an additional fee in the amount of one million two hundred fifty thousand dollars (U.S. $1,250,000) upon the Effective Date or as soon as practicable thereafter.

          (g) Payment of Sitrick Fees. Prior to the filing of the Petition, the Company shall make a one-time payment of U.S. $258,215.09 to reimburse the members of the Ad Hoc FRN Committee for fees and expenses actually paid to Sitrick and Company ("Sitrick") for public relations services rendered to the Ad Hoc FRN Committee prior to the date hereof. Except for such one-time payment, the Company will not pay or be obligated to pay any other fees or expenses of Sitrick, directly or indirectly by reimbursement of any other Person that paid or pays any other fees or expenses to Sitrick.

          (h) Payment of Evercore Fees. Prior to the filing of the Petition, the Company shall make a one-time payment to WilmerHale of U.S. $515,687.00 on account of the fees and expenses of Evercore Restructuring L.P. ("Evercore") in final satisfaction of all bills for services rendered by Evercore to the Ad Hoc Committee.

          (i) Payment of Chanin Fees. Upon the Effective Date or as soon as practicable thereafter, the Company shall pay to Chanin its fees and expenses in accordance with Chanin's engagement agreement as amended as of the date hereof.

          (j) Payment of Loral and Principia Fees in Connection with Servicios Proceeding. Upon the Effective Date or as soon as practicable thereafter, the Company shall pay the amounts incurred by Loral and/or Principia for the reasonable fees, costs and expenses of Principia and/or Loral's legal advisors solely in connection with the Servicios Proceeding, if any; provided, however, that the Company's payments of such fees and expenses shall not exceed U.S. $50,000.00 in the aggregate.

          (k) Payment of Servicios Expenses in Connection with Servicios Proceeding. The Company shall pay the reasonable out-of-pocket expenses incurred by Servicios in connection with the Servicios Proceeding, if any, upon the Effective Date or as soon as practicable thereafter.

          (l) Payment of Loral Fees. The Company shall pay (i) all fees, costs and expenses of Loral's legal advisors incurred to date by the Loral Entities in connection with the Loral Usufructo and (ii) from the date this Agreement is executed, any and all amounts incurred by Loral and its affiliates for the fees, costs and expenses of its legal advisors incurred in connection with the protection of Loral's rights and obligations under the Restructuring Agreement, the Term Sheet (other than section IV thereof), including without limitation with respect to the Loral Usufructo and the Loral Grant, and the 304 Stipulation; provided, however, that from the date of the filing of the Petition through the Effective Date, all such fees and expenses shall accrue and be paid on or as soon as practicable after the Effective Date. Notwithstanding the foregoing, the Company's payments of all fees and expenses pursuant to this section 8(l) shall not exceed two hundred fifty thousand dollars (U.S. $250,000) in the aggregate.

          (m) The Company shall make all payments hereunder on account of fees and expenses of WilmerHale, MAH, Evercore, Sitrick, Akin, Chanin and Loral's legal advisors (other than any Mexican legal advisor) in U.S. currency without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings imposed by Mexico or any political subdivision thereof. Payments hereunder to CAAYS, CAN, Principia, its legal advisors and any Mexican legal advisor of Loral shall be billed and made in Mexican currency.

          (n) The Company acknowledges and agrees that each FRN Advisor and Senior Note Advisor has been retained to act solely as counsel to the members of the Ad Hoc FRN Committee and the Ad Hoc Senior Note Committee, respectively, and that, notwithstanding the Company's agreement to pay the reasonable fees and actual, documented out-of-pocket expenses of the FRN Advisors and Senior Note Advisors, no FRN Advisor or Senior Note Advisor shall owe any duty or obligation whatsoever to the Company, and that each FRN Advisor's and Senior Note Advisor's sole responsibility with respect to the Restructuring is to the members of the Ad Hoc FRN Committee and the Ad Hoc Senior Note Committee, respectively.

          (o) Payment of Fees to the Conciliador. From the date hereof through the Effective Date, the Company shall pay to the Conciliador, fees, costs and expenses of the Conciliador, and of litigation counsel (Santamarina y Steta, S.C.) and accounting advisors (Ernst & Young Mancera) to the Conciliador, for services rendered relating to the Restructuring in the amount of MXP $2,000,000 per month; provided, however, that from the date of the filing of the Petition through the Effective Date, all such advisory fees and expenses shall accrue and be paid on or as soon as practicable after the Effective Date. The Conciliador will not be entitled to any other success or other fee in connection with the Concurso Proceeding or the Restructuring.

     Section 9. Termination of Agreement.

     This Agreement may be terminated, unless the Restructuring has been consummated, as follows:

          (a) By the Majority FRN Holders and the Majority Noteholders, acting jointly, upon a breach of any covenant or agreement of the Company, Servicios or any Supporting Equity Holder set forth in this Agreement, or if any representation or warranty of the Company, Servicios, or any Supporting Equity Holder set forth in this Agreement shall have been or becomes untrue, in each case such that the ability of the Company or Servicios to perform its obligations hereunder or otherwise to consummate the Restructuring or the Servicios

Restructuring has been materially adversely affected; provided, however, that, except in the case of an intentional or willful breach, the Majority FRN Holders and the Majority Noteholders shall not be entitled to terminate this Agreement pursuant to this section 9(a), (i) so long as the Company, Servicios or such Supporting Equity Holder, as applicable, is using commercially reasonable efforts to cure such breach or untruth and such breach or untruth is capable of cure and is cured on or before the 30th calendar day after receiving notice thereof or (ii) if such breach or untruth is proximately caused by a breach of any obligation of any Supporting FRN Holder or Supporting Noteholder hereunder and; provided, further, that the right to terminate this Agreement under this section 9(a) shall not be available to any (x) Majority FRN Holders if such majority includes and is dependent upon a Supporting FRN Holder in breach of its obligations hereunder where such breach has caused the failure of the Concurso Plan Order to be entered, the Chapter 11 Plan Order to be entered or has caused the failure of the Effective Date to occur, in each case by the applicable Outside Date and (y) Majority Noteholders if such majority includes and is dependent upon a Supporting Noteholder in breach of its obligations hereunder where such breach has caused the failure of the Concurso Plan Order to be entered, the Chapter 11 Plan Order to be entered or has caused the failure of the Effective Date to occur, in each case by the applicable Outside Date;

          (b) By either the Company, the Majority FRN Holders, or the Majority Noteholders, if the Concurso Plan Order or Chapter 11 Plan Order has not been entered or the Effective Date has not occurred on or before the applicable Outside Date; provided, however, that the right to terminate this Agreement under this section 9(b) shall not be available to (1) the Company, if the Company's default of its obligations under this Agreement has resulted in the failure of the Concurso Plan Order or the Chapter 11 Plan Order to be entered, or the Effective Date to occur on or before the applicable Outside Date and (2) any (x) Majority FRN Holders if such majority includes and is dependent upon a Supporting FRN Holder in breach of its obligations hereunder where such breach has caused the failure of the Concurso Plan Order or the Chapter 11 Plan Order to be entered, or has caused the failure of the Effective Date to occur, in each case by the applicable Outside Date or (y) Majority Noteholders if such majority includes and is dependent upon a Supporting Noteholder in breach of its obligations hereunder where such breach has caused the failure of the Concurso Plan Order or the Chapter 11 Plan Order to be entered, or has caused the failure of the Effective Date to occur, in each case by the applicable Outside Date;

          (c) By any Supporting Noteholder or Supporting FRN Holder, as to itself only, if the Concurso Plan Order has not been entered or the Chapter 11 Plan Order has not been entered or the Effective Date has not occurred on or before the applicable Outside Date;

          (d) By the Company, so long as the Company is not then in breach of its obligations under this Agreement in any material respect, upon a breach of any covenant or agreement by any Supporting FRN Holder or Supporting Noteholder set forth in this Agreement, or if any representation or warranty set forth in this Agreement by any Supporting FRN Holder or Supporting Noteholder shall have been or becomes untrue, in each case such that the ability of the Company to consummate the Restructuring has been materially adversely affected; provided, however, that, except in the case of an intentional or willful breach, the Company shall not be entitled to terminate this Agreement pursuant to this section 9(d) so long as the Supporting FRN Holder or Supporting Noteholder, as applicable, is using commercially reasonable efforts to cure such breach or untruth and such breach or untruth is capable of cure and is cured on or before the 30th calendar day after receiving notice thereof;

          (e) (i) By the Company or the Majority FRN Holders, if the Concurso Filing Trigger has not occurred by the earlier of (A) the Concurso Filing Deadline and (B) May 22, 2006, and (ii) by the Company, the Majority FRN Holders, or the Majority Noteholders, if the Chapter 11 Filing Trigger has not occurred within ten (10) days following the Chapter 11 Filing Deadline; provided, however, that the right to terminate this Agreement under this section 9(e) shall not be available to (x) the Majority FRN Holders if such majority includes and is dependent upon a Supporting FRN Holder in breach of its obligations hereunder where such breach has caused the failure of the Concurso Filing Trigger or Chapter 11 Filing Trigger to occur, or (y) the Majority Noteholders if such majority includes and is dependent upon a Supporting Noteholder in breach of its obligations hereunder where such breach has caused the failure of the Chapter 11 Filing Trigger to occur, or (z) the Company if the Company is in breach of its obligations hereunder where such breach has caused the failure of the Concurso Filing Trigger or Chapter 11 Filing Trigger to occur;

          (f) By the Majority FRN Holders and the Majority Noteholders, acting jointly, if a Target has not occurred within ten (10) Business Days of the applicable Target Date; provided, however, that the right to terminate this Agreement under this section 9(f) shall not be available to the (x) Majority FRN Holders, if such majority includes and is dependent upon a Supporting FRN Holder in breach of its obligations hereunder where such breach has caused a Target not to occur within ten (10) Business Days of the applicable Target Date and (y) Majority Noteholders, if such majority includes and is dependent upon a Supporting Noteholder in breach of its obligations hereunder where such breach has caused a Target not to occur within ten (10) Business Days of the applicable Target Date;

          (g) By any party to this Agreement if (i) the Concurso Proceeding shall be converted to a quiebra under article 167 of the MBRA or (ii) if the Chapter 11 Case shall be converted to a case under Chapter 7 of the Bankruptcy Code or a liquidating chapter 11 case or (iii) if there is a total loss of the Satmex 6 Satellite prior to the Effective Date;

          (h) By the Required FRN Holders and the Required Noteholders, acting jointly, if there shall be issued any medida cautelar, suspension order or similar order by a court or other governmental body of competent jurisdiction that materially and adversely affects the Company's obligations with respect to this Agreement; provided, (i) such proceeding or order was issued at the request or with the acquiescence of the Company or its affiliates or (ii) in all other circumstances, if such order is not stayed, reversed or vacated before the earlier of 30 days thereafter and the Outside Date; provided, further, that the right to terminate this Agreement under this section 9(h) shall not be available to the Required Noteholders or Required FRN Holders, as the case may be, if such medida cautelar, suspension order or similar order is issued as a result of actions taken by a Supporting Noteholder or Supporting FRN Holder or is otherwise supported by a Supporting Noteholder or Supporting FRN Holder;

          (i) By the Company, if there shall be issued any medida cautelar, suspension order or similar order by a court or other governmental body of competent jurisdiction that materially and adversely affects the Restructuring and if such order is not stayed, reversed or vacated before the earlier of 30 days thereafter and the Outside Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this section 9(i) if such medida cautelar, suspension order or similar order was issued at the request of, or acquiescence of, the Company or its affiliates or is otherwise supported by the Company or its affiliates.

          (j) By the Majority FRN Holders, upon a breach of any obligation of any Supporting Noteholder set forth in section 5 of this Agreement, or if any representation provided pursuant to section 10(b)(i) shall have been or becomes untrue, such that the ability to consummate the Restructuring has been materially adversely affected; provided, however, that the Majority FRN Holders shall not be entitled to terminate this Agreement pursuant to this section 9(j) so long as the Supporting Noteholder is using commercially reasonable efforts to cure such breach or untruth and such breach or untruth is capable of cure on or before the 30th calendar day after receiving notice thereof; provided, further, that the right to terminate this Agreement under this section 9(j) shall not be available to the Majority FRN Holders if such majority includes and is dependent upon a Supporting FRN Holder in breach of its obligations set forth in section 5 of this Agreement, or if any representation provided by any such Supporting FRN Holder pursuant to section 10(b)(i) shall have been or becomes untrue, such that the breach or untruth has caused the failure of the Concurso Plan Order to be entered, the Chapter 11 Plan Order to be entered or has caused the failure of the Effective Date to occur, in each case by the applicable Outside Date;

          (k) By the Majority Noteholders, upon a breach of any obligation of any Supporting FRN Holder set forth in section 5 of this Agreement, or if any representation provided pursuant to section 10(b)(i) shall have been or becomes untrue, such that the ability to consummate the Restructuring has been materially adversely affected; provided, however, that the Majority Noteholders shall not be entitled to terminate this Agreement pursuant to this section 9(k) so long as the Supporting FRN Holder is using commercially reasonable efforts to cure such breach or untruth and such breach or untruth is capable of cure on or before the 30th calendar day after receiving notice thereof; provided, further, that the right to terminate this Agreement under this section 9(k) shall not be available to the Majority Noteholders, if such majority includes and is dependent upon a Supporting Noteholder in breach of its obligations set forth in section 5 of this Agreement, or if any representation provided by any such Supporting Noteholder pursuant to section 10(b)(i) shall have been or becomes untrue, such that the breach or untruth has caused the failure of the Concurso Plan Order to be entered, the Chapter 11 Plan Order to be entered or has caused the failure of the Effective Date to occur, in each case by the applicable Outside Date;

          (l) By the Majority FRN Holders, if the Company fails (a) to insure the Satmex 6 Satellite in accordance with section 4(f), and naming the FRN Collateral Trustee as loss payee and additional insured, or (b) to provide counsel to the Ad Hoc FRN Committee with the certificate of insurance referenced in section 4(f) prior to the launch of the Satmex 6 Satellite;

          (m) By Loral, as to itself only, pursuant to section 5A of this Agreement; or

          (n) By the Majority FRN Holders and the Majority Noteholders, acting jointly, if SS/L fails to perform its obligations in accordance with the terms of the Loral

Settlement Agreements but only to the extent such failure has a material impact on the Restructuring or the business operation of the Company.

     Upon any termination of this Agreement, no party shall have any further right obligation or liability under this Agreement or the Term Sheet except that such party shall not be relieved of any liability for damages resulting from its breach of any representation, warranty, covenant or obligation that occurs prior to the termination of this Agreement; provided, however, that (i) the Company shall be liable for any reasonable fees and actual, documented out-of-pocket expenses incurred pursuant to section 8 from the date hereof to the termination of this Agreement and (ii) the Company shall provide the Loral Usufructo and Loral Grant to the Loral Entities on the terms described in section I of the Term Sheet under the caption "Loral Transponders"; provided, further, that as to a termination of this Agreement solely with respect to a party, such party shall have no further right, obligation or liability under this Agreement or the Term Sheet except that such party shall not be relieved of any liability for damages resulting from its breach of any representation, warranty, covenant or obligation that occurs prior to the termination of this Agreement; provided, further, that solely with respect to a termination by Loral as to itself only, and in connection with the Restructuring, upon the Effective Date, the parties to this Agreement shall provide the Loral Usufructo and Loral Grant to the Loral Entities on the terms described in section I of the Term Sheet under the caption "Loral Transponders". For the avoidance of doubt, Loral shall have no liability under this Agreement for exercising any of its rights under the 304 Stipulation. Upon the consummation of the Restructuring, neither the Company nor any Supporting Holder shall have any further obligation or liability hereunder, except for the Company's obligations under section 8. In the event of any termination with respect to a party, the Company shall (i) promptly notify the respective counsel to the Committees and Loral of such termination, and (ii) advise the respective counsel to the Committees and Loral whether, following such termination, (A) the aggregate principal amount of FRNs held by all remaining Supporting FRN Holders has decreased below either a majority or 66-2/3% of the total outstanding FRNs, as applicable, and (B) the aggregate principal amount of Senior Notes held by all remaining Supporting Noteholders has decreased below a majority or 66-2/3% of the outstanding Senior Notes, as applicable. The parties acknowledge that the Company will be relying upon information provided to it from the security holders.

     Section 10. Representations and Warranties.

          (a) Each of the signatories to this Agreement represents and warrants to the other signatories to this Agreement that, as of the date hereof:

          (i) if an entity, it is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and, subject to the provisions of section 10(d) below with respect to the Company, to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

          (ii) except with respect to the Company, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part (as it relates to the Company, all necessary corporate or other action required for the execution and delivery of this Agreement and the performance of its obligations hereunder will be obtained upon approval by Firmamento);

          (iii) the execution, delivery and performance by it of this Agreement does not (A) violate any provision of Applicable Law applicable to it or its certificate of incorporation or bylaws, estatutos sociales or other organizational documents (subject to the provisions of section 10(d) below with respect to the Company), or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligations to which it is a party or under its certificate of incorporation, bylaws, estatutos sociales or other governing instruments (subject to the provisions of section 10(d) below with respect to the Company), in each case so that such violation, breach or conflict would materially adversely affect the ability of the Company to consummate the Chapter 11 Plan;

          (iv) this Agreement is a legally valid and binding obligation of it, enforceable against it in accordance with the terms hereof (subject to the provisions of section 10(d) below with respect to the Company), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws, including the provisions of the MBRA affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

          (v) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.

          (b) Each of the Supporting Holders further represents and warrants to the other signatories to this Agreement that:

          (i) as of the date of this Agreement, such Supporting Holder is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, or the indirect parent of the entity that holds, the Securities, as specified with respect to it on Exhibits B and C hereto, with full power and authority to vote and dispose of such Securities;

          (ii) such Supporting Holder has reviewed, with the assistance of professional and legal advisors of its choosing, all information necessary for such Supporting Holder to decide to support the Restructuring through the Concurso Plan and Chapter 11 Plan and as described herein and in the Term Sheet on an informed basis;

          (iii) such Supporting Holder is an "Accredited Investor" as defined in Rule 501 of Regulation D under the Securities Act; and

          (iv) such Supporting Holder does not owe any fiduciary or similar duty to any other Person that would prevent it from taking any action required of it under this Agreement.

          (c) The Company further represents and warrants to the other signatories to this Agreement that, as of the date hereof:

          (i) the execution, delivery and performance by it of this Agreement does not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Governmental Authority, except such filings and approvals as may be required for disclosure, the U.S. Bankruptcy Court and the Securities and Exchange Commission and, except further, that the performance by the Company hereunder and the consummation of the Restructuring is subject to (a) the prior approval by SCT to the amendment of the Company's bylaws (estatutos sociales) as provided in the Term Sheet and to modify the existing equity structure of the Company as provided in the Term Sheet, (b) the prior approval by CNIE to issue Bondholder Equity in the form of "neutral investment" Series N shares, (c) the prior approval by the Federal Communications Commission, (d) the prior authorization of the Restructuring by COFECO and (e) the registration of the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes in the Special Section of the National Securities Registry of Mexico; provided, however, that it is anticipated that in accordance with section 1145 of the Bankruptcy Code, the issuance by the Company of the First Priority Senior Secured Notes to holders of the FRNs and the Second Priority Senior Secured Notes and Bondholder Equity to holders of the Senior Notes in the Restructuring shall be exempt from registration under the Securities Act;

          (ii) except for the FRN Advisors and the Senior Note Advisors, and except for Milbank, Tweed, Hadley & McCloy LLP; Galicia y Robles, S.C.; Javier Quijano Baz and/or Alfonso Martin Lopez Melih; UBS Warburg LLC; Valor Consultores, S.A. de C.V.; Martinez, Algaba, Estrella, De Haro y Galvan Duque, S.C., as counsel to Citibank, N.A.; Citibank, N.A., as indenture trustee for the FRNs; Nixon Peabody, as counsel to Citibank, N.A.; The Bank of New York, as indenture trustee for the Senior Notes; Baker & McKenzie, LLP and Baker & McKenzie, S.C., as counsel to The Bank of New York; Weil, Gotshal & Manges LLP, as counsel to Loral; Ritch Mueller, S.C., as counsel to Loral; Chevez, Ruiz, Zamarripa y Compania, S.C., as counsel to Principia; Villegas, Cassis y Asociados, S.C., as counsel to Principia; Mansur y Ruiz Ortega, S.C., as counsel to Principia; and the Conciliador, in each case pursuant to written agreements or arrangements that have been provided or disclosed in full to the FRN Advisors and the Senior Note Advisors or as set forth herein, the Company is not subject to or bound by any other material agreement, arrangement or understanding to pay or provide any Person, directly or indirectly, any fee, expense or other payment or compensation, on account of advisory, banking, consulting, legal, accounting or similar services in connection with the Restructuring or any part thereof, or in connection with any other transaction now or hereafter involving the Company, other than fees, expenses or other payments or compensation that may relate to the Restructuring by ordinary course professionals of the Company;

          (iii) except as expressly provided in the Term Sheet or this Agreement, the Company is not subject to or bound by any agreement, arrangement or understanding to pay or provide directly or indirectly to the holder of any of the Company's Securities or any affiliate thereof in their capacity as such, directly or indirectly, any fee, expense or other payment or compensation, in connection with the Restructuring or any part thereof, or in connection with any other transaction now or hereafter involving the Company;

          (iv) neither the Company nor any of the service companies is a party to or bound by any material employment, severance or retention agreements or arrangements except for those as have been previously disclosed to the FRN Advisors and the Senior Notes Advisors.

          (d) As it relates to the Company, the other parties to this Agreement acknowledge and agree that, until such time as the Company delivers to the Supporting Holders item number "3" on Annex C, performance of this Agreement by the Company and the consummation of the transactions herein contemplated requires shareholder and, in some cases, board action which, pursuant to its by-laws, requires further approval of Firmamento.

          (e) Loral represents and warrants that, notwithstanding the Loral Pledge, Loral has the right as of the date hereof to (i) vote the shares pledged thereunder to support the Restructuring, (ii) exchange such shares for new Series B Shares of the Company, and (iii) transfer such new Series B Shares to the Equity Trust and sell such new Series B Shares, all as provided herein and in the Term Sheet.

     Section 11. Preparation of Restructuring Documents.

     Promptly upon the effectiveness of this Agreement,

          (a) the Company shall instruct its counsel to prepare (i) the Petition, (ii) the Disclosure Statement, (iii) the Chapter 11 Plan, (iv) all schedules, motions, pleadings, and other papers it deems necessary in connection with the filing of the Petition, the presentation of the Concurso Plan to holders of Recognized Claims and subsequent filing of the Concurso Plan with the Mexican Bankruptcy Court and (v) all other motions, pleadings, papers, agreements, documents (including without limitation the notices and writs to obtain approvals by CNIE, COFECO, and SCT) and other materials necessary or useful in implementing the Restructuring and consummating the Chapter 11 Plan (collectively, with the Concurso Plan, the "Plan and Approval Documents"). The Company shall provide all Plan and Approval Documents to the Supporting Holders' respective counsel prior to their filing and/or execution (as the case may be) and shall consult with such counsel with respect to the form and substance of such Plan and Approval Documents.

          (b) the Company shall instruct its counsel to prepare the documents identified in Exhibit E hereto (collectively, the "Equity Documents"). The Company shall provide all Equity Documents to the Supporting Holders' respective counsel prior to their filing and/or execution (as the case may be) and shall consult with such counsel with respect to the form and substance of such Equity Documents.

          (c) the holders on the Ad Hoc FRN Committee shall instruct their counsel to prepare (i) the indenture for the First Priority Senior Secured Notes to be issued by the Company, (ii) the new note for the First Priority Senior Secured Notes, (iii) the new Collateral Trust Agreement for the First Priority Senior Secured Notes, (iv) the mortgage instrument securing the First Priority Senior Secured Notes, and (v) all other motions, pleadings, papers, agreements, documents and other materials they and the Company deem necessary or useful in issuing the First Priority Senior Secured Notes (collectively, the "First Priority Senior Secured Notes Documents"). The Supporting FRN Holders shall provide all First Priority Senior Secured Notes Documents to the Company's and other Supporting Holders' counsel prior to their filing and/or execution (as the case may be) and shall consult with such counsel with respect to the form and substance of such First Priority Senior Secured Notes Documents.

          (d) the Supporting Noteholders shall instruct their counsel to prepare
(i) the indenture for the Second Priority Senior Secured Notes to be issued by the Company, (ii) the new note for the Second Priority Senior Secured Notes,
(iii) the mortgage instrument securing the Second Priority Senior Secured Notes,
(iv) the Collateral Trust Agreement for the Second Priority Senior Secured Notes, (v) the registration rights agreement, (vi) the articles of incorporation and by-laws of the SPE, and (vii) all other motions, pleadings, papers, agreements, documents and other materials they and the Company deem necessary or useful in issuing the Second Priority Senior Secured Notes (collectively, the "Second Priority Senior Secured Notes Documents"). The Supporting Noteholders shall provide all Second Priority Senior Secured Notes Documents to the Company's and other Supporting Holders' counsel prior to their filing and/or execution (as the case may be) and shall consult with such counsel with respect to the form and substance of such Second Priority Senior Secured Notes Documents.

          (e) the members of the Ad Hoc FRN Committee and the Supporting Noteholders shall instruct their respective counsel to prepare an intercreditor agreement (the "Intercreditor Agreement") in connection with the issuance of the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes. The Supporting FRN Holders and the Supporting Noteholders shall provide the Intercreditor Agreement to the Company's and other Supporting Holders' counsel prior to its execution and shall consult with such counsel.

          (f) the Supporting Equity Holders shall take such resolutions and shall instruct their counsel to prepare all motions, pleadings, papers, agreements, documents and other materials as the Supporting Equity Holders determine are reasonably necessary or useful in implementing the Restructuring and consummating the Concurso Plan and the Chapter 11 Plan except as otherwise provided in this Section 11 (collectively, the "Equity Holders Documents"). The Supporting Equity Holders shall provide all Equity Holders Documents to the Company's and other Supporting Holders' counsel prior to their filing and/or execution (as the case may be) and shall consult with such counsel with respect to the form and substance of such Equity Holders Documents.

          (g) the (i) Plan and Approval Documents, (ii) Equity Documents, (iii) First Priority Senior Secured Note Documents, (iv) Second Priority Senior Secured Notes Documents, (v) Intercreditor Agreement, (vi) Equity Holder Documents, and (vii) Loral Documents (collectively, the "Restructuring Documents") shall be in form and substance reasonably satisfactory to the respective counsel to the Committees and to the Company.

          (h) the Company shall instruct its counsel to prepare the Loral Documents. The Loral Documents and the Equity Documents shall be in form and substance reasonably satisfactory to counsel to Loral.

     Section 12. Good Faith.

     Each of the signatories to this Agreement agrees to cooperate in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the purposes of this Agreement. Each of the signatories to this Agreement further agrees to negotiate the Restructuring Documents in good faith and, in any event, in all respects consistent with the Term Sheet.

     Section 13. Amendments and Modifications.

     This Agreement and the Term Sheet may be amended, modified, or supplemented, and any term or condition of this Agreement or the Term Sheet may be waived, only in writing signed by the Company and the Majority FRN Holders and Majority Noteholders, provided, however, that:

          (a) the written consent of a Supporting Equity Holder shall be required with respect to any amendment, modification, supplement, or waiver that
(i) imposes any new or additional material obligation on that Supporting Equity Holder, (ii) materially reduces the value of the rights of that Supporting Equity Holder as set forth in the Term Sheet in a manner that is disproportionate to reductions in value of similar rights of the other Supporting Equity Holder and/or the Supporting Noteholders under section IV of the Term Sheet, or (iii) has a material adverse effect on that Supporting Equity Holder's ability to perform its obligations under this Agreement;

          (b) the written consent of Loral shall be required as set forth in section 5A(b) hereof; and

          (c) the written consent of a Supporting FRN Holder or a Supporting Noteholder shall be required with respect to any amendment, modification, supplement, or waiver that (i) has a material effect on that Supporting FRN Holder or Supporting Noteholder that is disproportionately adverse to that Supporting FRN Holder as compared to other Supporting FRN Holders or to that Supporting Noteholder as compared to other Supporting Noteholders, or (ii) alters the rights of that Supporting FRN Holder or Supporting Noteholder to terminate this Agreement as to itself pursuant to section 9(c) or 9(g); provided, however, that any Outside Date may be extended for a period of up to thirty (30) days with the consent of the Majority FRN Holders and Majority Noteholders.

Notwithstanding the foregoing provisions of this section 13, the Majority FRN Holders and the Majority Noteholders, acting jointly, without the consent of any other party hereto, may change any Target Date to a later date by written notice to the other parties hereto.

     Section 14. Further Assurances.

     Each of the signatories to this Agreement hereby further covenants and agrees to execute and deliver all further documents, agreements and take all further action that in good faith may be reasonably necessary or desirable, or that the Company, the Conciliador, FRN Advisors, or Senior Note Advisors may reasonably request, in order to enforce and effectively implement the terms and conditions of this Agreement.

     Section 15. Complete Agreement.

     This Agreement, including the annexes and exhibits hereto, constitutes the complete agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties to this Agreement. In the event that any provision of this Agreement conflicts with any annexes or exhibits hereto, the provisions of this Agreement shall be controlling.

     Section 16. Notices.

     All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier or (d) transmitted by telecopy, and in each case, if to the Company, at the address set forth below:

                             Rodolfo Gaona #86
                             Col. Lomas de Sotelo
                             Mexico D.F.  11200   Mexico
                             Telephone:    (52) (55) 2629-5808
                             Facsimile:    (52) (55) 2629-5895
                             Attention:  General Counsel

               with a copy (which shall not constitute notice) to:

                             Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                             New York, NY 10005
                             Telephone:    (212) 530-5000
                             Fax:          (212) 530-5219
                             Attention:  Luc A. Despins, Esq.
                                         Matthew S. Barr, Esq.

if to Principia, at the address set forth below:

                             Rodolfo Gaona 86-F
                             Col. Lomas de Sotelo
                             Mexico D.F.  11200   Mexico
                             Telephone:    (52) (55) 2629-5889
                             Facsimile:    (52) (55) 2629-5848
                             Attention:    Sergio Miguel Angel Autrey Maza

if to Loral, at the address set forth below:

                             600 Third Avenue
                             New York, NY 10016
                             Telephone:    (212) 697-1105
                             Facsimile:    (212) 338-5320
                             Attention: General Counsel

if to the Conciliador, at the address set forth below:

                             Thomas S. Heather
                             c/o White & Case, S.C.
                             Torre del Bosque - PH
                             Blvd. Manuel Avila Camacho #24
                             Col. Lomas de Chapultepec
                             11000 Mexico, D.F., Mexico
                             Telephone:    (52) (55) 5540-9600
                             Fax:          (52) (55) 5540-9699

if to a Supporting FRN Holder, to the address set forth on the signature pages to this Agreement, with a copy (which shall not constitute notice) to:

                             Wilmer Cutler Pickering Hale and Dorr LLP
                             60 State Street
                             Boston, MA 02109
                             Telephone:    (617) 526-6000
                             Facsimile:    (617) 526-5000
                             Attention:  Dennis Jenkins, Esq.
                                         George  Shuster, Esq.

if to a Supporting Noteholder, to the address set forth on the signature pages to this Agreement, with a copy (which shall not constitute notice) to:

                             Akin, Gump, Strauss, Hauer & Feld LLP
                             590 Madison Avenue
                             New York, NY 10022

                             Telephone:    (212) 872-1000
                             Facsimile:    (212) 872-1002
                             Attention:  Michael S. Stamer, Esq.
                                         Steven Scheinman, Esq.

if to a Supporting Equity Holder, to the address set forth on the signature pages to this Agreement, with a copy (which shall not constitute notice) to:

                             Loral Space & Communications Inc.
                             600 Third Avenue
                             New York, NY 10016
                             Telephone:    (212) 697-1105
                             Facsimile:    (212) 338-5320
                             Attention:    General Counsel

                             Principia, S.A. de C.V.
                             Rodolfo Gaona 86-F
                             Col. Lomas de Sotelo
                             Mexico D.F.  11200   Mexico
                             Telephone:    (52) (55) 2629-5889
                             Facsimile:    (52) (55) 2629-5848
                             Attention:    Sergio Miguel Angel Autrey Maza

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt. Notices may be given by United States of America counsel to the party hereto.

     Section 17. Several Liability. The obligations of the parties to this Agreement hereunder are ratable and several and not joint nor joint and several, and no party to this Agreement shall be liable for any breach or nonperformance by any other party to this Agreement.

     Section 18. No Waiver. Each of the signatories to this Agreement expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair or restrict the ability of any party to this Agreement to protect and preserve all of its rights, remedies and interests, including, without limitation, with respect to its claims against and interests in the Company.

     Section 19. Governing Law.

     THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE

GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

     NOTWITHSTANDING THE FOREGOING, THE CONCURSO PLAN CONTEMPLATED BY THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE UNITED MEXICAN STATES (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

     Section 20. Jurisdiction.

     By its execution and delivery of this Agreement, each of the signatories to this Agreement (i) irrevocably and unconditionally agrees that so long as the Company has commenced a Chapter 11 Case, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought exclusively in the Bankruptcy Court and (ii) so long as the Company has commenced a Chapter 11 Case, expressly waives any other forum that may correspond by virtue of domicile, whether present or future, or otherwise.

     The foregoing shall not preclude the jurisdiction of the Mexican Bankruptcy Court with respect to any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with the Concurso Plan contemplated by this Agreement, and the rights and obligations of the parties thereunder, including all matters of construction, validity and performance thereunder.

     Section 21. 304 Injunction.

     The Company shall, by April 20, 2006, file a motion seeking the modification of the injunction pending in its 304 Proceeding solely in order to permit the parties hereto only to terminate this Agreement in accordance with the terms hereof, and this Agreement shall automatically terminate if the Company does not file such motion within such period, and if the Bankruptcy Court does not grant such modification by May 11, 2006, unless such deadline is waived or extended by the majority of the Supporting FRN Holders hereto and the majority of the Supporting Noteholders hereto, acting jointly; provided, however, that the foregoing waiver shall not apply and shall have no effect as to Loral and this Agreement shall automatically terminate as to Loral only if the Company does not file such motion by April 20, 2006, and if the Bankruptcy Court does not grant such modification by May 11, 2006, unless such deadline is waived or extended by Loral in writing. Notwithstanding anything to the contrary contained in this section 21, the parties agree that the Company may seek such modification of the injunction in the 304 Proceeding by notice of presentment attaching a form of order.

     Section 22. Specific Performance.

     It is understood and agreed by each of the signatories to this Agreement that money damages may not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to seek specific performance, injunctive, rescissionary or other equitable relief as a remedy for any such breach.

     Section 23. Headings.

     The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     Section 24. Successors and Assigns.

     This Agreement is intended to bind and inure to the benefit of the parties to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

     Section 25. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart. Any Person may become party to this Agreement on or after the date of this Agreement by executing a signature page to this Agreement and/or, if applicable, in accordance with section 5(c), executing an Accession Agreement. Upon the delivery of such executed signature pages and/or Accession Agreement to the Company, such Person shall be deemed to be a Supporting Holder as if it had been an initial signatory hereto.

     Section 26. No Third-Party Beneficiaries.

     This Agreement shall be solely for the benefit of the parties to this Agreement, and no other Person or entity shall be a third-party beneficiary hereof.

     Section 27. No Solicitations.

     This Agreement is not intended to be, and each party to this Agreement acknowledges that it is not, a solicitation of the acceptance or rejection of any plan of reorganization for the Company pursuant to section 1125 of the Bankruptcy Code. This Agreement is not a solicitation for acceptances or rejections of a plan (Convenio Concursal) under the Concurso Proceeding of the Company.

     Section 28. Consideration.

     It is hereby acknowledged by each of the parties that no consideration (other than the obligations of the other parties under this Agreement) shall be due or paid to the parties for their agreement to support the transactions contemplated herein.

     Section 29. Independent Due Diligence and Decision-Making.

          (a) Each of the parties hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, business, financial and other conditions and prospects of the Company.

          (b) Each of the Supporting Holders acknowledges that all documents, records and books pertaining to the Company requested by such Supporting Holders have been made available for inspection by it, its attorneys, financial advisors and accountants, and that it understands that all such documents, books and records will continue to be made available to it, its attorneys, financial advisors and accountants for inspection upon reasonable notice, during reasonable business hours. Each of the Supporting Holders and their respective advisors has had a reasonable opportunity to ask questions of and receive answers from the officers of the Company, or a Person or Persons acting on their behalf, concerning the Company and the terms and conditions of the Restructuring, the Concurso Plan and the Chapter 11 Plan, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of the Company, necessary to confirm the accuracy of the information provided by, or on behalf of, the Company.

          (c) Each of the Supporting Holders has such knowledge and experience in financial and business matters as to enable it (i) to utilize the information made available to it in connection with the Restructuring (including the Term Sheet), (ii) to evaluate the merits and risks associated with the Restructuring (including the Term Sheet) and (iii) to make an informed decision with respect thereto.

          (d) Each of the Supporting Holders has the capacity to protect its own interests in connection with the Restructuring (including the Term Sheet) and has obtained, in such Supporting Holder's judgment, sufficient information relating to the Company and its business to evaluate the merits and risks of the transactions contemplated herein.

          (e) Each of the Supporting Holders understands that any and all financial forecasts provided by, or on behalf of, the Company are based on various estimates and assumptions of the officers of the Company and their respective advisors and are subject to the caveats set forth in such materials.

          (f) Between the date hereof and the Effective Date, the Company shall afford or use its reasonable best efforts to cause to afford, in the case of Enlaces, to the FRN Advisors and the Senior Note Advisors reasonable access to the Company's and Enlaces' business, operations, properties, books, files and records, and shall cooperate in the examination thereof and furnish such advisors with all reasonable information with respect to the business and affairs of the Company and Enlaces as such advisors may reasonably request during normal business hours, subject to existing confidentiality obligations and to any applicable privileges. Nothing in this section 29(f) shall obligate the Company to prepare any information not prepared in the ordinary course of business. All information furnished to the FRN Advisors and the Senior Note Advisors pursuant to this section 29(f) shall be subject to the provisions of their respective confidentiality agreements between the Company and the FRN Advisors and the Senior Note Advisors.

      Section 30. Public Disclosures.

      Prior to the issuance of any public disclosures regarding the Restructuring, the Company shall consult with the Committees' and Supporting Equity Holders' respective counsel as to the form and substance of such public disclosures materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this section 30 shall be deemed to prohibit the Company from making any disclosure it deems necessary or advisable in order to satisfy its respective disclosure obligations imposed by Applicable Law or the rules of any stock exchange on which securities of the Company are listed or quoted or to obtain any governmental approvals or filings necessary to implement the Restructuring and consummate the Concurso Plan and the Chapter 11 Plan. Notwithstanding the foregoing, the amount of Securities held by a specific Supporting FRN Holder or Supporting Noteholder shall not be publicly disclosed by the Company or any party hereto without the prior written consent of such Supporting FRN Holder or Supporting Noteholder other than in connection with the Chapter 11 Case and then only the identity of such Supporting FRN Holder or Supporting Noteholder and the amount of Securities held on an aggregate basis with all members of the applicable Committee; provided, however, that, to the extent requested, the Company may disclose individual Supporting FRN Holder and Supporting Noteholder information to a Governmental Authority in order to obtain any governmental approvals or filings necessary to implement the Restructuring and consummate the Concurso Plan and the Chapter 11 Plan.

      Section 31. Impact of Appointment to Creditors' Committee.

      Notwithstanding anything herein to the contrary, if any Supporting Holder is appointed to and serves on any official committee of creditors or equity holders in the Company's Chapter 11 Case, the terms of this Agreement shall not be construed so as to limit such Supporting Holders' exercise (in its reasonable judgment and discretion) of its fiduciary duties to any Person arising from its service on such official committee, and any such exercise (in the reasonable judgment and discretion of such Supporting Holder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement. Notwithstanding anything to the contrary herein, no Supporting Holder shall request the appointment and/or creation of any trustee, examiner or committee pursuant to the Bankruptcy Code or otherwise until such time as this Agreement has been terminated pursuant to the terms specified herein.

      Section 32. Survival.

      The representations, warranties, covenants, obligations, rights and remedies of the parties hereto under this Agreement shall be of no further force and effect upon the termination of this Agreement pursuant to the terms specified herein; provided, however, that the Company shall be liable pursuant to section 8 of this Agreement for any reasonable fees and actual, documented out-of-pocket expenses incurred from the date hereof until termination of this Agreement.

      Section 33. Automatic Termination.

      This Agreement shall automatically terminate if on or before the earlier of (i) the Concurso Filing Deadline and (ii) May 22, 2006 (the "Termination Date"), Required FRN Holders have not (A) signed this Agreement or (B) otherwise become irrevocably bound to support the Restructuring (including to vote to accept the Chapter 11 Plan); provided, however, that the Termination Date may be extended, or this section 33 may be waived, by (x) the majority of the Supporting Noteholders and (y) the Company, acting jointly. The Company shall promptly notify the respective counsel to the Committees in the event the Required FRN Holders have (A) signed this Agreement or (B) otherwise become irrevocably bound to support the Restructuring (including to vote to accept the Chapter 11 Plan) and, in the case of (B), shall provide such counsel with the relevant documentation thereof or other evidence reasonably acceptable to counsel to the Committees. The parties acknowledge that the Company will be relying upon information provided to it from the security holders.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

                                   Satelites Mexicanos, S.A. de C.V.

                                   By: /s/ Cynthia Pelini Addario
                                       -----------------------------------------
                                       Name:  Cynthia Pelini Addario
                                       Title: EVP Finance & Administration

                                       Rodolfo Gaona #86
                                       Col. Lomas de Sotelo
                                       Mexico D.F. 11200 Mexico
                                       Telephone:    (52) (55) 2629-5808
                                       Fax:          (52) (55) 2629-5895

                                   By: /s/ Carmen Ochoa
                                       -----------------------------------------
                                       Name:  Carmen Ochoa
                                       Title: General Counsel

                                       Rodolfo Gaona #86
                                       Col. Lomas de Sotelo
                                       Mexico D.F. 11200 Mexico
                                       Telephone:    (52) (55) 5201-0858
                                       Fax:          (52) (55) 2629-0895

                                   Servicios Corporativos Satelitales, S.A. de
                                   C.V.

                                   By: /s/ Sergio Miguel Angel Autrey Maza
                                       -----------------------------------------
                                       Name: Sergio Miguel Angel Autrey Maza
                                       Title: Attorney-in-fact

                                       Rodolfo Gaona 86-F
                                       Col. Lomas de Sotelo
                                       Mexico D.F. 11200 Mexico
                                       Telephone:    (52) (55) 1250-6300
                                       Fax:          (52) (55) 1250-6329

                                   Principia, S.A. de C.V.

                                   By: /s/ Sergio Miguel Angel Autrey Maza
                                       -----------------------------------------
                                       Name:  Sergio Miguel Angel Autrey Maza
                                       Title: Attorney-in-fact

                                       Rodolfo Gaona 86-F
                                       Col. Lomas de Sotelo
                                       Mexico D.F. 11200 Mexico
                                       Telephone:    (52) (55) 1250-6300
                                       Fax:          (52) (55) 1250-6329

                                   Loral Skynet Corporation and Loral SatMex
                                   Ltd., (collectively, "Loral")


                                   By: /s/ Richard P. Mastoloni
                                       -----------------------------------------
                                       Name: Richard P. Mastoloni
                                       Title: Vice President and Treasurer

                                   SUPPORTING FRN HOLDERS:


                                   CANYON VALUE REALIZATION FUND, L.P.

                                   CANYON VALUE REALIZATION MAC 18 LTD.

                                   INSTITUTIONAL BENCHMARKS SERIES
                                   (MASTER FEEDER) LIMITED IN RESPECT OF
                                   CENTAUR SERIES

                                   THE CANYON VALUE REALIZATION FUND(CAYMAN)LTD.

                                   By: CANYON CAPITAL ADVISORS LLC
                                       Their Investment Advisor


                                   By: /s/ Mitch Julis
                                       -----------------------------------------
                                   Name: Mitch Julis
                                   Title: Managing Partner

                                   CANYON CAPITAL ADVISORS LLC hereby represents that it is the investment advisor with the power to vote and dispose of all or substantially all of the FRNs held on behalf of the above-named beneficial owners of the respective principal amounts of FRNs listed next to the names of such beneficial owners on Exhibit B to this Agreement.

                                   Contact Person: Jack Hersch
                                   Address: c/o Canyon Capital Advisors LLC
                                            9665 Wilshire Boulevard
                                            Beverly Hills, CA 90212
                                   Telephone: 310.858.4249
                                   Facsimile: 310.247.2701
                                   E-mail: jhersch@canyonpartners.com

                                   ALPHA U.S. SUBFUND II, LLC
                                   CITI GOLDENTREE LTD.
                                   REYNOLDS AMERICAN DEFINED BENEFIT MASTER
                                   TRUST
                                   GOLDENTREE CREDIT OPPORTUNITIES FINANCING I,
                                   LTD.
                                   GOLDENTREE CREDIT OPPORTUNITIES FINANCING II, LTD.
                                   GOLDENTREE HIGH YIELD MASTER FUND, LTD.
                                   GOLDENTREE HIGH YIELD MASTER FUND II, LTD.
                                   GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.
                                   GOLDENTREE HIGH YIELD VALUE MASTER, L.P.
                                   GOLDENTREE MULTISTRATEGY FINANCING, LTD.
                                   GPC LVIII, LLC

                                   By: GOLDENTREE ASSET MANAGEMENT, LP
                                       Their Investment Advisor


                                   By: /s/ Adam Tuckman
                                       -----------------------------------------
                                   Name: Adam Tuckman
                                   Title: Portfolio Manager

                                   GOLDENTREE ASSET MANAGEMENT, LP hereby
                                   represents that it is the investment advisor with the power to vote and dispose of all or substantially all of the FRNs held on behalf of the above-named beneficial owners of the respective principal amounts of FRNs listed next to the names of such beneficial owners on Exhibit B to this Agreement.

                                   Contact Person: Adam Tuckman
                                   Address: c/o GoldenTree Asset Management, LP
                                            300 Park Avenue
                                            New York, NY 10022
                                   Telephone: 212.847.3542
                                   Facsimile: 212.847.3535
                                   E-mail: atuckman@goldentree.com

                                   HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.
                                   PAM CAPITAL FUNDING, L.P.
                                   PAMCO CAYMAN, LTD.

                                   By: HIGHLAND CAPITAL MANAGEMENT,L.P.
                                       Their Collateral Manager


                                   By: /s/ Mark Okada
                                       -----------------------------------------
                                   Name: Mark Okada
                                   Title: Executive Vice President
                                          Strand Advisors, Inc., General
                                          Partner of Highland Capital
                                          Management, L.P.

                                   HIGHLAND CAPITAL MANAGEMENT, L.P. hereby represents that it is the collateral manager with the power to vote and dispose of all or substantially all of the FRNs held on behalf of the above-named beneficial owners of the respective principal amounts of FRNs listed next to the names of such beneficial owners on Exhibit B to this Agreement.

                                   Contact Person: Kenneth Toudouze
                                   Address: c/o Highland Capital Management, LP
                                            13455 Noel Road, Suite 800
                                            Dallas, TX 75240
                                   Telephone: 972.628.4100
                                   Facsimile: 972.628.4147
                                   E-mail: ktoudouze@hcmlp.com

                                   MURRAY CAPITAL MANAGEMENT,INC., as agent on behalf of certain discretionary accounts


                                   By: /s/ Scott V. Beechert
                                       -----------------------------------------
                                   Name: Scott V. Beechert
                                   Title: General Counsel &
                                          Chief Compliance Officer

                                   MURRAY CAPITAL MANAGEMENT,INC. hereby
                                   represents that it is the investment advisor with the power to vote and dispose of all or substantially all of the FRNs held on behalf of certain beneficial owners of the principal amount of FRNs listed on Exhibit B to this Agreement.

                                   Contact Person: Scott V. Beechert
                                   Address: Murray Capital Management, Inc.
                                            680 Fifth Avenue, 26th Floor
                                            New York, NY 10019
                                   Telephone: 212.582.5505
                                   Facsimile: 212.582.5525
                                   E-mail: sbeechert@murraycapital.com

                                   FEDERATED INTERNATIONAL HIGH INCOME FUND


                                   By: /s/Roberto Sanchez-Dahl
                                       -----------------------------------------
                                   Name: Roberto Sanchez-Dahl
                                   Title: Vice President/Portfolio Manager
                                          Federated Investment Mangement
                                          Co. as Attorney-in-Fact

                                   Federated International High Income Fund hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Roberto Sanchez-Dahl
                                   Address: Federated Investment Management Co.
                                            1001 Liberty Avenue
                                            Pittsburgh, PA 15222
                                   Telephone: (412) 288-2287
                                   Facsimile: (412) 288-6737
                                   E-mail: rsanchez-dahl@federatedinv.com

                                   FEDERATED STRATEGIC INCOME FUND


                                   By: /s/ Roberto Sanchez-Dahl
                                       -----------------------------------------
                                   Name: Roberto Sanchez-Dahl
                                   Title: Vice President/Portfolio Manager
                                          Federated Investment Mangement
                                          Co. as Attorney-in-Fact

                                   Federated Strategic Income Fund hereby
                                   represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Roberto Sanchez-Dahl
                                   Address: Federated Investment Management Co.
                                            1001 Liberty Avenue
                                            Pittsburgh, PA 15222
                                   Telephone: (412) 288-2287
                                   Facsimile: (412) 288-6737
                                   E-mail: rsanchez-dahl@federatedinv.com

                                   ATLANTIC PACIFIC MANAGEMENT GROUP LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: Managing Director
                                          Indian Harbor Capital Management
                                          Advisor of Account

                                   Atlantic Pacific Management Group LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   LPETE LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: President
                                          LPETE LLC

                                   LPETE LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   SSGDP LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: President
                                          SSGDP LLC

                                   SSGDP LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   DRALLI LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: Managing Director
                                          Gramercy Investment Management
                                          LLC, Sole Manager of the Company

                                   DRALLI LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   GRAMERCY EMERGING MARKETS FUND


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: Director
                                          Gramercy Emerging Markets Fund

                                   Gramercy Emerging Markets Fund hereby
                                   represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   HFR EM SELECT MASTER TRUST


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: Co-Managing Partner, Gramercy
                                          Advisors by Power of Attorney

                                   HFR EM Select Master Trust hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   KAPALI LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johntson
                                   Title: President
                                          KAPALI LLC

                                   KAPALI LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   LMC RECOVERY FUND LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: Co-Managing Partner
                                          Gramercy Advisors LLC
                                          Investment Manager of Account

                                   LMC Recovery Fund LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   PALLMALL LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: President
                                          PALLMALL LLC

                                   PALLMALL LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203)552-1920
                                   Facsimile: (203)552-1906
                                   E-mail: jcook@gramercy.com

                                   UVIADO LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: President
                                          UVIADO LLC

                                   UVIADO LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203)552-1920
                                   Facsimile: (203)552-1906
                                   E-mail: jcook@gramercy.com

                                   GRNPARK LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: President
                                          GRNPARK LLC

                                   GRNPARK LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   KADESI LLC


                                   By: /s/ Jay A. Johnston
                                       -----------------------------------------
                                   Name: Jay A. Johnston
                                   Title: President
                                          KADESI LLC

                                   KADESI LLC LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Jason Cook
                                   Address: c/o Gramercy Advisors LLC
                                            20 Dayton Avenue
                                            Greenwich, CT 06830
                                   Telephone: (203) 552-1920
                                   Facsimile: (203) 552-1906
                                   E-mail: jcook@gramercy.com

                                   HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD (F/K/A HARBERT DISTRESSED INVESTMENT MASTER FIND, LTD.)

                                   By: Harbinger Capital Partners Offshore
                                       Manager, LLC, as investment manager


                                   By: /s/ Philip Falcone
                                       -----------------------------------------
                                   Name: Philip Falcone
                                   Title: Vice President

                                   Harbinger Capital Partners Master Fund I,
                                   Ltd. (f/k/a Harbert Distressed Investment
                                   Master Fund, Ltd.) hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Philip Falcone
                                   Address: Harbinger Capital Partners
                                            555 Madison Avenue, 16th Floor
                                            New York, NY 10022
                                   Telephone: (212) 521-6988
                                   Facsimile: (212) 508-3721
                                   E-mail: pfalcone@harbingercap.net

                                   ALPHA US SUB FUND VI, LLC

                                   By: Harbert Fund Advisors, Inc.,*
                                       as investment manager


                                   By: /s/ Philip Falcone
                                       -----------------------------------------
                                   Name: Philip Falcone
                                   Title: Vice President

                                   *Pursuant to an Investment Advisory
                                   Agreement, dated as of April 29, 2003 as amended.

                                   Alpha US Sub Fund VI, LLC hereby represents that it is the beneficially owner and/or investment advisor or manager (with the power to vote and dispose of all or substantially all of the Senior Notes held on behalf of their beneficial owner) of discretionary accounts for holders of beneficial owners of the aggregate principal amount of the Senior Notes listed next to its name on Exhibit B to this Agreement.

                                   Contact Person: Philip Falcone
                                   Address: Harbinger Capital Partners
                                            555 Madison Avenue, 16th Floor
                                            New York, NY 10022
                                   Telephone: (212) 521-6988
                                   Facsimile: (212) 508-3721
                                   E-mail: pfalcone@harbingercap.net

                                   FOR ACKNOWLEDGEMENT PURPOSES ONLY:

                                   Thomas Stanley Heather Rodriguez, solely in his capacity as Conciliador appointed in the Company's Concurso Proceeding and not as a party hereto.


                                   By: /s/ Thomas S. Heather
                                       -----------------------------------------
                                   Name: Thomas S. Heather
                                   Title: Conciliador

                                       c/o White & Case, S.C.
                                       Torre del Bosque - PH
                                       Blvd. Manuel Avila Camacho #24
                                       Col. Lomas de Chapultepec
                                       11000 Mexico, D.F., Mexico
                                       Telephone: (52) (55) 5540-9600
                                       Fax:       (52) (55) 5540-9699

                                    EXHIBIT A

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

                             SUPPORTING FRN HOLDERS

NAME     PRINCIPAL AMOUNT OF FRNS HELD*
----     -----------------------------
***                   ***
             ---------------------
TOTAL:       $107,304,280   (52.76%)
             =====================

-------------
* Confidential - individual (not aggregate) holdings to be held by Company counsel and counsel to FRNs only.

*** Confidential Treatment Requested by Satmex

                                    EXHIBIT B

                             SUPPORTING NOTEHOLDERS

NAME     PRINCIPAL AMOUNT OF SENIOR NOTES HELD*
----     -------------------------------------
***                       ***

TOTAL:           $229,356,000

--------------
* Confidential - individual (not aggregate) holdings to be held by Company counsel and counsel to Senior Notes only

*** Confidential Treatment Requested by Satmex

                                    EXHIBIT C

                                 EXISTING EQUITY

Series "A"


NAME                                                                NUMBER OF SHARES HELD
------------------------------------------------------------------  ---------------------
BBVA Bancomer, S.A., Institucion de Banca Multiple, Grupo           2,550 - Class I
Financiero BBVA Bancomer, Direccion Fiduciaria, as trustee for      2,598,450 - Class II
the shares of Servicios Corporativos Satelitales, S.A. de C.V.

                                                                    ---------------------
                                                                    2,601,000
                                                                    =====================

Series  "B"

NAME                                                               NUMBER OF SHARES HELD
-----------------------------------------------------------------  ---------------------
BBVA Bancomer, S.A., Institucion de Banca Multiple, Grupo          2,450 - Class I
Financiero BBVA Bancomer, Direccion Fiduciaria, as trustee for     2,496,550 - Class II
the shares of Servicios Corporativos Satelitales, S.A. de C.V.

                                                                   ---------------------
                                                                   2,499,000
                                                                   =====================

Series  "C"

NAME                                                               NUMBER OF SHARES HELD
-----------------------------------------------------------------  ---------------------
Loral Skynet Corporation, which shares have been pledged to the    473,449 - Class I, Sub-series "C-1"
Bank of New York pursuant to the Loral Pledge

                                                                   -----------------------------------
Principia, S.A. de C.V.                                            133,281 - Class I, Sub-series "C-1"
                                                                   -----------------------------------

TOTALS:                                                            606,730
                                                                   ===================================

Series "N"

NAME                                                               NUMBER OF SHARES HELD
-----------------------------------------------------------------  ---------------------
BBVA Bancomer, S.A., Institucion de Banca Multiple, Grupo          1,650,000 - Class II
Financiero BBVA Bancomer, Direccion Fiduciaria, as trustee for the shares of Servicios Corporativos Satelitales, S.A. de C.V.

                                                                   ---------------------
Servicios Corporativos Satelitales, S.A. de C.V.                   750,000 - Class II
                                                                   ---------------------

                                                                   2,400,000
                                                                   =====================

                                    EXHIBIT D
                    RECOGNIZED CLAIMS IN CONCURSO PROCEEDING
                             AS OF DECEMBER 30, 2005

IFECOM APPOINTEE CREDITOR                                                       AMOUNT

SERGIO FRANCISCO HERMIDA GUERRERO (VISITOR'S FEES)                              36,587.50 UDI'S

SECURED CREDITOR                                                                AMOUNT

CITIBANK, N.A. (FRN TRUSTEE FEES)                                               U.S. $467,698.21

CITIBANK, N.A. (AS TRUSTEE FOR FRNS)                                            U.S. $219,446,948.04

UNSECURED CREDITOR                                                              AMOUNT

HUGHES NETWORK SYSTEMS, INC.                                                    U.S. $12,377.00

AKIN  (SENIOR NOTE ADVISOR)                                                     U.S. $675,765.19

CAAYS (FRN ADVISOR)                                                             U.S. $205,649.81

WILMERHALE (FRN ADVISOR)                                                        U.S. $434,618.18

THE BANK OF NEW YORK (AS TRUSTEE FOR SENIOR NOTES)                              U.S. $413,774,527.00

LORAL SKYNET                                                                    U.S. $126,000.00

ANTENNA TECHNOLOGY COMMUNICATIONS, INC.                                         U.S. $59.00

AGENTE ADUANAL ELIZONDO                                                         MXP $9,715

                                    EXHIBIT E

                                EQUITY DOCUMENTS

Shareholder Resolutions of Satmex authorizing (i) the issuance of Bondholder Equity, (ii) restructuring of existing equity, (iii) amendment of By-laws, (iv) election of board members, and (v) related resolutions

By-laws of Satmex

New stock certificates

Notice of concentration to the Antitrust Commission

Release to Bancomer (as trustee) regarding the Servicios shares in Satmex

Release to Bancomer (as trustee) regarding the Firmamento shares in Servicios

Release or reinstatement of existing FRN mortgage on Satmex's assets

Transfer documents of service companies

Notice to SCT relating to the execution by Satmex of a mortgage instrument pursuant to article 96 of the Ley de Vias Generales de Comunicacion

Equity Trust Documents

                                    EXHIBIT F

                                 LORAL DOCUMENTS

Documents implementing and relating to the Loral Usufructo arrangement and the Loral Grant

Form of order to be submitted to the Bankruptcy Court in respect of the Loral Grant

Letter agreement from the Company granting SS/L a right of first offer with regard to its next satellite procurement, as further described in the Term Sheet (the "ROFO")

Documents implementing the provisions of section I of the Term Sheet under the caption "Treatment of Enlaces"

Any portion of any Restructuring Document referencing or directly impacting the Loral Grant, the Loral Transponders, the Loral Settlement Agreements, the ROFO, the Equity Documents or any of the foregoing documents in this Exhibit F

                                    EXHIBIT G

                         ELIGIBLE EMPLOYEE BONUS PROGRAM

                                                                         Payment 1**
                                                                       (to be released
                                                                           when the       Payment 2**
                                                                         Conciliador    (to be released      Final Payment
                                                                          Submission     one day prior    (to be released 90
                                                                            Period      to the Petition     days following
            Employee                        Bonus Amount                   expires)          Date)          Effective Date)
-------------------------------  -----------------------------------   ---------------  ---------------   ------------------
                                                                  Tier 1

              CFO                65% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
              CSO                65% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
              CLO                65% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
                                                                  Tier 2

         CEO of Enlaces          35% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
Executive Director of Satellite  35% of base annual salary plus 2005         25%              25%                 50%
   Engineering and Operations             Christmas bonus*
 Director Program Satellite TI   35% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
 Director of Regulatory Branch   35% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
   Access Management Director    35% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*
    Director of Engineering      35% of base annual salary plus 2005         25%              25%                 50%
                                          Christmas bonus*

---------------
*   Counsel to the Committees shall receive dollar amounts separately.

** Only payable to the extent this Agreement is not terminated in accordance with its terms.

                                     ANNEX A

                     THIS DOCUMENT IS NOT A SOLICITATION FOR
           ACCEPTANCES OR REJECTIONS OF THE PLAN (CONVENIO CONCURSAL)
                         UNDER THE CONCURSO MERCANTIL OF
                  SATELITES MEXICANOS, S.A. DE C.V. ("SATMEX")
                     OR ANY PLAN OF REORGANIZATION OF SATMEX
                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

                     TERM SHEET FOR RESTRUCTURING OF SATMEX

Capitalized terms not otherwise defined in this Annex shall have the meaning ascribed to such term in the body of the Restructuring Agreement (the "AGREEMENT").

INTRODUCTION

      This Term Sheet is to be maintained in strict confidence in accordance with the Agreement and sets forth the principal terms of a proposal for the Restructuring. As indicated in the Agreement, the framework for the Restructuring of SATMEX will be established through a Concurso Plan of SATMEX in its Concurso Proceeding, and will be implemented through the Chapter 11 Plan in the Chapter 11 Case.

      The consummation of the transactions described herein are subject to the provisions of the MBRA and the Bankruptcy Code including, among others, approval by the Mexican Bankruptcy Court and the Bankruptcy Court. The transactions described herein are further subject to the execution of all necessary documents and agreements. Any offer of securities in connection with the transactions described below will be made only in compliance with all applicable securities laws and other laws, including the MBRA and the Bankruptcy Code.

      This Term Sheet is not a solicitation for approval of (i) a Plan under
Article 161 of the MBRA or (ii) a plan of reorganization under sections 1125 and 1126 of the Bankruptcy Code.

I.    TREATMENT OF LABOR COSTS, TAXES, SUPPLIERS AND OTHER INDEBTEDNESS

General Operating Expenses:     Except as otherwise provided herein or in the
                                Agreement, SATMEX will continue to make payment of all direct and indirect labor and tax obligations (including, but not limited to, withholding taxes to the extent required by applicable law, payroll taxes, and Social
                                Security contributions) as they become due, on a timely basis; and suppliers and other indebtedness, including but not limited to, the costs associated with the Concurso Proceeding, as approved by the Mexican Bankruptcy Court upon the recommendation of the Conciliador, will be paid in full on the terms provided for under applicable contracts and/or purchase orders, executory contracts and unexpired leases. Except as provided for herein or in the Agreement, other unsecured indebtedness not paid prior to the commencement of the Chapter 11 Case will be paid in full on or before the later of (i) the Effective Date or as soon as practicable thereafter without any interest and (ii) the date such claim becomes due and payable in the ordinary course of business.

Treatment of Enlaces:           As of December 31, 2005, Loral and Principia
                                contributed U.S. $2.3 million in equity to and there were loans totaling U.S. $7.6 million from SATMEX on the books of Enlaces Integra, S.A. de
                                C.V. ("ENLACES"). On or before the Effective
                                Date, or as soon thereafter as all required regulatory approvals are obtained, SATMEX will capitalize the entire U.S. $7.6 million of such loans in return for seventy-five percent (75%) of the fully diluted equity of Enlaces.

                                Any new equity infusions with respect to Enlaces will be subject to a rights offering. The Enlaces board of directors will be comprised of three members, two of which will be designated by SATMEX and one of which will be designated jointly by Loral and Principia. SATMEX, Loral and Principia will agree on a list of Enlaces extraordinary actions that will be subject to the prior approval of the Loral/Principia director.

                                On or before the Effective Date, Enlaces will enter into a contract with Globalstar de Mexico
                                S. de R.L. de C.V. ("GLOBALSTAR DE MEXICO"), a company owned jointly by an affiliate of Loral and Principia, or its designee, to provide services at Enlaces' current market rates to support Globalstar de Mexico's Enciclomedia business. Satmex will continue to support Enlaces with the transponder capacity necessary to meet its obligations under the above-referenced contract, on commercially reasonable terms negotiated on an arms-length basis. For the avoidance of doubt, all contracts between Enlaces and Globalstar de Mexico or between SATMEX and Globalstar de Mexico shall be on an arms-length basis and subject to approval by the Bondholders.

                                SATMEX will endeavor to obtain all required regulatory approvals prior to the Effective Date, or as soon thereafter as is practicable. Except for the capitalization of the U.S. $7.6 million in loans described above, nothing herein shall affect any right or remedy of Satmex or Enlaces under any existing agreement, contract, Applicable Law or other course of business between Satmex and Enlaces.

Loral Transponders:             On the Effective Date, SATMEX shall grant to
                                certain affiliates of Loral as designated by Loral (the "LORAL ENTITIES") a usufructo under
                                Articles 980 et seq. of Mexico's Federal Civil
                                Code ("ARTICLE 980") (the "LORAL USUFRUCTO") with respect to the Loral Transponders (the
                                "LORAL GRANT"), before a Mexican notary public, and which Loral Grant will be registered at SATMEX's commercial file with the relevant
                                Public Registry of Commerce. Each of the parties to the Agreement agrees that (a) consistent with Mexican law, the Loral Usufructo shall constitute an in rem property right whereby the Loral Entities and their assignees
                                (collectively, the "GRANT HOLDERS") are entitled to the quiet use and enjoyment of the Loral
                                Transponders for (x) the life of the SATMEX 6 satellite ("SATMEX 6") as to the Loral
                                Transponders on SATMEX 6 and (y) the life of the SATMEX 5 satellite ("SATMEX 5") as to the Loral
                                Transponders on SATMEX 5; (b) as a consequence of the Loral Usufructo and consistent with Mexican law, the Loral Transponders cannot, under any circumstances, including, without limitation, in an insolvency, bankruptcy or similar proceeding under Mexican or U.S. law, be sold, transferred, pledged or otherwise disposed of free and clear of the usufructo embodied in the Loral Grant and any purchaser or transferee thereof takes subject to the Loral Usufructo;
                                provided, however, that solely in the event the Grant Holders determine to accept the Sale
                                Proceeds (as defined below) in exchange for the termination and extinguishment of the Loral
                                Usufructo as provided herein, the collateral trust agreements shall provide and the collateral trustee under the First Priority
                                Senior Secured Notes and/or Second Priority
                                Senior Secured Notes, as applicable, shall be irrevocably directed to pay the Sale Proceeds to the applicable Grant Holders; (c) the Grant
                                Holders may take any action necessary to enforce their rights under the Loral Usufructo against SATMEX, its successors and assigns, or any other party in any context; (d) each party to the Agreement and any party with an interest in or claim to SATMEX 5 or SATMEX 6 shall be subject to and shall not foreclose and shall waive any right to foreclose the Loral Usufructo in the Loral Transponders; (e) in any proceeding outside Mexico with respect to (x) the subject matter of this Section, (y) the Loral Usufructo or the Loral Grant or (z) SATMEX 5 or SATMEX 6 as it relates to the rights of the Grant Holders in the Loral Transponders, the parties to the Agreement hereby irrevocably agree that Luis A.
                                Nicolau or such other designee selected by the Grant Holders (the "DESIGNEE"), which Designee shall be reasonably acceptable to Satmex and the collateral trustees for the First Priority
                                Senior Secured Notes and Second Priority Senior
                                Secured Notes, shall be the sole expert on Mexican law (specifically including Article 980) and agree that Mr. Nicolau or such other
                                Designee will be the only witness (expert or otherwise) that may submit evidence including, without limitation, any expert report, testimony or opinion, for all purposes in interpreting, enforcing or otherwise explaining the Mexican
                                Federal Civil Code, including Article 980 thereof, with respect to the

                                Loral Usufructo and the Loral Grant or the parties' rights in respect thereof (and each party shall waive any right to call any other witness in respect of these matters); (f) each of the parties to the Agreement is and shall be estopped from arguing or taking any position that the Loral Usufructo embodied in the Loral Grant is other than as expressly described herein; and (g) in any dispute (in any court or other proceeding whether in Mexico, the United States or otherwise) with respect to the Loral Usufructo embodied in the Loral Grant, the laws of Mexico shall apply in connection with the interpretation, enforceability and application of the Loral Usufructo, and such application of Mexican law is to be considered to the fullest extent under Rule 44.1 of the Federal Rules of Civil Procedure and Rule 9017 of the Federal Rules of Bankruptcy Procedure, as may be applicable. Further, the Loral Grant shall (a) be subject to the provisions of this Section,
                                (b) be on the same business terms as the Lease Agreements, subject to certain modifications, solely to the extent necessary, to reflect the change from a lease to a usufructo structure, it being expressly understood that the parties hereto are agreeing to a usufructo and not a lease in respect of the Loral Transponders and
                                (c) expressly set forth that (i) SATMEX shall, to the extent reasonably necessary, assist the Grant Holders in describing to their customers the extent of the Grant Holders' rights, (ii) the Grant Holders shall not be obligated to maintain the Loral Transponders, except to the extent, if any, expressly provided in the Lease Agreements, (iii) the Loral Grant shall terminate only in the circumstance described in the following paragraph, (iv) except as provided in the following paragraph, the Loral Grant shall survive any sale or foreclosure of the record title of the Loral Transponders or the satellite in which the Loral Transponders are located (v) the Grant Holders shall not be obligated to provide any guarantee (fianza) in respect of the Loral Grant and (vi) the Grant Holders shall be entitled to indemnification from SATMEX as provided in the Lease Agreements. The liens on substantially all of SATMEX's assets securing the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes shall, with respect to the Loral Transponders, be subject to, and acknowledge the existence of, the Loral Grant as described herein. The Loral Grant shall provide the Grant Holders with the right to make one or more protective UCC filings with regard to the Loral Grant. SATMEX shall cooperate with the Grant Holders and execute such documents as may be necessary or appropriate to effect such filings.

                                The Loral Grant will not affect the exercise of rights and remedies of the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes. The Loral Grant shall survive any exercise of such rights and remedies; provided, however, that, if as a result of any such exercise, SATMEX 5 or 6 is sold and moved from the orbital slot for which it was designed, the applicable Grant Holder shall be entitled to receive, but only if the applicable Grant Holder shall, in its sole discretion, elect not to continue the Loral Grant at the new orbital location from the net proceeds from the sale of the respective satellite, the following (the "SALE PROCEEDS"): the greater of (A) (i) in the case of SATMEX 5, an amount equal to 6.25% of such net sale proceeds and (ii) in the case of SATMEX 6, an amount equal to 6.7% of such net sale proceeds and (B) an amount equal to the fair market value of the Loral Transponders as determined by a panel of three satellite industry experts on satellite valuation, with such experts to be selected in the following manner: each of (x) the Grant Holders and (y) the applicable collateral trustee shall appoint one of the experts and the experts so appointed by the Grant Holders and the applicable collateral trustee shall mutually agree on the third expert. It is agreed that for the purposes of such valuation, the experts shall assume that the satellite has not been and will not be moved from the orbital location for which it was designed and, further, that the experts shall take into account, among other things, the customer base on the Loral Transponders existing at the time of the valuation. The applicable collateral trustee shall afford the Grant Holders the same opportunity as any other third-party bidder to bid on and purchase the applicable satellite in any foreclosure, but nothing in this sentence shall give the Grant Holders any rights greater than any other third-party bidder. The applicable Grant Holder shall release the Loral Grant with respect to the satellite in question (and shall be obligated only to return the Loral Transponders in their "as is" condition) upon receipt of the Sale Proceeds. In addition, whether or not the applicable Grant Holder elects to continue the Loral Grant at the new orbital location pursuant to any such exercise of rights and remedies that result in the move of the satellite from its orbital slot, the applicable Grant Holder shall be entitled to an unsecured claim against SATMEX in an amount equal to the direct damages that will be incurred by the applicable Grant Holder under customer contracts utilizing capacity on the Loral Transponders that arise from or relate to the move of the satellite from its orbital slot. Receipt of the Sale Proceeds shall be in full satisfaction of any and all claims that the applicable Grant Holder may have against the applicable satellite or any subsequent owner thereof.

                                The Loral Grant shall become effective upon filing for registration in the Public Registry of Commerce, at which time the Lease Agreements shall be terminated and the Grant Holders shall have no further right to a lien on, or title to, the Loral Transponders, except as provided in the Loral Grant.

                                For purposes hereof, "LEASE AGREEMENTS" means, collectively, (i) that certain Agreement Concerning the Lease of Transponders dated June 14, 2005 between SATMEX and Loral Skynet, a division of Loral SpaceCom Corporation, as amended and (ii) that certain Agreement Concerning the Lease of Transponders dated June 14, 2005 between SATMEX and SS/L (as assignee of Loral Space & Communications Corporation), as amended; and "LORAL TRANSPONDERS" means those transponders that are the subject of the Lease Agreements.

                                Upon the Effective Date, irrespective of whether Loral has breached or terminated the Agreement (as may be amended in accordance therewith), the Loral Entities shall receive the Loral Usufructo. With respect to SATMEX, the obligation to provide the Loral Usufructo to the Loral

                                Entities shall survive termination of the Agreement.

SS/L Right of First Offer:      Space Systems/Loral, Inc. ("SS/L") shall have a
                                right of first offer ("ROFO") from SATMEX with respect to the construction of SATMEX's next satellite to be placed into one of SATMEX's existing orbital locations or any orbital location obtained in exchange for any of SATMEX's existing orbital locations (the "NEXT
                                SATELLITE"). Pursuant to this ROFO, SATMEX shall, in the event it determines to procure the Next Satellite, provide to SS/L a request for proposal (an "RFP") outlining the specifications for the Next Satellite.

                                SS/L shall have a period of forty-five (45) days from receipt of the RFP to respond with a written proposal. After receipt of SS/L's proposal, SATMEX shall for a period not to exceed forty-five (45) days thereafter negotiate in good faith with SS/L regarding the proposal and shall elect (the "ELECTION") either to enter into a contract with SS/L based on the terms proposed and negotiated or to reject SS/L's proposal. If SATMEX elects to reject SS/L's proposal, SATMEX may then solicit proposals (based on the same RFP submitted to SS/L) from other satellite manufacturers that could lead to a Superior Proposal, and during the one hundred twenty (120) day period after the Election, enter into a contract for the construction of the Next Satellite with a party other than SS/L if SATMEX receives a Superior Proposal from such party. A "SUPERIOR PROPOSAL" shall mean a proposal that provides superior value to SATMEX, as reasonably determined by SATMEX, taking into account technical capabilities, schedule, reliability, price and terms and conditions. If
                                (i) after the expiration of such 120-day period, SATMEX has not entered into a satellite contract with another manufacturer for the Next Satellite, or (ii) at any time, SATMEX makes any material changes or modifications to the original or any subsequently modified RFP submitted to SS/L, then SATMEX shall again extend the ROFO to SS/L (a "SUBSEQUENT ROFO") in accordance with the above terms; provided, however, that in the event of a Subsequent ROFO pursuant to clause (i), each 45-day period and the 120-day period set forth above shall be reduced to thirty (30) and sixty (60) days, respectively. Notwithstanding the foregoing, SATMEX may elect to accept a proposal from another manufacturer that is not fully compliant with the RFP, and such acceptance shall not be construed as a material change or modification to the original or any subsequently modified RFP requiring the Subsequent ROFO, so long as such variance from the RFP was not made at SATMEX's request or with SATMEX's prior consent and such proposal, after taking into account this variance, nevertheless constitutes a Superior Proposal. For the avoidance of doubt, the acceptance by SATMEX of a non-compliant bid from another manufacturer shall not constitute consent for the purpose of the preceding sentence.

                                Provided SATMEX shall comply with this ROFO, SATMEX shall have no other or further obligation to SS/L with respect to SATMEX's Next Satellite. Any dispute between the parties concerning this ROFO shall be governed by New York law, and the courts of New York shall have exclusive jurisdiction to determine such dispute.

                                If SATMEX purchases an existing satellite to be located in one of SATMEX's orbital slots, then the Next Satellite shall be the next satellite to be constructed and placed in a SATMEX orbital slot. The ROFO described in this section shall apply to any successor-in-interest to or buyer of SATMEX, but only with respect to the Next Satellite.

                                The ROFO provided for herein shall expire ten
                                (10) years from the Effective Date.

Releases:                       On the Effective Date, appropriate discharges
                                and releases reasonably acceptable to the Conciliador shall be provided by SATMEX to its current officers and directors, to the extent permitted by law. The Conciliador shall use reasonable efforts to obtain similar discharges and releases of SATMEX's current officers and directors from the Mexican Government.

II. TREATMENT OF EXISTING SENIOR SECURED FLOATING RATE NOTES DUE 2004: FIRST PRIORITY SENIOR SECURED NOTES

Issuer:                         SATMEX.

Targeted Securities:            For all outstanding principal amount of the FRNs
                                and all past due and unpaid interest on the FRNs, the holders thereof will receive First
                                Priority Senior Secured Notes due 2011 (the
                                "FIRST PRIORITY SENIOR SECURED NOTES").

Principal Amount:               Approximately U.S. $203,400,000 plus unpaid
                                accrued interest through the Effective Date with such interest calculated such that, assuming an Effective Date of September 30, 2006, the principal amount of the First Priority Senior
                                Secured Notes will be U.S. $234,400,000. In the event the Effective Date is other than September
                                30, 2006, the principal amount shall be adjusted upward for each day after September 30, 2006, or downward for each day before September 30, 2006, as applicable, that the Effective Date occurs, by the following amount: U.S. $234,400,000 multiplied by the per Diem Rate multiplied by the number of days before or after September 30, 2006, that the Effective Date occurs. The "PER
                                DIEM RATE" shall mean a percentage equal to the one-month LIBOR rate as of the date that is three (3) business days prior to the Effective
                                Date
                                plus four hundred and fifty basis points
                                (LIBOR+4.5%) divided by three hundred sixty
                                (360). For the avoidance of doubt, nothing herein shall create an obligation by SATMEX for its internal accounting purposes to treat amounts paid above the principal amount of the FRNs in a manner inconsistent with its current tax and accounting practices.

Ranking and Security:           The First Priority Senior Secured Notes will
                                continue to be secured by a first priority lien on all present and after acquired assets of SATMEX on substantially the same terms provided for under the existing security documents for the holders of the FRNs (junior only to priorities recognized by statute in Mexico) except (i) as provided for in Section I above under the caption "LORAL TRANSPONDERS", and (ii) as provided for immediately below under the caption "GUARANTEES".

Guarantees:                     The First Priority Senior Secured Notes will not
                                be guaranteed in any manner by Servicios or by Firmamento; consequently, liens on the shares of SATMEX owned by Servicios and those of Servicios owned by Firmamento will be discontinued as of the Effective Date. The First Priority Senior
                                Secured Notes will be guaranteed by Restricted
                                Subsidiaries, following the concept in the existing Senior Notes indenture. Restricted
                                Subsidiary guarantors will grant a lien on all of their respective assets to secure the guarantees, which liens will be senior in priority, operation, and effect to the security interests of the Second Priority Senior Secured
                                Notes in accordance with Exhibit A.

Interest Payments:              1 (one) or 3 (three) month LIBOR plus eight
                                hundred seventy five basis points per annum
                                (LIBOR+8.75%), payable in arrears in cash on the last day of the applicable one or three month period.

Final Maturity:                 Five years from the Effective Date.

Optional Prepayment:            At any time in cash at 103%, 102% and 101% of
                                par in years one, two and three respectively, thereafter at par; plus accrued and unpaid interest.

Mandatory Prepayments:          In the event of qualifying asset sales, future
                                new debt security issuances not contemplated herein, and certain insured losses and subject to prepayment at the terms described under the immediately preceding "OPTIONAL PREPAYMENT" caption. In addition, SATMEX shall be required to repay all outstanding unpaid principal of the First Priority Senior Secured Notes with 100% of cash balances in excess of five million dollars
                                (U.S. $5,000,000) on a quarterly basis,
                                commencing on the last day of the first complete calendar quarter following the launch of SATMEX
                                6, based on cash balances as estimated five (5) business days before such quarterly payment date, taking into account amounts expected to be payable (including scheduled cash interest payments under the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes) and cash expected to be received up to and including such quarterly payment date (the
                                "AVAILABLE CASH FLOW REPAYMENT FORMULA");
                                provided, however, that if the launch of SATMEX
                                6 occurs after October 31, 2006, Satmex shall be required to begin repaying the First Priority
                                Senior Secured Notes on March 31, 2007, based on the Available Cash Flow Repayment Formula modified to include an additional reserve of 135% of the estimated unpaid costs necessary to launch SATMEX 6 including any satellite, launch and insurance costs; provided, further, that such additional reserve is held by the collateral trustee for the First Priority
                                Senior Secured Notes in a collateral account;
                                and; provided, further, that if the launch of SATMEX 6 does not occur within 30 months from the Effective Date, the funds in the additional reserve shall be released as a mandatory prepayment on the First Priority
                                Senior Secured Notes.

Covenants:                      To be based upon those provided for in the
                                existing FRN indenture, with financial covenants revised to reflect the financial condition of SATMEX, plus a covenant against the incurrence of any additional indebtedness (other than unsecured and subordinated indebtedness for replacement satellites and other agreed upon exceptions) and a covenant against capital expenditures (with details and permitted exceptions to be determined). Mandatory periodic reporting requirements in compliance with U.S.
                                GAAP; SATMEX will be subject to periodic reporting requirements applicable to non-U.S.
                                reporting companies under the U.S. Securities
                                Exchange Act of 1934, as amended (the
                                "SECURITIES EXCHANGE ACT"). Covenants to include restrictions on (i) optional redemption of Second Priority Senior Secured Notes so long as
                                First Priority Senior Secured Notes are
                                outstanding; (ii) offer of asset sale proceeds or any other proceeds of collateral to Second
                                Priority Senior Secured Notes prior to offering the First Priority Senior Secured Notes the first right to such proceeds; and (iii) in the event of a Change of Control (as defined below) where both the First Priority Senior Secured
                                Notes and the Second Priority Senior Secured
                                Notes have put rights, the redemption of the Second Priority Senior Secured Notes other than on a pari passu basis with the First
                                Priority Senior Secured Notes.

Events of Default:              Substantially the same as provided in the
                                existing FRN indenture and otherwise typical for similar restructuring transactions.

Change of Control:              In the event of a change of control of SATMEX
                                ("CHANGE OF CONTROL")*, holders of the First
                                Priority Senior Secured Notes shall have a put option

--------------------
* "Change of Control" shall include the acquisition directly or indirectly by any other person or group of a majority of the equity voting rights and/or equity financial rights of SATMEX.

                                whereby such holders shall be entitled to redeem all or any portion of their First Priority Senior Secured Notes in exchange for payment in cash from SATMEX of one hundred one percent (101%) of the sum of the then-outstanding principal amount plus accrued and unpaid interest, which redemption shall be consummated simultaneously with such Change of Control.

Default Rate of Interest:       Upon the occurrence and during the continuance
                                of an Event of Default, the interest rate on the unpaid principal balance shall be two hundred
                                (200) basis points above the then-applicable non-default rate.

Advisory Fees:                  SATMEX will pay all fees and out-of-pocket
                                expenses (not previously paid by SATMEX) of one financial advisor, one Mexican legal counsel and one U.S. legal counsel to the members of the FRN
                                Ad Hoc Committee, and the fees and out-of-pocket expenses of Evercore Partners and Sitrick and Company (as specified in the Agreement), on or as soon as practicable after the Effective Date in accordance with the terms of the Agreement.

Trustee Fees:                   SATMEX will pay the reasonable fees and
                                out-of-pocket expenses directly related to the Concurso Proceeding, the Chapter 11 Case and the implementation of the respective "Plans" under those proceedings, of one Mexican legal counsel and one U.S. legal counsel to Citibank, N.A., as Indenture Trustee to the FRNs promptly upon receipt of reasonable documentation as soon as practicable after the Effective Date.

DTC and Transferability:        The First Priority Senior Secured Notes shall be
                                eligible securities for clearance through The
                                Depository Trust Company ("DTC") and, at the option of the holders thereof, be issued in whole or in part in global form to DTC or a nominee of DTC. The issuance of the First
                                Priority Senior Secured Notes will be exempt from registration under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") pursuant to Section 1145 of the Bankruptcy Code.

                                So long as a registration demand has been granted to an Affiliated Bondholder (as defined below), any holder of First Priority Senior Secured Notes that believes that it cannot transfer its First Priority Senior Secured Notes without registration under the Securities Act (without regard to whether an exemption from registration is available, other than pursuant to an exemption under Section 1145 of the Bankruptcy Code) shall have the right to register such First Priority Senior Secured Notes as part of any registration conducted pursuant to the registration demand of an Affiliated Bondholder.

     III. RESTRUCTURING OF 10.125% SENIOR NOTES DUE 2004 ("SENIOR NOTES"):
               NEW SECOND PRIORITY SENIOR SECURED NOTES DUE 2013

Issuer:                         SATMEX.

Targeted Securities:            For all outstanding principal amount of the
                                Senior Notes and all past due and unpaid interest on the Senior Notes, holders thereof
                                (the "BONDHOLDERS") will be given a combination of (a) Second Priority Senior Secured Notes due
                                2013 (the "SECOND PRIORITY SENIOR SECURED
                                NOTES") and (b) equity (shares) of reorganized
                                SATMEX as described below in Section IV.

Principal Amount:               U.S. $140,000,000 Second Priority Senior Secured
                                Notes.

Issue Date:                     Effective Date.

Mandatory Prepayments:          In the event of qualifying asset sales, future
                                new debt security issuances not contemplated hereunder, and certain insured losses and subject to prepayment at the terms described below under "Call Rights". In addition, after the payment in full of the First Priority Senior
                                Secured Notes, SATMEX shall be required to make prepayments as per the Available Cash Flow
                                Prepayment Formula.

Interest:                       Interest will be payable quarterly in arrears at
                                the rate of 10.125% per annum. Interest will be paid in kind and in cash as set forth below:

Year            PIK                Cash
1             10.125%            0%
2              8.125%            2%
3              8.125%            2%
4              8.125%            2%
5              8.125%            2%
6                  0%            10.125%
7                  0%            10.125%

                                All interest paid in kind will be capitalized quarterly. Notwithstanding the foregoing, upon repayment in full of the First Priority Senior Secured Notes, all interest shall be payable in cash.

Final Maturity:                 Seven (7) years from the Effective Date.

Ranking and Security:           The Second Priority Senior Secured Notes will
                                rank pari passu in right of payment to all existing and future senior indebtedness
                                (including the First Priority Senior Secured
                                Notes) and will rank senior to all existing and future subordinated indebtedness, subject to any priorities recognized by statute, such as tax and labor obligations. The security interests of the Second Priority Senior Secured Notes on all present and future assets of SATMEX will be junior in priority, operation and effect to the security interests created by the First Priority
                                Senior Secured Notes, all in accordance with the terms set forth in Exhibit A hereto except (i) as provided for in Section I above under the caption "LORAL TRANSPONDERS", and (ii) as provided for in Section II above under the caption "GUARANTEES".

Call Rights:                    Callable, in whole or in part, at any time by
                                SATMEX at a price equal to the principal amount of such Second Priority Senior Secured Notes then outstanding plus accrued and unpaid interest thereon.

Guarantors:                     Restricted Subsidiaries, as defined in and
                                required by the existing Senior Notes indenture, which guarantees will rank pari passu in right of payment to all existing and future senior indebtedness of such Guarantors and will rank senior to all existing and future subordinated indebtedness of such Guarantors, subject to any priorities recognized by statute, such as tax and labor obligations. Restricted Subsidiary guarantors will grant a lien on all of their respective assets to secure the guarantees, which liens will be junior in priority, operation, and effect to the security interests of the First Priority Senior Secured Notes in accordance with Exhibit A.

Covenants:                      Substantially the same as those provided for in
                                the existing Senior Notes indenture and
                                otherwise as is typical for similar
                                restructuring transactions, plus covenants against (a) the incurrence of any new indebtedness (other than unsecured and subordinated indebtedness for replacement satellites and other agreed upon exceptions) and
                                (b) the making of any capital expenditures (with details and permitted exceptions to be determined). Mandatory periodic reporting requirements in compliance with U.S. GAAP;
                                SATMEX will be subject to periodic reporting requirements applicable to non-U.S. reporting companies under the Securities Exchange Act. In any event, covenants shall not be more restrictive than those agreed upon in the First
                                Priority Senior Secured Notes Indenture.

Events of Default:              Substantially the same as provided in the
                                existing Senior Notes indenture and otherwise as is typical for similar restructuring transactions, plus cross acceleration to the First Priority Senior Secured Notes.

Change of Control:              In the event of a Change of Control to other
                                than an Approved Buyer (as defined below)
                                (unless waived by the vote of holders of 66-2/3% of the aggregate principal amount of the Second
                                Priority Senior Secured Notes), holders of the
                                Second Priority Senior Secured Notes shall have a put option whereby such holders shall be entitled to redeem all or any portion of their Second Priority Senior Secured Notes in exchange for payment in cash from SATMEX of one hundred percent (100%) of the sum of the then-outstanding principal amount plus accrued and unpaid interest, which redemption shall be consummated simultaneously with such Change of Control.

                                For purposes hereof, an "APPROVED BUYER" shall mean a Buyer (as defined below) that is, or is controlled by (A) a leading international satellite or telecommunications company having a minimum net worth of one billion dollars (U.S. $1,000,000,000), and/or (B) a person or company listed on Schedule D hereto; provided, however, that (whether or not otherwise qualifying as an Approved Buyer) no person or group may be an Approved Buyer if such person or group, or affiliate thereof, has been indicted for a felony or charged (civilly or criminally) with a violation of securities laws or regulations of the U.S. or Mexico during the preceding five (5) years; and a "BUYER" shall mean a person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act) that following a Change of Control is the beneficial owner of, and solely controls, shares of SATMEX representing not less than a majority of the equity financial rights of SATMEX and not less than a majority of the equity voting rights of SATMEX (including the right to appoint or elect a majority of the Board of Directors of SATMEX). If the Approved Buyer is a "foreign investor" or its investment in SATMEX would be deemed a "foreign investment" within the meaning provided under the Foreign Investment Law, then the Approved Buyer must be part of a group (constituting a "Buyer" as defined above) with another Approved Buyer that is not a "foreign investor", nor whose investment in SATMEX would be deemed a "foreign investment" within such meanings.

                                For purposes of the foregoing definitions, (x) the term "CONTROL", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing; (y) the term "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity; and (z) a person shall have "BENEFICIAL OWNERSHIP" of any securities as to which such person may be deemed the beneficial owner pursuant to Rule 13d-3 under the Securities Exchange Act and shall include, without limitation, any securities such person has the right to become the beneficial owner of (whether or not such right is immediately exercisable) pursuant to any agreement, arrangement or understanding or upon the exercise of any exchange right, conversion right, option, warrant or other right.

Default Rate of Interest:       Upon the occurrence and during the continuance
                                of an Event of Default, the interest rate on the unpaid principal balance shall be two hundred
                                (200) basis points above the then applicable non-default rate.

Acceleration:                   The Second Priority Senior Secured Notes may be
                                accelerated upon the occurrence of an Event of Default and the affirmative vote of the majority of the holders of the aggregate principal amount of the Second Priority Senior Secured Notes.

Advisory Fees:                  SATMEX will pay all fees and out-of-pocket
                                expenses (not previously paid by SATMEX) of one financial advisor, one Mexican legal counsel and one U.S. legal counsel to the Senior Notes Ad
                                Hoc Committee on or as soon as practicable after the Effective Date in accordance with the terms of the Agreement.

Trustee Fees:                   SATMEX will pay the reasonable fees and
                                out-of-pocket expenses directly related to the Concurso Proceeding, the Chapter 11 Case and the implementation of the respective "Plans" under those proceedings, of one Mexican legal counsel and one U.S. legal counsel to the Indenture
                                Trustee to the Senior Notes promptly upon receipt of reasonable documentation as soon as practicable after the Effective Date.

DTC and Transferability:        The Second Priority Senior Secured Notes shall
                                be eligible securities for clearance through DTC and, at the option of the holders thereof, be issued in whole or in part in global form to DTC or a nominee of DTC. The issuance of the Second
                                Priority Senior Secured Notes by SATMEX shall be exempt from registration under the Securities
                                Act, pursuant to Section 1145 of the Bankruptcy
                                Code.

                                Bondholders that cannot transfer the Second
                                Priority Senior Secured Notes without
                                registration under the Securities Act (without regard to whether an exemption from registration is available, other than pursuant to an exemption under Section 1145 of the Bankruptcy
                                Code) ("AFFILIATED BONDHOLDERS") shall be granted demand registration rights to require SATMEX to file a registration statement on Form F-1 (or Form F-3, if such form may then be utilized by SATMEX) with the U.S. Securities and Exchange Commission to register for resale the Second Priority Senior Secured Notes held by the Affiliated Bondholders (or their successors or assigns); such rights shall be set forth in a registration rights agreement to be entered into on the Effective Date (the "REGISTRATION RIGHTS AGREEMENT") that will contain customary terms and conditions, including, without limitation, with respect to (i) the number of demand registrations (not to exceed three) and the time periods in which such registration statements shall be filed (upon 60 days notice in the first instance, and upon 30 days notice thereafter), including customary delay fees, provided that the first such demand may not be made until six months after the Effective Date (ii) the duration of the demand registration rights (so long as any Affiliated Bondholder shall remain an affiliate or until all securities of SATMEX held by any Affiliated Bondholder can be sold within a 3-month period pursuant to Rule 144 under the Securities Act), (iii) suspension periods (up to 75 days in the aggregate per year) to comply with U.S. securities laws and to prevent the premature disclosure of material confidential information, (iv) the obligation of the Affiliated Bondholder to provide information for the registration statement concerning such Affiliated Bondholder and the plan of distribution, (v) the right of the Affiliated Bondholders and their counsel to review and comment on any information contained in any registration statement, prospectus and any amendments and supplements thereto, (vi) the payment by SATMEX of the registration expenses and all expenses (including fees of counsel and advisors) of SATMEX and the fees of one U.S. and one Mexican counsel of such Affiliated Bondholders in connection therewith and (vii) indemnification and contribution by the Affiliated Bondholder of and to SATMEX for all information concerning such Affiliated Bondholder and the plan of distribution provided by such Affiliated Bondholder contained in such registration statement, prospectus and any amendments or supplements thereto, and indemnification and contribution by SATMEX of and to the Affiliated Bondholder for all other information contained in such registration statement, prospectus and any amendments or supplements thereto. Mandatory periodic reporting requirements in compliance with U.S. GAAP; SATMEX will be subject to periodic reporting requirements applicable to non-U.S. reporting companies under the Securities Exchange Act.

IV.     EQUITY ISSUED TO BONDHOLDERS AND DILUTION OF EXISTING SHAREHOLDERS

New Bondholder Equity:          On the Effective Date, the holders of the Senior
                                Notes ("BONDHOLDERS") will receive a portion of newly-issued Series B Shares and Series N Shares
                                (neutral nonvoting shares) of SATMEX, which portion of the Series B Shares and Series N
                                Shares will jointly represent 78% of the total equity financial rights, and which portion of the Series B Shares will represent 43% of the total equity voting rights, of reorganized
                                SATMEX on a fully diluted basis (the "BONDHOLDER
                                EQUITY"). Bondholder Equity will be issued in exchange for U.S. $180,000,000 in face amount of existing Senior Notes, plus 100% of all other amounts due in respect of the Senior Notes up to the Effective Date, for an aggregate amount of approximately U.S. $274,000,000 (the "EXCHANGED
                                DEBT"). The Exchanged Debt will be capitalized upon the issuance of the Bondholder Equity.

                                On the Effective Date, stock certificates representing the Bondholder Equity will be issued and delivered to Nacional Financiera, S.N.C. or another Mexican bank approved by the Bondholders, as trustee (the "TRUSTEE"), which shall hold the Bondholder Equity for the benefit of a special purpose entity incorporated in a jurisdiction other than Mexico ("SPE") acceptable to the Bondholders. The SPE will issue depository receipts against the assets of the SPE, consisting of the beneficial ownership of the Bondholder Equity, which depository receipts initially will be issued to the Bondholders.

Existing Equity:                Immediately prior to the Effective Date, the
                                shares of SATMEX owned by Servicios Corporativos
                                Satelitales, S.A. de C.V. ("SERVICIOS") that are held in trust by BBVA Bancomer (the "BANCOMER
                                TRUST") to secure payment of the existing FRNs will be released as security for the FRNs.

                                On or prior to the Effective Date, (a) the shares of SATMEX owned by the Mexican Government and the shares of SATMEX owned by Servicios (both those held directly and those held in the Bancomer Trust), will be exchanged for Series A Shares of common stock of SATMEX, and (b) the 606,730 shares of preferred stock of SATMEX held by Loral Skynet Corporation ("LORAL SKYNET") and Principia, S.A. de C.V. ("PRINCIPIA"), with face amount of U.S. $31,900,000 and convertible into
                                4.0016 shares of common stock for each one share of preferred stock, will not be converted and, instead, will be exchanged for Series B Shares of common stock of SATMEX.

                                The shares to be held by or for the benefit of Servicios, the Mexican Government, Loral Skynet and Principia will be referred to in this Term Sheet as the "SERVICIOS SHARES", the "GOVERNMENT SHARES", the "LORAL SHARES" and the "PRINCIPIA SHARES", respectively.

                                Upon the issuance of Bondholder Equity, (1) the Servicios Shares and the Government Shares will be diluted and will jointly represent 20% of the total equity financial rights and 55% of the total equity voting rights of reorganized SATMEX on a fully-diluted basis, and (2) the Loral Shares and the Principia Shares will be diluted and will jointly represent an aggregate of 2% of the total equity financial rights and 2% of the total equity voting rights of reorganized SATMEX on a fully-diluted basis.

                                A capitalization table of the reorganized
                                SATMEX, indicating the ownership of its equity financial rights and equity voting rights, respectively, upon the Effective Date, shown in final percentages, is set forth in Schedule A.

                                The Loral Shares and the Principia Shares may be transferred on or before the Effective Date to a special purpose entity or company which is wholly owned by Loral and Principia, respectively. On and after the Effective Date, there shall be no restrictions (other than restrictions required by U.S. securities laws) on the sale or transfer of the equity interests of any such special purpose entity or company. On or after the Effective Date, after release of the shares of Servicios held by Firmamento from the security of the FRNs and release of the equity interests of Firmamento held by Principia and Loral SatMex Ltd. ("LORAL SATMEX") from the security of the Mexican Government, Firmamento, Principia and/or Loral Satmex shall have the right to transfer such shares or equity interests as they deem necessary or advisable.

Equity Trust:                   On the Effective Date, the Servicios Shares, the
                                Government Shares, the Loral Shares and the
                                Principia Shares, together with the Bondholder
                                Equity (collectively, the "TRUST SHARES"), will be transferred (or issued) to the Trustee to be held pursuant to an equity trust (the "EQUITY
                                TRUST"). If requested by a beneficial owner of the Trust Shares, the Trustee will issue certificates evidencing beneficial interests in the Equity Trust to such beneficial owner corresponding to such owner's beneficial interest therein; provided such interests shall not be negotiable instruments under Mexican law
                                (Article 228-D, Third Paragraph, General Law of
                                Negotiable Instruments and Credit Transactions).
                                The economic interest derived from the future sale or disposition of the Servicios Shares held by the Trustee will be transferred to the Mexican Government to be applied in full satisfaction of the menoscabo obligation pursuant to the quiebra of Servicios.

                                A technical committee of three (3) persons (the "TECHNICAL COMMITTEE") will be established pursuant to the Equity Trust. The initial members of the Technical Committee, and alternates for such members, if any, will be appointed from among the persons listed on Schedule B-1. The initial term of such appointment shall be 2 years, and to the extent necessary, shall renew automatically for an additional term of 2 years. Any subsequent appointment to the Technical Committee shall be approved by (i) the Voting Committee (as defined below) and (ii) the SPE which, in turn, will require the affirmative vote of the holders of depository receipts representing not less than 66-2/3% of the Bondholder Equity. The majority of the members of the Technical Committee shall qualify as independent directors (in accordance with Schedule B-2) and members of the Technical Committee may also be directors of SATMEX.

                                The Technical Committee will be charged with effecting the sale of the Trust Shares in a manner to maximize the value thereof for the holders of all of the beneficial interests in the Trust Shares. The Technical Committee will determine when the Trust Shares shall be offered for sale, the method of sale, and whether to recommend any proposed sale and, if applicable, submit any proposed sale for approval by the beneficial owners of the Trust Shares. The Technical Committee may engage professional advisors (consisting of legal counsel, accountants and internationally recognized investment bankers and financial advisors, the latter of which shall be an Approved Bank, as defined below) as it deems appropriate in connection with any sale or proposed sale of the Trust Shares, the fees and expenses of which shall be paid by SATMEX. The Trust Shares shall be offered pursuant to a competitive auction process under which potential bidders shall be afforded access to all material information concerning SATMEX.

                                If the Trust Shares have not sooner been sold, during the 180 day period following each of (i) the successful launch and operational certification of the SATMEX 6 satellite and (ii) the leasing of 80% of the capacity available for permanent service (excluding the Loral Transponders and capacity reserved for the Mexican Government or SATMEX's own use) of the SATMEX 6 satellite, the Technical Committee shall retain one of Credit Suisse, Morgan Stanley, Goldman Sachs, JPMorgan Chase, Citigroup and Merrill Lynch (each, an "APPROVED BANK") as investment banker or financial advisor to market the Trust Shares for sale as provided above.

                                Any recommendation for the sale of the Trust
                                Shares by the Technical Committee shall be accompanied by a fairness opinion of an Approved Bank that is independent of SATMEX. None of the Trust Shares (or any beneficial ownership in any Series A Shares or the right to vote any Series A Shares), may be sold or otherwise transferred except in a sale of all of the Trust Shares pursuant to the foregoing procedure.

                                Provided (i) the proposed sale is for 100% of the Trust Shares and the price per share (whether Series A, Series B or Series N) shall be the same, and (ii) the price for the Trust Shares is payable 100% in cash (U.S. dollars), no approval of the beneficial owners of the Trust Shares shall be required for the sale of the Trust Shares; provided, however, that if such sale is consummated, or a binding agreement with respect to such sale is entered into, on or before the second (2nd) anniversary of the Effective Date, the price for 100% of the Trust Shares shall be not less than the amount resulting from a total enterprise value (i.e., outstanding debt under First Priority Senior Secured Notes and Second Priority Senior Secured Notes, plus equity) of five hundred million dollars (U.S. $500,000,000). If the proposed sale of the Trust Shares does not meet the foregoing conditions, such sale shall be subject to the approval of (i) the Voting Committee and
                                (ii) the SPE which, in turn, will require the affirmative vote of the holders of depository receipts representing not less than 66-2/3% of the Bondholder Equity.

                                Notwithstanding anything to the contrary herein, unless the Buyer is an Approved Buyer (as such terms are defined in Section III), a Change of Control purchase offer for the Second Priority Senior Secured Notes shall be consummated simultaneously with the sale of the Trust Shares as provided above or upon any subsequent Change of Control (provided that such purchase offer requirement may be waived by the vote of holders of 66-2/3% of the aggregate principal amount of the Second Priority Senior Secured Notes).

                                Pending the sale of the Trust Shares, in any matter submitted to the vote of the shareholders of SATMEX, the Trustee shall vote the voting Trust Shares in accordance with the instructions of the respective beneficial owners of the Trust Shares; provided that with respect to the Servicios Shares such instructions shall be given by the Voting Committee. A committee of three (3) persons (the "VOTING COMMITTEE") will be established under the Equity Trust and pursuant to the quiebra of Servicios for purposes of providing instructions to the Trustee with respect to the voting of the Servicios Shares. The members of the Voting Committee may be the same as the members of the Technical Committee or of the Board of Directors, provided that the initial members of the Voting Committee, and alternates for such members, if any, will be appointed from among the persons listed on Schedule B-1. The initial term of such appointment shall be 2 years, and to the extent necessary, shall renew automatically for an additional term of 2 years. Any subsequent appointment to the Voting Committee shall be approved by the members of the Technical Committee appointed from the list of candidates for Series A Directors. The members of the Voting Committee shall qualify as independent directors (in accordance with Schedule B-2). Notwithstanding the foregoing, the Trust Shares may not be voted in any manner that conflicts with or is inconsistent with the sale or corporate governance provisions described in this Term Sheet.

                                Decisions with respect to the Bondholder Equity (including the voting and disposition of 100% of the Bondholder Equity) will be made by the Trustee upon the affirmative vote of the SPE which, in turn, will require the affirmative vote of the holders of depository receipts representing not less than 66-2/3% of the Bondholder Equity.

                                The Equity Trust may be amended or terminated only with the approval of (i) the Voting Committee and (ii) the SPE which, in turn, will require the affirmative vote of the holders of depository receipts representing not less than 66-2/3% of the Bondholder Equity. All beneficial owners of shares in the Equity Trust shall be bound by any such amendment or termination; provided that any amendment having a disproportionate and material adverse impact on the Loral Shares or Principia Shares shall require the approval of the respective beneficial holder of such shares.

Governance of SATMEX:           The by-laws of SATMEX will be revised and
                                simplified, including eliminating existing veto rights afforded to Firmamento, and will also be revised in a manner acceptable to the Bondholders consistent with the voting and governance matters set forth in this Term Sheet, subject to applicable regulatory approvals that do not have a material impact on the provisions herein.

                                To the extent not inconsistent with the terms of this Term Sheet, SATMEX will adopt the principles contained in the Code of Best Corporate Practices (the "PRINCIPLES"), upon the Effective Date.

Board of Directors:      The Board of Directors of SATMEX will consist of seven
                         (7) members, appointed as follows:

                         (a) the holders of the Series A Shares will appoint four (4) directors, as follows: (i) the Mexican Government will appoint one (1) director, who will be independent and a Mexican national; and (ii) the Voting Committee with respect to the Servicios Shares will appoint three (3) directors, who will be independent and will be Mexican nationals (the "SERIES A DIRECTORS");

                         (b) Principia and Loral Skynet, for so long as they (individually or collectively) collectively beneficially own 100% of the shares of SATMEX held by them as of the Effective Date, will jointly appoint one
                         (1) Series B Director. The Series B Director appointed by Principia and Loral Skynet shall not (i) participate in, or have any access to the minutes of, any discussion or action concerning the sale of SATMEX or the Trust Shares as contemplated herein or (ii) be a member of the Technical Committee or Voting Committee. Notwithstanding the foregoing, such Series B Director shall have such right to participate and to have access (subject to customary standards of recusal in the event of conflict of interest) if Principia and Loral Skynet shall notify the Technical Committee in writing that neither Principia nor Loral Skynet intends to offer or otherwise seek, directly or indirectly, to purchase SATMEX or its assets or the Trust Shares for a period of twelve (12) months thereafter. The Series B Director appointed by Loral Skynet and Principia may participate in, and have access to the minutes of, any discussion or action concerning the Next Satellite procurement by SATMEX (subject to the recusal of the Series B Director from (1) those Board discussions or any vote involving an evaluation of proposals submitted in response to Satmex's RFP for the Next Satellite and (2) the decision as to which manufacturer will be awarded the contract for the Next Satellite).

                         (c) the Bondholder Equity will appoint two (2) directors (together with the director appointed pursuant to clause (b) above, the "SERIES B DIRECTORS"). In the event Principia and Loral Skynet shall no longer (individually or collectively) beneficially own 100% of the shares of SATMEX held by them as of the Effective Date, the Bondholder Equity may remove the Series B Director appointed by Principia and Loral Skynet pursuant to clause (b) above, and thereafter the Bondholder Equity will appoint such third Series B Director.

                         The Series B Shares will be entitled to appoint the Secretary of the Board of Directors, and will also have the right to appoint a Statutory Auditor (Comisario). Unless otherwise specified by the Bondholder Equity, the Secretary and the Statutory Auditor shall be the persons specified on Schedule B-1.

                         Director independence will be determined in accordance with the principles set forth on Schedule B-2.

                         The Audit Committee and the Compensation Committee (or a single committee, if permitted by applicable law) each will be comprised of three persons, consisting initially of two Series A independent directors and one Series B Director designated by the Bondholder Equity (which may be the Series B Director appointed by Principia and Loral Skynet if so designated by the Bondholder Equity and such designation is accepted by such Director). Each of such committee member shall be independent within the meaning of Section 10A(m)(3) of the Securities Exchange Act. If the Board of Directors determines to increase the size of such committee(s), the Series B Director appointed by Principia and Loral Skynet shall not be precluded from serving on such committee(s). In any event, all committees of the Board will include at least one Series B Director appointed by the Bondholder Equity. The initial members of the Board of Directors shall be appointed from among the persons listed on Schedule B-1. The term of each director shall be renewed automatically from year to year, unless replaced by the holders of the shares that appointed them, except that, in the case of directors appointed by the Voting Committee, such replacement shall be made by the Voting Committee. Directors may be removed and replaced by the holders of the shares that appointed them, and any successors to such directors shall be appointed by the holders of the shares that first appointed such directors, except that, in the case of directors appointed by the Voting Committee, such removal, replacement or appointment shall be made by the Voting Committee.

                         Directors, as well as members of the Technical Committee and Voting Committee, shall be entitled to full indemnification and exculpation to the extent permitted by law.

                         The indenture trustee for the First Priority Senior Secured Notes shall have the right upon an event of default (as defined in the First Priority Senior Secured Notes indenture) to appoint an observer to the Board of Directors.

Quorum and Voting;
Extraordinary Matters:   Other than for Extraordinary Matters (as defined
                         below), a quorum of the Board shall be a majority of the Board including a minimum of two Series B
                         Directors, unless such Series B Directors fail to be present after a first call, in which case a quorum shall be a majority of the Board with or without such Series B Directors. For Extraordinary Matters, a quorum requires a majority of the Board, including a majority of the Series B Directors.

                         Actions of the Board shall require a majority vote, provided that the approval of two Series A Directors and two Series B Directors shall be required for Extraordinary Matters. If an Extraordinary Matter is submitted to the Board for consideration, but such matter fails to obtain the required approval as described above, the Extraordinary Matter can nevertheless be approved by the shareholders of SATMEX but only through an Extraordinary Shareholders Meeting and only if such matter has been approved by the affirmative vote of at least 75% of all of the voting stock of SATMEX.

                         If an Extraordinary Matter is required by law or the by-laws of SATMEX to be submitted to the shareholders for consideration, such Extraordinary Matter shall be submitted to an Extraordinary Shareholders Meeting and will require approval by the affirmative vote of at least 75% of all of the voting stock of SATMEX.

                         Resolutions taken by an Extraordinary Shareholders Meeting on first or subsequent call shall be valid if approved by the affirmative vote of at least 75% of all of the voting stock of SATMEX.

                         "EXTRAORDINARY MATTERS" shall be the matters set forth on Schedule C. The sale of the Trust Shares in accordance with the provisions set forth above shall not be an Extraordinary Matter.

Management; Appointment
of Officers:             The CEO of SATMEX shall be appointed by the holders of
                         the Series A Shares (or the Series A Directors), and, to the extent required by law, must be a Mexican national. The CFO of SATMEX shall be appointed from a list of nominees submitted by a majority of the holders of the Series B Shares (or by a majority of the Series
                         B Directors). All other officers to be mutually agreed upon by the Series A Directors and Series B Directors, except that the COO of SATMEX (to the extent such officer is deemed by the Board of Directors to be necessary) will be appointed from a list of nominees submitted by a majority of the holders of the Series B
                         Shares (or by a majority of the Series B Directors).

Foreign Investment Law:  Series A Shares shall constitute at all times at least
                         51% of the voting stock of SATMEX and shall be held exclusively by Mexican nationals in accordance with the Foreign Investment Law. Series B Shares and Series

                         N Shares may be held by non-Mexicans. The Series B Shares will be full voting shares and the Series N Shares will be neutral nonvoting shares.

                         In the event Mexican law changes to permit voting majority ownership of SATMEX by non-Mexicans, then, within one (1) year after the enactment of such change, the Series N Shares issued as part of the Bondholder Equity will be converted into full voting Series B Shares, such that the equity voting rights in SATMEX will be in the same percentages as the equity financial rights in SATMEX. In such event, the majority of the Board of Directors will be appointed by a majority of the Series B Shares.

Approvals:               SATMEX and its shareholders, together with the
                         Conciliador, shall use commercially reasonable efforts to obtain all governmental approvals required in connection with the transactions contemplated in this Term Sheet, including approvals of the Ministry of Communications and Transportation, Foreign Investment
                         Commission, Federal Competition Commission, CNBV and the U.S. Federal Communications Commission.

Service Companies: The shares of the three services companies where all SATMEX personnel are currently lodged will be transferred for nominal consideration and will become subsidiaries of SATMEX on the Effective Date; alternatively, all such personnel will be transferred to SATMEX or to one or more wholly-owned subsidiaries thereof on or before the Effective Date (then current compensation to be continued, as required by Mexican labor law).

Transferability:         The issuance of the depository receipts representing
                         the beneficial ownership of the Trust Shares that constitute the Bondholder Equity shall be exempt from registration under the Securities Act pursuant to
                         Section 1145 of the Bankruptcy Code. Bondholders that are identified on or before the Effective Date as Affiliated Bondholders (as defined above) shall be granted demand registration rights to require SATMEX to file a registration statement on Form F-1 (or Form F-3, if such form may then be utilized by SATMEX) with the U.S. Securities and Exchange Commission to register for resale any equity securities (e.g., depository receipts) held by the Affiliated Bondholders (or their successors or assigns); such rights shall be set forth in the Registration Rights Agreement (as defined above). Mandatory periodic reporting requirements in compliance with U.S. GAAP; SATMEX will be subject to periodic reporting requirements applicable to non-U.S.
                         reporting companies under the Securities Exchange Act.

             V. SEVERANCE AND PERFORMANCE AND SUCCESS BONUS PROGRAMS

Compensation:            The Board of Directors of reorganized SATMEX will
                         promptly establish a compensation, bonus and recruiting program for certain key executives of SATMEX, including the new CEO and the CFO and COO (if applicable) and key sales and marketing executives, upon the recommendation of the Compensation Committee.

Severance and            Prior to the Effective Date, SATMEX, with the
Performance and Success  concurrence of the Conciliador, shall enter into
Bonus Programs:          certain severance arrangements with up to five (5)
                         technical engineers; such severance compensation, which is to be paid in the event of severance following a Change of Control within two years of the Effective
                         Date, shall not exceed six (6) months salary and medical coverage benefits for such 6-month period, in addition to the statutory requirement under Mexican law. The contract entered into on November 1, 2003 by SATMEX shall be honored with respect to the existing
                         CFO, CLO and Chief Sales Officer of SATMEX and the CEO of Enlaces; provided, however, that with respect to the CEO of Enlaces, any payment due under such contract will be paid by Enlaces and guaranteed by SATMEX.

                         In addition, SATMEX, with the concurrence of the Conciliador and approval of the Committees, Principia and Loral, will establish the two-tiered performance and success bonus program for certain employees set forth on Schedule G to the Agreement (the "Eligible Employees") that have and will continue to contribute to the success of the Restructuring of SATMEX, which program will be approved in connection with the Concurso Proceeding. SATMEX will immediately deposit funds in an escrow account in an internationally-recognized Mexican bank for payment of bonuses equal to the total of all amounts listed on Schedule G to the Agreement. Eligible Employees will receive payments in the amounts and manner described in Schedule G to the Agreement. The existing CEO shall not be a beneficiary of any of the foregoing arrangements.

                                   SCHEDULE A

                                  SATMEX EQUITY

                        SERIES            VOTING RIGHTS     FINANCIAL RIGHTS
                        ------            -------------     ----------------
MEXICAN GOV'T              A                  10.0%               4.0%
SERVICIOS                  A                  45.0%              16.0%
PRINCIPIA                  B                  0.67%              0.67%
LORAL                      B                  1.33%              1.33%
BONDHOLDERS                B                  43.0%              43.0%
BONDHOLDERS                N                     0%              35.0%
                                             100.0%             100.0%

                                  SCHEDULE B-1

CANDIDATES FOR BOARD OF DIRECTORS (7):

Series A

Voting Committee designees (4):

Luis Rebollar
Vicente Aristegui
Alberto Mulas
Erwin Starke
Ruben Goldberg
Eugenio Gamboa Hirales
Arturo D'Acosta
Edgardo Mendoza
Juan Carlos Braniff

Series B

Loral/Principia designee (1):

Sergio Autrey
Eric Zahler
Michael Targoff
Richard Mastoloni

Bondholder Equity designees (2):

Robert Rauch
Roberto Colliard
John Stevens
Arturo D'Acosta
Roberto Maza

TECHNICAL COMMITTEE (3):

Two persons from the list of candidates for Series A Directors, as appointed by the Voting Committee
One person from the list of candidates for Series B Directors, as appointed by the Bondholder Equity

VOTING COMMITTEE (3):

Three persons from the list of candidates for Series A Directors, as appointed pursuant to the Servicios quiebra.

Secretary of the Board:  Michel Nader S.

Statutory Auditor: Manuel Canal

                                  SCHEDULE B-2

                              DIRECTOR INDEPENDENCE

      "Independent Director" shall mean a director whose appointment is based upon his/her experience, expertise and professional prestige. An Independent Director cannot, however, be any of the following:

1. A person that is, or was at any time during the prior 3 years, an employee or officer of SATMEX or any parent or subsidiary of SATMEX;

2. A person that is, or that is a partner, shareholder, director or officer of an organization that is, or was at any time during the prior 3 years, a direct or indirect shareholder of Satmex,

3. A person that has, or is a partner, shareholder, director or officer of an organization that has, the direct or indirect power to elect or direct a majority of the members of the Board of Directors of SATMEX;

4. A person that is an advisor or consultant of SATMEX or its affiliates or a partner, shareholder, director or officer of an organization that acts as an advisor or consultant of SATMEX or its affiliates and such person's or organization's income significantly depends on such relationship with SATMEX;

5. A person that is, or is a partner, shareholder, officer or employee of, the outside auditor of SATMEX;

6. A person that is a client, customer, supplier, borrower or lender of SATMEX, or a partner, advisor, employee, director or officer of any such client, customer, supplier, borrower or lender;

7. A person that is an official or employee of any governmental agency or, unless specified as a candidate for Series A Director on Schedule B-1, a person that was at any time during the prior 3 years an official or employee of any governmental agency,;

8. A person that is an officer, director, trustee or employee of a foundation, university, association or non-profit association that receives donations from SATMEX; or

9. A person that is a family member, up to the third degree, of any of the persons mentioned in paragraphs 1 to 5 above, or up to the first degree of any of the persons mentioned in paragraphs 6 and 8 above.

                                   SCHEDULE C

                              EXTRAORDINARY MATTERS

1.    New Line of Business

2.    Transfer of Material Assets (all or any significant portion)

3.    Merger, Liquidation, Voluntary Bankruptcy or Concurso

4.    Change in Organizational Documents (estatutos sociales)

5.    Adopt or Amend Strategic Business Plan and Annual Budget

6.    Dividends or Distributions

7. Transactions with Affiliated Parties (including modification of any existing agreements with Loral and any new agreements with Loral)

8. Deviations from the Business Plan that would impact Operating Cash Flow by US$10 mm or 10%

9.    Incurrence or Prepayment of Indebtedness

10.   Issuance or Redemption of Equity

11. Engage Accountants other than a "Big-4" Firm, or change Accounting or Tax Methods

12.   Settlement of Litigation and Arbitration over U.S. $1,000,000

13.   Compensation of Executive Management and Employee Benefit Plans

14. Request or Filing for, or Consent to, Modification or Transfer of Telecommunications Concessions/Licenses

                                   SCHEDULE D

                             CERTAIN APPROVED BUYERS

Provided any of the following persons (individually or as a group) shall constitute the "Buyer" as defined in Section III, any of the following persons (individually or as a group) shall be deemed to be "Approved Buyers":

-     Alejandro Burillo Azcarraga and/or Pegaso Comunicaciones

-     Clemente Serna and/or Grupo Medcom

-     Telefonos de Mexico, S.A. de C.V. and/or Grupo Carso

-     Grupo Televisa, S.A. de C.V.

-     Loral Space & Communications Inc. or any controlled affiliate thereof

- Principia or any controlled affiliate thereof (provided Principia or any such controlled affiliate is wholly-owned (directly or indirectly) by Sergio Autrey or his family)

                              EXHIBIT A TO ANNEX A

                        DESCRIPTION OF SILENT SECOND LIEN
                     OF SECOND PRIORITY SENIOR SECURED NOTES

Collateral:              SATMEX's obligations to pay interest and principal when
                         due on the First Priority Senior Secured Notes and
                         Second Priority Senior Secured Notes will be secured by separate liens on all present and after acquired assets of SATMEX and any Restricted Subsidiaries except as provided for in Section I of this Term Sheet under the caption "Loral Transponders" (the "SHARED COLLATERAL").

Ranking: Without giving effect to the liens on the Shared Collateral, the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes will rank pari passu in right of payment to all existing and future senior indebtedness of SATMEX and any Restricted Subsidiaries, and will rank senior to all existing and future subordinated indebtedness of SATMEX, subject to any priorities recognized by statute, such as tax and labor obligations.

Lien Subordination:      The Second Priority Senior Secured Notes will be junior
                         in priority, operation and effect at all times and under all circumstances to the security interests of the First Priority Senior Secured Notes and any enforcement of the second priority lien and any payment of the Second Priority Senior Secured Notes from the collateral securing the Second Priority Senior Secured
                         Notes shall be subject to the prior payment in full of the First Priority Senior Secured Notes. Subject to
                         Section I of this Term Sheet under the caption "Loral
                         Transponders", the proceeds of the Shared Collateral will be applied to satisfy all outstanding obligations under the First Priority Senior Secured Notes prior to any proceeds being applied to any obligations under the Second Priority Senior Secured Notes. The First
                         Priority Senior Secured Notes and the Second Priority
                         Senior Secured Notes will be structurally senior to all unsecured indebtedness of SATMEX by virtue of their lien rights.

Collateral Trustee:      The respective trustees under the indentures
                         governing the First Priority Senior Secured Notes and the Second Priority Senior Secured Notes will each be granted a security interest in the Shared Collateral and the indenture trustees shall enter into an intercreditor agreement containing the terms set forth herein (the "INTERCREDITOR AGREEMENT").

Prohibition on Liens:    The indenture governing the Second Priority
                         Senior Secured Notes will prohibit SATMEX or any guarantor from granting or suffering to exist any lien on the Shared Collateral other than liens securing:

                         - the First Priority Senior Secured Notes and any refinancing thereof;

                         - the Second Priority Senior Secured Notes and any refinancing thereof;

                         - taxes, assessments or other governmental charges or levies not yet delinquent or which are being validly contested in good faith;

                         - carriers', warehousemen's, mechanics', laborers' or similar liens arising in the ordinary course of business and securing obligations that are not yet due and payable or that are being contested in good faith and in respect of which SATMEX will have set aside on its books reserves;

                         - purchase money liens to finance the acquisition of assets in the ordinary course of business so long as such lien is limited to the assets so acquired, the indebtedness does not exceed the purchase price and such lien exists at the time of the acquisition or will be created within 180 days of such acquisition; and

                         -  other customary permitted liens.

Refinancing:             Notwithstanding anything to the contrary herein, SATMEX
                         will be permitted to refinance each of the First
                         Priority Senior Secured Notes and the Second Priority
                         Senior Secured Notes, provided that (i) the aggregate principal amount outstanding after such refinancing is not greater than the aggregate amount of all obligations outstanding immediately prior to such refinancing with respect to the obligations being replaced, (ii) such refinancing shall not have a shorter Average Life (as defined below) as compared with the indebtedness being replaced, and (iii) the interest rate and the cash interest payment terms on such refinancing shall not be greater or more favorable to the holders of such refinancing debt than the interest rate and the cash interest payment terms on the respective debt being refinanced unless such greater or more favorable terms are commercially reasonable at the time of such refinancing. "Average
                         Life" shall have the meaning set forth in the current
                         Senior Notes indenture without regard to any mandatory prepayments. Any such refinancing debt will be entitled to the same benefits, waivers and priority provided under this Term Sheet to the debt being refinanced and subject to the same burdens provided under this Term
                         Sheet, as applicable. The Available Cash Flow Repayment
                         Formula shall apply to any refinancing debt in accordance with the terms of the debt being refinanced.

Release of Collateral:   The lien of the Second Priority Senior Secured Notes
                         will be automatically released upon the foreclosure or sale of any Shared Collateral by the holders of the First Priority Senior Secured Notes in accordance with the First Priority Senior Secured Notes Indenture, provided that proceeds from such sale shall be applied in accordance with the Intercreditor Agreement and the respective Indentures. Notwithstanding the foregoing, the holders of the Second Priority Senior Secured Notes will not be permitted to object to any bankruptcy court or concurso mercantil ordered sale of the Shared
                         Collateral that has been approved by the holders of the First Priority Senior Secured Notes provided that the lien of the Second Priority Senior Secured Notes attaches to the proceeds of any such sale in accordance with the priorities set forth in the Intercreditor
                         Agreement. In the event that any concurso mercantil proceeding is filed in Mexico, the liens in favor of the Second Priority Senior Secured Notes may be released by the Common Representative (as defined below) with the approval of the holders of more than 50% in principal amount of the outstanding Second
                         Priority Senior Secured Notes, with such release to be effective as of immediately prior to the commencement of the concurso mercantil.

Common Representative:   A common representative shall be irrevocably appointed
                         under Mexican law to act for the benefit of 100% of the holders of the Second Priority Senior Secured Notes
                         (the "COMMON REPRESENTATIVE") solely for the purposes of (i) voting in favor of or accepting a plan of reorganization in any future concurso mercantil proceeding, (ii) exercising all veto rights in connection with the approval of such concurso plan in Mexico, but only in the event that such plan is accepted by holders of a majority of the aggregate outstanding principal amount of the Second Priority
                         Senior Secured Notes, and (iii) releasing liens as described in the immediately preceding section.

Waivers: The Intercreditor Agreement will provide that until the First Priority Senior Secured Notes have been paid in full, the Second Priority Senior Secured Notes will be deemed to have waived the following:

                         - right to exercise remedies against the Shared Collateral,

                         - right to challenge the validity, enforceability or priority of the first priority lien of the holders of the First Priority Senior Secured Notes,

                         - all claims against the holders of the First Priority Senior Secured Notes or their representatives based on actions or inactions taken with respect to the Shared Collateral, and the Second Priority Senior Secured Notes will not contest any actions taken by the holders of the First Priority Senior Secured Notes with respect to Shared Collateral,

                         -  right to seek adequate protection pursuant to
                            Section 361 of the Bankruptcy Code or its Mexican equivalent in the event of any bankruptcy or concurso mercantil proceeding, as applicable; provided, however, that the holders of the Second Priority Senior Secured Notes will be permitted to cause the indenture trustee for the Second Priority Senior Secured Notes to seek a junior lien on any assets on which the United States bankruptcy court grants a lien as adequate protection to secure the First Priority Senior Secured Notes, so long as (i) the junior lien is subject to the same lien subordination arrangements as set forth in the Intercreditor Agreement and (ii) the holders of the Second Priority Senior Secured Notes waive all rights, if any, to seek payment in cash of any claims arising by virtue of such liens unless the First Priority Senior Secured Notes have been paid in full in cash,

                         -  right to oppose adequate protection pursuant to
                            Section 361 of the Bankruptcy Code or its Mexican equivalent in the event of a bankruptcy or concurso mercantil proceeding, as applicable,

                         - right to oppose any debtor in possession financing or concurso financing, including any right to oppose debtor in possession financing that grants liens senior to the liens securing the Second Priority Senior Secured Notes or otherwise entitles the debtor in possession financing or concurso financing to payment prior to any payment to the holders of Second Priority Senior Secured Notes; provided, however, the holders of the Second Priority Senior Secured Notes will retain the right to object to such financing solely on the basis that more favorable financing terms are available to SATMEX,

                         - right to seek payment in cash of any post-petition interest that might otherwise accrue following commencement of any insolvency proceedings unless the First Priority Senior Secured Notes have been paid in full in cash, and

                         - right to seek relief from the automatic stay or any similar stay under Mexican law.

Governing Law:           The Indentures and the Intercreditor Agreement will be
                         governed by the laws of the State of New York.

                                     ANNEX B

                             INSTRUMENT OF ACCESSION

      The undersigned __________________ (the "Transferee"), as a condition precedent to becoming the beneficial holder and/or owner of [INSERT NAME AND FACE AMOUNT OF DEBT SECURITY BEING ACQUIRED] of SATELITES MEXICANOS, S.A. DE C.V. (the "Company"), (a) hereby agrees to become a party to and bound by the terms and conditions of that certain Restructuring Agreement by and between the Company and Supporting Holder, dated as of March 31, 2006 (as amended or modified, the "Restructuring Agreement") and assume all of the Supporting Holder's1 obligations thereunder and (b) such Transferee represents and warrants that it has reviewed, with the assistance of professional and legal advisors of its choosing, all information necessary for such Transferee to decide to support the Restructuring through the Concurso Plan and Chapter 11 Plan as described in the Restructuring Agreement and in the Term Sheet. This Instrument of Accession shall take effect and shall become an integral part of the Restructuring Agreement immediately upon execution and delivery to the Company of this Instrument and the Transferee shall be deemed to be a party to the Restructuring Agreement (and bound by all of its rights and obligations) as if it had been an initial signatory thereto.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                                            [For Entities]

                                            ____________________________________

                                            By: ________________________________
                                                Name:
                                                Title:

                                            [For Individuals]

                                            ____________________________________
                                            Name:

                                            Address: ___________________________
                                                     ___________________________

-----------
(1) Capitalized terms not defined herein shall have the meaning ascribed to such term in the Restructuring Agreement.

                                            Date:  _____________________________

Acknowledged:

SATELITES MEXICANOS, S.A. DE C.V.
By: ___________________________
Date: _________________________

                                     ANNEX C

                                                                                           TARGET DATE
                                                                                           -----------
I.       COMPANY'S CONCURSO PROCEEDING

1.       Delivery to Supporting Holders of form of Equity Trust              Ninety (90) days after filing of the Petition
                                                                             but in no event later than thirty (30) days
                                                                             before the Confirmation Hearing

2.       Delivery to Supporting Holders of executed Partner                  Within five (5) Business Days of entry of the
         resolutions of Firmamento authorizing commencement of the           Concurso Plan Order
         Chapter 11 Case

3.       Delivery to Supporting Holders of executed Partner                  Effective Date
         resolutions of Firmamento authorizing the Restructuring

4.       Delivery to Supporting Holders of form of  Shareholder              Ninety (90) days after filing of the Petition
         resolutions of the Company                                          but in no event later than thirty (30) days
                                                                             before the Confirmation Hearing

5.       Approval from CNIE                                                  June 6, 2006

6.       Request approval from SCT (i.e., By-laws)                           April 24, 2006

7.       Approval from SCT (i.e., By-laws)                                   June 6, 2006

8.       Approval from SCT (i.e., subscription of shares)                    June 6, 2006

9.       Request authorization from COFECO                                   May 26, 2006

10.      Authorization from the COFECO                                       July 24, 2006

II.      U.S. CHAPTER 11

11.      Delivery  of  draft  U.S.  Chapter  11 Plan  and  Disclosure        June 2, 2006 but in no event later than
         Statement                                                           thirty (30) days prior to the filing of the
                                                                             Petition

12.      Filing of U.S. Chapter 11 Plan and Disclosure Statement and         Within two (2) Business Days of the filing of
         motion to approve same                                              the Petition

13.      Approval of Disclosure Statement by Bankruptcy Court                Within sixty (60) days of the filing of the
                                                                             Petition

14.      Confirmation of U.S. Chapter 11 Plan                                Within one hundred and twenty (120) of the
                                                                             filing of the Petition

III.     SERVICIOS PROCEEDING

15.      Request of Servicios' "quiebra" to the Mexican Bankruptcy           May 9, 2006
         Court

16.      Entering of a "quiebra" order of Servicios                          May 17, 2006


                                     ANNEX D

MEMBERS OF THE FLOATING RATE NOTES AD HOC NOTEHOLDERS' COMMITTEE:

Canyon Value Realization Fund, L.P.
Canyon Value Realization MAC 18 Ltd.
Institutional Benchmarks Series (Master Feeder) Limited in Respect of Centaur
   Series
The Canyon Value Realization Fund (Cayman), Ltd.
Alpha US Sub Fund II, LLC
Citi GoldenTree Ltd
GoldenTree Credit Opportunities II, Ltd.
GoldenTree Credit Opportunities Financing I, Ltd.
GoldenTree High Yield Master Fund, Ltd.
GoldenTree High Yield Master Fund II, Ltd.
GoldenTree High Yield Opportunities I, L.P.
GoldenTree High Yield Opportunities II, L.P.
GoldenTree High Yield Value Master Fund, L.P.
Reynolds American Defined Benefit Master Trust
GoldenTree MultiStrategy Financing, Ltd.
Highland Crusader Offshore Partners, L.P.
Pam Capital Funding, L.P.
Pamco Cayman, Ltd.
Murray Capital Management, Inc.

MEMBERS OF THE SENIOR NOTES AD HOC NOTEHOLDERS' COMMITTEE:

Federated International High Income Fund
Federated Strategic Income Fund
Atlantic Pacific Management Group LLC
LPETE LLC
SSGDP LLC
DRALLI LLC
Gramercy Emerging Markets Fund
HFR EM Select Master Trust
KAPALI LLC
LMC Recovery Fund LLC
PALLMALL LLC
UVIADO LLC
GRNPARK LLC
KADESI LLC
Harbinger Capital Partners Master Fund I, LTD (f/k/a Harbert Distressed
   Investment Master Fund, LTD)
Alpha US Sub Fund VI, LLC

                                     ANNEX E

                      SATMEX 6 SATELLITE INSURANCE PROTOCOL

Standard satellite insurance market terms and conditions based on the following:

Amount of Insurance:     U.S. $230,000,000 (less LRG Credit, if applicable)

Coverage Period:         Launch plus One Year

Named Insured:           Satmex

Loss Payee:              FRN Indenture Trustee

Coverage:                Total, constructive total and partial loss

Exclusions:              Standard for launch insurance

Deposit/Payment Terms:   10% of premium upon the binding of coverage,
                         remainder payable 4 weeks before launch

LRG Credit:              U.S. $68,850,000 payable by Arianespace, applied as a
                         reduction to the Amount of Insurance, in the event of Launch Failure under Launch Services Agreement

                                     ANNEX F

                           CONFIDENTIALITY PROVISIONS

The provisions hereof (this "Annex") shall govern with respect to the Confidential Information as described in section 5(b) of the Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

      1. (a) The term "Confidential Information" has the meaning set forth in section 5(b) of the Agreement. The term "Confidential Information" shall not include information: (i) that is or becomes generally available to the public (including any information contained in a press release issued pursuant to section 30 of the Agreement) or to a recognized creditor in connection with the Concurso Proceeding other than as a result of a breach of section 5(b) of the Agreement and this Annex; (ii) that is already in the possession of a Recipient without, to the knowledge of such Recipient, restriction or (iii) that is or has been disclosed to a Recipient by a third party, not employed by or otherwise affiliated with such Recipient, who is, to the knowledge of such Recipient, after reasonable inquiry, not prohibited from disclosing such information to such Recipient.

      (b) The term "Recipient" means any Supporting FRN Holder or any Supporting Noteholder.

      (c) The term "Representatives" means, with respect to any Recipient, its affiliates, its subsidiaries, its related or associated entities, or its or their directors, members, officers, affiliates, partners, employees, agents, advisers or representatives, including, without limitation, attorneys, accountants, consultants, bankers, financial advisers and any representatives of such advisers.

2. Confidential Information may be disclosed:

            (a) as permitted by Paragraph 4 below;

            (b) if approved by the Company in writing prior to its disclosure or use; and

            (c) if required by law, regulation, regulatory authority or other applicable judicial or governmental order or process (including any discovery request) or any governmental authority, or any "self regulatory organization" as defined in section 3(a)(26) of the Securities Exchange Act of 1934, as amended, or any successor act; provided, however, each Recipient that is so required, will use its commercially reasonable efforts to provide the Company with prompt notice of such request or requirement so that the Company may at its election and sole expense seek a protective order or other appropriate remedy and such Recipient and its Representatives will, at the Company's sole expense, reasonably cooperate with the Company's efforts to obtain the same. If, absent the entry of such a protective order or other remedy, such Recipient or its Representative is, upon the advice of its counsel, compelled to disclose Confidential Information, such Recipient or its Representative may disclose that portion of the Confidential Information that such Recipient or its Representative believes on the advice of counsel that it is compelled to disclose.

3. Confidential Information may be used by any Recipient and its Representatives in any discussions or negotiations with any other Recipient (and their Representatives) or any holder of the Company's Securities (and its Representatives) that is a party to the Agreement, the Conciliador, or the government of Mexico, provided that the Recipient's discussion or negotiation which may include Confidential Information does not render such Confidential Information public and such discussion or negotiation of Confidential Information shall be treated as Confidential Information pursuant hereto.

4. Each Recipient may disclose Confidential Information only to (i) its Representatives on a need to know basis and in connection with the Restructuring (and the Recipient agrees to be liable for any breaches of this Agreement by its Representatives) and (ii) any Recipient or any other holder of the Debt that has signed a confidentiality agreement acceptable to the Company. Notwithstanding anything contained herein to the contrary, a Recipient may disclose to (i) any third party that the Recipient has signed the Agreement and may be in possession of material nonpublic information, (ii) to any member of any of the Committees that the Recipient has signed this Agreement and that the Recipient may be in possession of material nonpublic information, in each case without revealing any Confidential Information and (iii) to any transferee of Securities in accordance with section 5(c) of the Agreement. In any event, each Recipient shall maintain a list of those of its Representatives or other persons to whom Confidential Information has been disclosed (which list shall be presented to the Company on request).

5. Each Recipient acknowledges that it has been advised by the Company and/or its Representatives that the Confidential Information includes information that may be material, nonpublic and highly confidential. The Company has been advised that any Recipient may establish an information blocking device or "Ethical Wall" between such Recipient's employees who receive the Confidential Information and its other employees. The Company expressly takes no position on the propriety of any such arrangement under applicable securities laws and regulations and each Recipient agrees that it shall at all times comply with all state and federal securities laws and regulations. Each Recipient agrees that, in the event it establishes such an information blocking device or Ethical Wall, that it will designate to the Company in writing the employees who, pursuant to the Ethical Wall, are permitted to receive information or otherwise participate in discussions concerning the Restructuring (the "Designated Representatives"). In order to preserve such Ethical Wall, if established (and without limiting the generality of other provisions of this Agreement), each Recipient agrees that the Designated Representatives shall not disclose Confidential Information to, or otherwise discuss any matter concerning or relating to the Restructuring with, any employee or director of the Recipient or the Recipient's affiliates who is not a Designated Representative. The Company acknowledges that the Recipients have disclosed that, in the event an Ethical Wall is established, funds and accounts managed by a Recipient and its affiliates that are not advised, directly or indirectly, by any Designated Representative may from time to time purchase, hold or dispose of securities issued by the Company or its affiliates during or after the term hereof. Each Recipient acknowledges that the Company has not taken a position regarding the propriety of any such purchase, retention or disposition of such securities under applicable securities laws and regulations. Nothing contained in this Annex shall be deemed to restrict or impair a Recipient's ability to purchase, hold or dispose of securities issued by the Company or its affiliates in accordance with applicable securities laws during or after the term hereof.

6. The obligations of each Recipient under section 5(b) of the Agreement and this Annex shall terminate on the earliest of (a) the termination of the Agreement as to such Recipient or (b) the date that the Disclosure Statement is filed by the Company with the Bankruptcy Court (the "Disclosure Date"). Upon the Disclosure Date (unless the Disclosure Date is pursuant to (b) above), the Company shall promptly file an appropriate summary of the Confidential Information, on Form 6-K or other periodic report required or permitted to be filed under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. In the event the Company fails to make a filing of the type prescribed in the foregoing sentence within five business days of the Disclosure Date, any Recipient, any Recipient's Representatives or the Recipients as a group, are hereby authorized to disclose publicly the Confidential Information. If, upon the advice of counsel, any filing by the Company made within such five business day period is insufficient to unrestrict the Recipients, the Recipients or their Representatives shall so notify the Company in writing, which notice shall set forth why the Recipient considers the Company's public disclosure insufficient and what disclosure it feels is required. If, within three business days of its receipt of such notice, the Company and the Recipients do not agree on the nature or extent of the disclosure required pursuant hereto, the Recipients are hereby authorized to disclose publicly the Confidential Information, to the extent the Recipient on the advice of counsel believes it is necessary to remedy the alleged insufficiency of the Company's prior public disclosure. Each Recipient acknowledges and agrees that its sole remedy for the Company's failure to make a public filing as required pursuant to this Paragraph 6 is the remedy of public disclosure by the Recipient as is expressly provided for in this Paragraph 6.

                                    ANNEX G

                                304 STIPULATION

                  PRESENTMENT DATE: APRIL 27, 2006 AT 10:00 A.M. (NEW YORK TIME)
                 OBJECTION DEADLINE: APRIL 24, 2006 AT 4:00 P.M. (NEW YORK TIME)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------x
                                     :
In re                                :  In Proceeding Under
                                     :  Section 304 of
SATELITES MEXICANOS, S.A. DE C.V.,   :  Bankruptcy Code
                                     :
                                     :  Case No. 05-16103 (RDD)
Debtor in Foreign Proceeding.        :
                                     :
-------------------------------------x

                    STIPULATION, AGREEMENT AND ORDER BETWEEN
            SATELITES MEXICANOS, S.A. DE C.V. AND CERTAIN CREDITORS,
              ON THE ONE HAND, AND THE LORAL ENTITIES, ON THE OTHER

     WHEREAS on August 4, 2005 (the "Commencement Date"), Sergio Autrey, the foreign representative of Satelites Mexicanos, S.A. de C.V. ("Satmex"), a debtor in a proceeding under the MBRA(1) currently pending before the Second Federal District Court for Civil Matters in Mexico City, Mexico under file number 129/2005 (the "Concurso Proceeding"), commenced the above-captioned proceeding (the "304 Proceeding") under section 304 of title 11 of the United States Code (the "Bankruptcy Code");

     WHEREAS prior to the Commencement Date, on May 20, 2005, after more than a year of intense negotiations, certain affiliates of Loral Space & Communications Ltd.(2) and Satmex reached agreement on the terms of a global settlement resolving all outstanding issues under various of the parties' then-existing agreements, which settlement agreement and related

----------
(1) The "MBRA" means the Ley de Concursos Mercantiles, published in the Official Gazette of the Federation (Diario Oficial de la Federacion) on May 12, 2000.

(2) Loral Space & Communications Ltd. and its affiliated debtors were debtors and debtors in possession (as reorganized, the "Loral Reorganized Debtors") in cases under chapter 11 of title 11 of the United States Code, which cases are being jointly administered under the caption In re Loral Space & Communications Ltd., et al., Lead Case No. 03-41710 (RDD) (collectively, the "Loral Cases"). On November 21, 2005, the effective date of the Loral Reorganized Debtors' plan of reorganization occurred.

documents (collectively, the "Loral Settlement Agreements") were approved by this Court in the Loral Cases and Satmex's Board of Directors;

     WHEREAS the Loral Settlement Agreements consist of (a) that certain Settlement Agreement, dated as of June 14, 2005 (the "Settlement Agreement"), by and among Satmex and Loral Space & Communications Corporation ("LSCC"), Loral SpaceCom Corporation ("SpaceCom"), Loral Skynet, a division of SpaceCom ("Loral Skynet"), Loral Skynet Network Services, Inc. ("LSNS") and Space Systems/Loral, Inc. ("SS/L" and, together with LSCC, SpaceCom, Loral Skynet and LSNS, the "Loral Entities"), (b) that certain Contract between Satmex and SS/L for the SATMEX 6 Satellite Program dated June 14, 2005, as amended, (c) that certain Agreement Between Loral Skynet and Satmex Concerning the Lease of Transponders for the SATMEX 5 Satellite dated June 14, 2005, (d) that certain Agreement Between SS/L (as assignee of LSCC) and Satmex Concerning the Lease of Transponders for the SATMEX 6 Satellite dated June 14, 2005 and (e) the Active Capacity Agreements;(3)

     WHEREAS on May 25, 2005, certain holders of Satmex's debt securities filed an involuntary petition under chapter 11 of the Bankruptcy Code against Satmex in the United States Bankruptcy Court for the Southern District of New York (the "Satmex Involuntary Case"), which case was entitled In re Satelites Mexicanos, S.A. de C.V., Case No. 05-13862 (RDD);(4)

----------
(3) The "Active Capacity Agreements" consist of (i) that certain Satmex Contract Number 673-1 between Loral Skynet and Satmex for the lease of satellite capacity dated October 1, 2003, as amended, (ii) that certain Satmex Contract Number 383-1 between Loral Skynet and Satmex for the lease of satellite capacity dated March 1, 2000, as amended, and (iii) that certain Satmex Contract Number 257-1 between Loral Skynet Network Services, Inc. and Satmex for the lease of satellite capacity dated September 1, 1999, as amended.

(4) The Satmex Involuntary Case was dismissed upon commencement of the 304 Proceeding.

     WHEREAS on June 28, 2005, the Loral Entities filed in the Loral Cases and the Satmex Involuntary Case a motion pursuant to sections 362 and 365 of the Bankruptcy Code for, among other things, approval of the Loral Settlement Agreements;

     WHEREAS after a hearing held in the Loral Cases and the Satmex Involuntary Case on July 19, 2005, the Court, on or about July 26, 2005, entered an order in the Loral Cases [Docket No. 2247] and an order in the Satmex Involuntary Case [Docket No. 73] as further described below (collectively, the "Settlement Orders");

     WHEREAS the Settlement Orders entered in the Satmex Involuntary Case provided for the modification and waiver of the "automatic stay" extant in the Satmex Involuntary Case pursuant to section 362(a) of the Bankruptcy Code (the "Automatic Stay") to the extent necessary to (i) effect the offsets and accommodations set forth in the Loral Settlement Agreements and (ii) permit the Loral Entities to exercise upon the occurrence of an event of default or right of termination under any of the Loral Settlement Agreements, after notice to Satmex, counsel to certain ad hoc committees of Satmex's debt securities and counsel to Citibank, N.A., as indenture trustee, all rights and remedies under the Loral Settlement Agreements, without further application to the Court (the "Loral Carve-Out");

     WHEREAS the Settlement Order entered in the Loral Cases provided for, among other things, (i) authority for the Loral Entities to execute, deliver, implement and fully perform all obligations and to take any and all actions reasonably necessary or appropriate to consummate the transactions contemplated by the Loral Settlement Agreements, (ii) modification and waiver of the Automatic Stay to the extent necessary to permit the Loral Entities to effectuate the offsets and accommodations set forth in the Loral Settlement Agreements and (iii) the Loral Carve-Out;

     WHEREAS the launch of the SATMEX 6 satellite ("SATMEX 6") currently is scheduled to occur the week of May 22, 2006;

     WHEREAS Satmex cannot launch SATMEX 6 without the assistance of SS/L;

     WHEREAS the launch of SATMEX 6 is integral to the restructuring of Satmex's businesses and affairs and in the best interests of Satmex;

     WHEREAS Satmex, the Loral Entities, certain holders of the Senior Secured Floating Rate Notes due June 30, 2004 issued by Satmex (the "FRNs") and certain holders of the 10-1/8% Unsecured Senior Notes due November 1, 2004 issued by Satmex (the "Senior Noteholders" and, together with the FRNs, the "Noteholders" and those Noteholders executing the Restructuring Agreement (as defined below) hereinafter the "Supporting Debtholders" and, together with Satmex and the Loral Entities, the "Parties") have been engaged in active negotiations and recently have reached a general accord on the principal terms of an agreement which is being executed contemporaneously herewith (the "Restructuring Agreement") to effectuate a Restructuring (as defined in the Restructuring Agreement);

     WHEREAS Satmex will pursue the Restructuring through approval of a plan of reorganization in the Concurso Proceeding (the "Concurso Plan"), which will set forth the framework for the Restructuring and will provide for implementation of the Restructuring through a case under chapter 11 of the Bankruptcy Code, to be commenced by Satmex in this Court after approval of the Concurso Plan in the Concurso Proceeding;

     WHEREAS in contemplation and reliance on the dismissal of the 304 Proceeding and the commencement of a chapter 11 case, Satmex, the Supporting Debtholders and the Loral Entities specifically, knowingly and intelligently bargained for and agreed to each of the provisions herein;

     WHEREAS SS/L is providing launch support and related services to Satmex in respect of SATMEX 6 in express reliance on Satmex (i) waiving any right to reject the Loral Settlement Agreements in any chapter 11 case, (ii) assuming the Loral Settlement Agreements in any chapter 11 case, if filed, and (iii) modifying the Automatic Stay extant in any chapter 11 case, if filed; and

     WHEREAS Satmex is executing this Stipulation, Agreement and Order in express reliance on SS/L continuing to provide launch support and related services to Satmex in respect of SATMEX 6 so long as Satmex continues to comply with its obligations under the Loral Settlement Agreements.

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between Satmex, the Supporting Debtholders and the Loral Entities, through their undersigned counsel, that:

     1. Consistent with this Court's Settlement Orders, the Loral Settlement Agreements are approved. For the avoidance of doubt, nothing in this Stipulation, Agreement and Order shall be deemed an assumption of the Loral Settlement Agreements pursuant to section 365 of the Bankruptcy Code, which will occur in accordance with paragraph 4 hereof.

     2. Satmex may not, and waives any right to, reject the Loral Settlement Agreements, whether in the 304 Proceeding or any case under chapter 11 of the Bankruptcy Code (the "Chapter 11 Case"), in connection with the Restructuring or otherwise.

     3. No injunction entered in this 304 Proceeding shall be more restrictive as against the Loral Entities than those injunctions issued pursuant to Orders entered in the Satmex Involuntary Case dated August 8, 2005 [Docket No. 11], October 19, 2005 [Docket No. 17] and January 11, 2006 [Docket No. 19].

     4. Satmex shall file a motion in the Chapter 11 Case seeking assumption of the Loral Settlement Agreements within five (5) days after the commencement of the Chapter 11 Case and there shall be a final and non-appealable order (the "Assumption Order") assuming such Loral Settlement Agreements in the Chapter 11 Case by no later than July 24, 2006 (time being of the essence).

     5. The Automatic Stay in the Chapter 11 Case automatically and without any further action or filing is and shall be waived, modified and lifted immediately upon commencement of the Chapter 11 Case to permit the Loral Entities to exercise all of their rights and remedies under the Loral Settlement Agreements. The Parties to this Stipulation, Agreement and Order enter into this waiver knowingly and intelligently and are estopped from contesting its validity. From the date hereof and terminating upon entry of the Assumption Order, the Loral Entities shall provide five (5) business days' advance notice of an exercise of any of their termination rights under the Loral Settlement Agreements to (a) Satmex and its undersigned counsel, (b) Wilmer Cutler Pickering Hale and Dorr LLP (Attn: George W. Shuster, Jr.) as counsel to FRNs, (c) Akin Gump Strauss Hauer & Feld LLP (Attn: Steven H. Scheinman) as counsel to the Ad Hoc Committee of Senior Noteholders, and (d) Nixon Peabody, LLP (Attn: Frank S. Hamblett), as counsel to Citibank, N.A. as Indenture Trustee for the FRNs. To the extent the Automatic Stay is implicated other than as provided in this paragraph, the provisions of the Automatic Stay, including, without limitation, those provisions prohibiting any act to collect, assess or recover a claim that arose before the commencement of a Chapter 11 Case and/or assets or property of Satmex's estate (as defined in section 541 of the Bankruptcy Code) shall remain in full force and effect.

     6. Upon execution by Satmex, the Supporting Debtholders and the Loral Entities, the terms and provisions of this Stipulation, Agreement and Order are fully binding, effective and enforceable against the Parties hereto and effectiveness hereof is not subject to the approval of the Court.

     7. For the avoidance of doubt, nothing herein shall obligate Satmex to commence a case under chapter 11 of the Bankruptcy Code.

     8. This Stipulation, Agreement and Order shall be binding on all successors and assigns of the Parties hereto.

     9. This Stipulation, Agreement and Order shall be governed by the laws of the State of New York.

     10. Each person who executes this Stipulation, Agreement and Order represents that he or she is duly authorized to execute this Stipulation, Agreement and Order on behalf of the respective Parties hereto and that each such party has full knowledge of and has consented to the terms and provisions hereof.

     11. This Stipulation, Agreement and Order may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and it shall constitute sufficient proof of this Stipulation, Agreement and Order to present any copy, copies or facsimiles signed by the Parties hereto to be charged.

     12. This Stipulation, Agreement and Order can only be amended or otherwise modified by a writing executed by the Parties hereto.


Dated: April 7, 2006
       New York, New York        /s/ Matthew S. Barr
                                 -----------------------------------------------
                                 Matthew Barr (MB 9170)
                                 Milbank, Tweed, Hadley & McCloy LLP
                                 1 Chase Manhattan Plaza
                                 New York, New York 10005
                                 Telephone: (212) 530-5000
                                 Facsimile: (212) 530-5219


                                 Attorneys for Satelites Mexicanos, S.A. de C.V.


Dated: April 7, 2006
       New York, New York        /s/ Shai Y. Waisman
                                 -----------------------------------------------
                                 Stephen Karotkin (SK 7357)
                                 Lori R. Fife (LF 2839)
                                 Shai Y. Waisman (SW 6854)
                                 Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, New York 10153
                                 Telephone: (212) 310-8000
                                 Facsimile: (212) 310-8007


                                 Attorneys for the Loral Entities


Dated: April 7, 2006
       New York, New York        /s/ Steven H. Scheinman
                                 ------------------------------------
                                 Steven H. Scheinman (SS 2606)
                                 Michael S. Stamer (MS 4900)
                                 Akin Gump Strauss Hauer & Feld LLP
                                 590 Madison Avenue
                                 New York, NY 10022-2524
                                 Telephone: (212) 872-1000
                                 Facsimile: (212) 872-1002

                                 Attorneys for the Supporting Noteholders (as defined in the Restructuring Agreement)

Dated: April 7, 2006
       Boston, Massachusetts     /s/ Dennis L. Jenkins
                                 --------------------------------------------
                                 Dennis L. Jenkins (DJ 4698)
                                 Wilmer Cutler Pickering Hale and Dorr LLP
                                 60 State Street
                                 Boston, Massachusetts 02109
                                 Telephone: (617) 526-6491
                                 Facsimile: (617) 526-5000

                                 Attorneys for the Supporting FRN Holders (as defined in the Restructuring Agreement)

SO ORDERED, this ___ day of ______, 2006


-------------------------------
UNITED STATES BANKRUPTCY JUDGE